    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 2002


                                                      REGISTRATION NO. 333-96719

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                           --------------------------

                            MAGNA INTERNATIONAL INC.

             (Exact name of registrant as specified in its charter)

 PROVINCE OF ONTARIO, CANADA               3714                  NOT APPLICABLE
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                 Industrial Classification   Identification Number)
incorporation or organization)         Code Number)

                337 MAGNA DRIVE, AURORA, ONTARIO, CANADA L4G 7K1
                                 (905) 726-2462
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             CT CORPORATION SYSTEM
                               111 EIGHTH AVENUE
                               NEW YORK, NY 10011
                                 (212) 894-8600
          (Name and address, including zip code, of agent for service)

                           --------------------------

                                   COPIES TO:

             SCOTT M. FREEMAN                                 DANIEL C. MOLHOEK
      Sidley Austin Brown & Wood LLP              Varnum, Riddering, Schmidt & Howlett LLP
            787 Seventh Avenue                             333 Bridge Street, N.W.
         New York, New York 10019                                Suite 1700
             (212) 839-5300                              Grand Rapids, Michigan 49504
                                                               (616) 336-6000

                           --------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
    AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AND THE EFFECTIVE TIME OF THE MERGER OF MAGNA MIRRORS ACQUISITION
      CORP., A MICHIGAN CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF MAGNA INTERNATIONAL INC., WITH DONNELLY CORPORATION, A MICHIGAN CORPORATION.

                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                           --------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[GRAPHIC]

                                                      PROSPECTUS/PROXY STATEMENT

    To the Shareholders of Donnelly Corporation:


    You are cordially invited to attend a special meeting of shareholders of Donnelly Corporation to be held at 49 West Third Street, Holland, Michigan on Monday, September 30, 2002, at 9:00 a.m., local time.


    At the special meeting, we will ask you to approve a merger agreement that was entered into on June 25, 2002, among Donnelly, Magna International Inc. and a wholly owned subsidiary of Magna. The Donnelly board of directors has unanimously approved the merger agreement and the merger. In the merger, Magna Mirrors Acquisition Corp. will merge with and into Donnelly Corporation, which as the surviving corporation will be a wholly owned subsidiary of Magna. You can find the full text of the merger agreement as Annex A to this prospectus/proxy statement, and we urge you to read it in its entirety. The Donnelly board of directors is seeking your vote on this important transaction.


    If we complete the merger, you will receive a fraction of a Magna Class A subordinate voting share for each share of Donnelly Class A common stock and Donnelly Class B common stock that you hold. The actual fraction will depend on the average of the daily high and low sales prices for Magna Class A subordinate voting shares as reported on the New York Stock Exchange Composite Transactions reporting system for the twenty trading days ending on the second trading day preceding the effective date of the merger (which effective date is anticipated to be the day after the special meeting). The fraction of a Magna Class A subordinate voting share you will receive will be 0.459 if the average price of Magna Class A subordinate voting shares is $61.00 or less, will range from 0.459 to 0.350, and have a value of $28.00 based on such average price, if the average price is between $61.00 and $80.00, and will be 0.350 if the average price is $80.00 or more, subject to adjustment as described in this prospectus/proxy statement. Following completion of the merger, Donnelly's Class A common stock will no longer be publicly traded. All outstanding Donnelly preferred stock will be redeemed by Donnelly prior to the effective time of the merger.



    Donnelly Class A common stock is traded on the New York Stock Exchange under the symbol "DON". Magna Class A subordinate voting shares are traded on the New York Stock Exchange and The Toronto Stock Exchange under the symbols "MGA" and "MG.A", respectively. Based on the average trading price of a Magna Class A subordinate voting share for the twenty trading days ending August 28, 2002, a holder of one share of Donnelly common stock would receive 0.459 of a Magna Class A subordinate voting share, which would have a value of approximately $28.92 based on the closing price on August 28, 2002, of a Magna Class A subordinate voting share of $63.00. As described in the following pages, there is a risk that the actual merger consideration will not be equal to this amount.


    The merger cannot be completed unless Donnelly shareholders that on the record date own shares possessing not less than two-thirds of the total number of votes entitled to be cast by holders of Donnelly Class A common stock and Class B common stock, voting together as a single class, vote to approve the merger agreement and the merger. Holders of shares of Donnelly common stock representing approximately 71% of the votes entitled to be cast by holders of the Class A common stock and Class B common stock of Donnelly have agreed to vote to approve the merger agreement and the merger.


    FOR A DISCUSSION OF SIGNIFICANT MATTERS THAT SHOULD BE CONSIDERED BEFORE VOTING AT THE SPECIAL MEETING, SEE "RISK FACTORS" BEGINNING ON PAGE 21.


    The board of directors of Donnelly has unanimously determined that the merger is advantageous and beneficial to Donnelly and in the best interests of its shareholders and has approved the merger agreement. Donnelly and Magna are furnishing this document to you to provide you with specific information concerning the merger. Whether or not you plan to attend the Donnelly special meeting, please take the time to vote by completing the enclosed proxy card and returning it in the accompanying postage-paid envelope as described in the instructions that accompany the enclosed proxy card. Please note that your failure to vote on this matter will have the same effect as a vote against approval of the merger agreement and the merger. THE DONNELLY BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. Your vote is important and your early response will be greatly appreciated.

    Sincerely,
[GRAPHIC]


    Dwane Baumgardner
    Chairman of the Board,
    Chief Executive Officer and President


    NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR ANY SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY IN CANADA HAS APPROVED OR DISAPPROVED THIS PROSPECTUS/PROXY STATEMENT OR THE SECURITIES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    THIS PROSPECTUS/PROXY STATEMENT IS DATED AUGUST 29, 2002, AND IS FIRST BEING MAILED TO DONNELLY'S SHAREHOLDERS ON OR ABOUT AUGUST 30, 2002.

    This document incorporates important business and financial information about Magna and Donnelly that is neither included in nor delivered with this document. Magna will provide you with copies of this information relating to Magna, without charge, upon written or oral request to:

                            MAGNA INTERNATIONAL INC.
                                337 Magna Drive
                        Aurora, Ontario, Canada L4G 7K1
      Attention: Executive Vice-President, Special Projects and Secretary
                           Telephone: (905) 726-7072

    Donnelly will provide you with copies of this information relating to Donnelly, without charge, upon written or oral request to:

                              DONNELLY CORPORATION
                              49 West Third Street
                          Holland, Michigan 49423-2813
                         Attention: Corporate Secretary
                           Telephone: (616) 786-6080


    IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN SEPTEMBER 25, 2002.



    Please also see "Where You Can Find More Information" at page 72 of this prospectus/proxy statement.



    THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS/PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROSPECTUS/PROXY STATEMENT BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS/PROXY STATEMENT. THE INFORMATION CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT WITH RESPECT TO DONNELLY WAS PROVIDED BY DONNELLY AND THE INFORMATION CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT WITH RESPECT TO MAGNA AND ITS SUBSIDIARIES WAS PROVIDED BY MAGNA.

[GRAPHIC]


PRINCIPAL CORPORATE OFFICES:                     PLACE OF MEETING:
                                                 Donnelly Corporation
49 West Third Street                             49 West Third Street
Holland, Michigan 49423-2813                     Holland, Michigan 49423-2813
August 29, 2002



 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, SEPTEMBER 30,
                                      2002


TO OUR SHAREHOLDERS:


    A Special Meeting of Shareholders of Donnelly Corporation will be held on Monday, September 30, 2002, at 9:00 a.m. (local time), at the Company's offices at 49 West Third Street, Holland, Michigan 49423. The purpose of this special meeting is:



1. To consider and vote on a proposal to approve the merger agreement dated as of June 25, 2002, among Donnelly, Magna International Inc. and Magna Mirrors Acquisition Corp., and the merger of Donnelly and Magna Mirrors Acquisition Corp., pursuant to which you will receive a fraction of a Magna Class A subordinate voting share for each share of Donnelly Class A common stock and Donnelly Class B common stock that you hold. The actual fraction will depend on the average of the daily high and low sales prices for Magna Class A subordinate voting shares as reported on the New York Stock Exchange Composite Transactions reporting system for the twenty trading days ending on the second trading day preceding the effective date of the merger (which effective date is anticipated to be the day after the special meeting). The fraction of a Magna Class A subordinate voting share you will receive will be 0.459 if the average price of Magna Class A subordinate voting shares is less than $61.00, will range from 0.459 to 0.350, and have a value of $28.00 based on such average price, if the average price is between $61.00 and $80.00, and will be 0.350 if the average price is greater than $80.00, subject to adjustment as described in the prospectus/proxy statement. The merger agreement is attached as Annex A to the accompanying prospectus/proxy statement; and


2. To consider and act upon any other business properly brought before the special meeting.


    The Board of Directors has fixed the close of business on August 16, 2002, as the record date for the special meeting. Only shareholders of record at that time will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.


    It is important that your shares be represented at the special meeting, even if you cannot attend the special meeting and vote your shares in person. Whether or not you plan to attend the special meeting, you are urged to, as promptly as practicable, sign, date and return the enclosed form of proxy. If you hold shares directly in your name and attend the special meeting, you may vote your shares in person, even if you have previously submitted a proxy card. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to the Corporate Secretary of Donnelly, or by attending and voting in person at the special meeting. For shares held in "street name", you may revoke or change your vote by submitting new voting instructions to your broker or nominee.


                                                 By Order of the Board of Directors,

                                                 [GRAPHIC]
                                                 ------------------------------------------------
                                                 Lori L. Klokkert
                                                 SECRETARY

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1

SUMMARY.....................................................      5
  The Special Meeting.......................................      5
  Record Date; Shares Entitled to Vote......................      5
  Voting by Donnelly's Directors and Executive Officers.....      5
  The Parties...............................................      5
  Risk Factors..............................................      6
  The Merger................................................      6
    Votes Required..........................................      7
    Reasons for the Merger..................................      7
    Opinion of Donnelly's Financial Advisor.................      7
  The Merger Agreement......................................      7
    What you will receive in the merger.....................      7
    Conditions to the merger................................      8
    Antitrust approvals.....................................      9
    Material United States federal income tax
     consequences...........................................      9
    Material Canadian federal income tax consequences.......      9
    Accounting treatment....................................     10
    Termination.............................................     10
    Effects of the merger on the rights of Donnelly
     shareholders...........................................     10
    Interests of officers, directors and the controlling
     shareholders in the merger.............................     10
  No Dissenters' Rights.....................................     11

SELECTED HISTORICAL FINANCIAL INFORMATION...................     12
  Donnelly Selected Historical Financial Information........     12
  Magna Selected Historical Financial Information...........     13
  Comparative Per Share Data................................     16
  Market Price..............................................     18
  Recent Closing Prices.....................................     19

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................     20

RISK FACTORS................................................     21
  Risks Relating to the Merger..............................     21
  Risks Related to the Automotive Industry..................     22
  Risks Relating to Magna's Business........................     24
  Risks Relating to Magna's Structure.......................     26

THE SPECIAL MEETING.........................................     26
  Date, Time and Place of the Special Meeting...............     26
  Purpose of the Special Meeting............................     26
  Record Date; Shares Entitled to Vote......................     26
  Quorum....................................................     26
  Votes Required for Approval...............................     27
  Voting by Donnelly's Directors and Executive Officers.....     27
  Voting of Proxies.........................................     27
  Revocability of Proxies...................................     27
  Solicitation of Proxies...................................     27

THE MERGER..................................................     28
  General...................................................     28
  Background of the Merger..................................     28
  Donnelly's Reasons for the Merger; Approval of the
    Donnelly Board..........................................     31
  Magna's Reasons for the Merger............................     33
  Opinion of Donnelly's Financial Advisor...................     33
  Interests of Certain Persons in the Merger................     39
  Effective Time of the Merger..............................     43
  Articles of Incorporation and By-laws.....................     44
  Material United States Federal Income Tax Consequences....     44
  Material Canadian Federal Income Tax Consequences.........     45

                                                                PAGE
                                                                ----
  Accounting Treatment......................................     46
  Antitrust Approvals.......................................     46
  Listing of Magna Class A subordinate voting shares on the
    NYSE and the TSX........................................     46
  Resale of Magna Class A subordinate voting shares Issued
    in the Merger; Affiliates...............................     46
  No Dissenters' Rights.....................................     47

THE MERGER AGREEMENT........................................     47
  The Merger................................................     47
  Consideration to be Received in the Merger; Exchange
    Ratio...................................................     47
  Procedures for Surrender of Donnelly Certificates;
    Fractional Shares.......................................     48
  Representations and Warranties............................     49
  Definition of Material Adverse Effect.....................     50
  Covenants.................................................     51
  Conditions................................................     56
  Termination...............................................     58
  Amendments................................................     59
  Extension; Waiver.........................................     59

SHAREHOLDERS' AGREEMENT.....................................     60

DESCRIPTION OF MAGNA SHARE CAPITAL AND CORPORATE
  CONSTITUTION..............................................     61

COMPARISON OF DONNELLY AND MAGNA CLASS A SUBORDINATE VOTING
  SHAREHOLDER RIGHTS........................................     62
  Summary of Material Differences Between Current Rights of
    Donnelly Shareholders and Rights Those Shareholders Will
    Have as Magna Class A Subordinate Voting Shareholders
    Immediately Following the Merger........................     63
  Approval of Mergers, Extraordinary Transactions...........     63
  Amendment to Governing Documents..........................     63
  Dissenter's Rights........................................     64
  Minority Shareholder Rights...............................     65
  Derivative Actions........................................     65
  Shareholder Consent Instead of a Meeting..................     66
  Quorum of Shareholders....................................     66
  Payment of Dividends......................................     67
  Director Qualification....................................     67
  Fiduciary Duties of Directors.............................     67
  Call of Special Shareholders' Meeting.....................     67
  Indemnification of Directors and Officers.................     67
  Director Liability........................................     68
  Access to Corporate Records...............................     69
  Director Requirements.....................................     69
  Vacancy on Board of Directors.............................     69
  Removal of Directors......................................     70
  Transactions with Interested Directors....................     70
  Takeover Legislation......................................     71

EXPERTS.....................................................     72

LEGAL MATTERS...............................................     72

WHERE YOU CAN FIND MORE INFORMATION.........................     72

ANNEX A--Merger Agreement...................................    A-1

ANNEX B--Shareholders' Agreement............................    B-1

ANNEX C--Opinion of Salomon Smith Barney Inc................    C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  WHAT IS THE PROPOSED TRANSACTION?

A. Donnelly will merge with a subsidiary of Magna. As a result, Donnelly, as the surviving corporation in the merger, will become a wholly owned subsidiary of Magna, and Donnelly shareholders will receive for each of their shares of Donnelly common stock a fraction of a Class A subordinate voting share of Magna.

Q.  WHAT WILL I RECEIVE IN THE MERGER?

A. Each share of Donnelly Class A common stock and Donnelly Class B common stock that you own will be exchanged for a fraction of a Class A subordinate voting share of Magna equal to an exchange ratio that will provide each Donnelly shareholder with Magna Class A subordinate voting shares valued at approximately $28.00 for each share of Donnelly common stock exchanged, so long as the average price of a Magna Class A subordinate voting share during a twenty trading day period is between $61.00 and $80.00. The exchange ratio is based on the average of the high and low prices for each trading day of Magna Class A subordinate voting shares on the New York Stock Exchange over a twenty trading day period ending on the second trading day preceding the date of the merger. The exchange ratio will be calculated as follows:

       - if the average trading price of Magna Class A subordinate voting shares as calculated above is between $61.00 and $80.00, inclusive, the exchange ratio will equal $28.00 divided by such average trading price;

       - if the average trading price is less than $61.00, the exchange ratio will be fixed at .459 (except to the extent the ratio may be increased in the limited circumstances described below in the answer to the fourth question); and

       - if the average trading price is greater than $80.00, the exchange ratio will be fixed at .350.

    This means that the fraction of a Magna Class A subordinate voting share received as the merger consideration for each share of Donnelly common stock will be between .350 and .459, except as provided below.

    Only whole Magna Class A subordinate voting shares will be issued. Fractional Magna Class A subordinate voting shares will not be issued. You will receive a cash payment instead of any fraction of a Magna Class A subordinate voting share you would have otherwise received. This amount will be calculated by multiplying the fractional interest to which you would otherwise be entitled by the average of the daily high and low prices of a Magna Class A subordinate voting share during the twenty trading day period ending on the second trading day preceding the date of the merger.


    On August 28, 2002, the last day for which this information could be calculated before the date of this prospectus/proxy statement, Magna
    Class A subordinate voting shares closed at $63.00, and the average trading price of Magna Class A subordinate voting shares as calculated above for the twenty trading day period ending on that date was $59.86. If this latter price were the average trading price of Magna Class A subordinate voting shares on the second trading day preceding the date of the merger, the exchange ratio would be equal to 0.459 and Donnelly shareholders would receive 0.459 Magna Class A subordinate voting shares in exchange for each share of Donnelly common stock. Based on a value of Magna Class A subordinate voting shares equal to $63.00, the closing price on August 28, 2002, this exchange ratio would result in Donnelly shareholders receiving Magna Class A subordinate voting shares with a total value of approximately $28.92 per share of Donnelly common stock. This calculation is intended solely to illustrate the calculation of the exchange ratio. THE ACTUAL VALUE OF THE MAGNA CLASS A SUBORDINATE VOTING SHARES RECEIVED IN THE MERGER MAY VARY SIGNIFICANTLY FROM THIS VALUE BASED ON THE AVERAGE TRADING PRICE USED TO DETERMINE THE EXCHANGE RATIO AND THE CLOSING PRICE OF MAGNA CLASS A SUBORDINATE VOTING SHARES ON THE DATE OF THE MERGER.


Q. WILL THE NUMBER OF MAGNA CLASS A SUBORDINATE VOTING SHARES THAT I RECEIVE OR THE VALUE OF THE TRANSACTION CHANGE BETWEEN NOW AND THE TIME THE MERGER IS COMPLETED?

A. The number of Magna Class A subordinate voting shares that you will receive in the merger is determined by the exchange ratio, which will change based on the average trading price of Magna Class A subordinate voting shares over a twenty trading day period, but will not be less than .350 nor greater than .459 (except as discussed in the next answer).

    If the average trading price of Magna Class A subordinate voting shares over a twenty trading day period ending with the second trading day immediately preceding the day of the merger is less than $61.00, the exchange ratio will be .459, except as discussed in the next answer. If the average trading price of Magna Class A subordinate voting shares over the twenty trading day period is more than $80.00, the exchange ratio will be .350. If the average trading price of Magna Class A subordinate voting shares over the twenty trading day period is between $61.00 and $80.00, then the exchange ratio will be between .350 and .459, and will be equal to $28.00 divided by the twenty trading day average trading price.


    You can obtain current information on the exchange ratio by calling toll-free 1-800-245-7630.


    The value of the transaction will fluctuate between the date of this prospectus/proxy statement and the completion of the merger, based upon the market price for Magna Class A subordinate voting shares. The exchange ratio is calculated in a manner designed to provide each Donnelly shareholder with approximately $28.00 in Magna Class A subordinate voting shares for each share of Donnelly common stock owned, so long as the average trading price of a Magna Class A subordinate voting share over the twenty trading day period is between $61.00 and $80.00, inclusive. The value of the Magna
    Class A subordinate voting shares received will be more or less than $28.00 if the average trading value of the Magna Class A subordinate voting shares, determined as described above, exceeds $80.00 or is less than $61.00 or if the value of Magna Class A subordinate voting shares at the time you receive them is different from the average trading price.

Q. IF THE AVERAGE TRADING PRICE OF MAGNA CLASS A SUBORDINATE VOTING SHARES IS LESS THAN $61.00, WILL THE MAGNA CLASS A SUBORDINATE VOTING SHARES I RECEIVE FOR EACH SHARE OF DONNELLY COMMON STOCK HAVE A VALUE LESS THAN $28.00?

A. Yes, unless the value of Magna Class A subordinate voting shares at the time you receive them is significantly higher than the average value. However, Donnelly has the right to terminate the merger agreement if the average trading price of Magna Class A subordinate voting shares is less than $52.28. This right to terminate is subject to a five business-day notice period during which Magna may prevent Donnelly from terminating the merger agreement pursuant to this specific provision by Magna agreeing to increase the exchange ratio above .459, which otherwise would be the highest exchange ratio, to the quotient of $24.00 divided by the average trading price of Magna Class A subordinate voting shares.

Q. IF THE AVERAGE TRADING PRICE OF MAGNA CLASS A SUBORDINATE VOTING SHARES IS MORE THAN $80.00, WILL THE MAGNA CLASS A SUBORDINATE VOTING SHARES I RECEIVE FOR EACH SHARE OF DONNELLY COMMON STOCK HAVE A VALUE OF MORE THAN $28.00?

A. Yes, unless the value of Magna Class A subordinate voting shares at the time you receive them is lower than the average value.

Q. WHAT WILL THE CONTROLLING SHAREHOLDERS WHO ENTERED INTO A SHAREHOLDERS' AGREEMENT RECEIVE IN THE MERGER AND WHAT WILL THEY BE REQUIRED TO DO?

A. Even though those controlling shareholders hold Donnelly shares representing approximately 71% of the votes entitled to be cast at the special meeting, they will not receive a "control premium" for their shares. The controlling shareholders will exchange their shares of Donnelly common stock for Magna Class A subordinate voting shares in the same per share amount and at the same exchange ratio as all other Donnelly shareholders.


    In a shareholders' agreement entered into at the same time as the merger agreement, these shareholders agreed to vote at the special meeting to approve the merger agreement and the merger, to take additional action in furtherance of the merger, and to abide by certain restrictions on their future activities with respect to nonsolicitation provisions set forth in that agreement. Please see pages 60 through 61 for more information concerning that agreement.



    Certain members of Donnelly's management team and Donnelly's board of directors have interests in the merger that are in addition to their general interests as Donnelly shareholders. As described below, the merger will constitute a change in control of Donnelly for purposes of determining the entitlement of some of Donnelly's executive officers to severance and other benefits. In addition, each member of Donnelly's board of directors will have the right to receive accelerated deferred compensation and accelerated pension benefits as a result of the merger. Please see pages 39 through 43 for more information concerning these benefits.


Q.  AM I ENTITLED TO APPRAISAL RIGHTS?

A. Under Michigan law, which governs the merger, you are not entitled to appraisal rights.

Q. WILL DONNELLY CLASS A COMMON STOCK CONTINUE TO BE TRADED ON THE NYSE AFTER THE MERGER?

A. No. In the merger, Donnelly will merge with a subsidiary of Magna, with Donnelly as the surviving corporation being a wholly owned subsidiary of Magna. Donnelly Class A common stock will not thereafter be listed on any exchange or otherwise be publicly traded.

Q. WHAT DONNELLY SHAREHOLDER VOTE IS NECESSARY TO APPROVE THE MERGER AGREEMENT AND THE MERGER?


A. Holders of Donnelly Class A common stock and Donnelly Class B common stock are entitled to vote on the merger. Holders of Donnelly common stock will vote on a proposal to approve the merger agreement and the merger at the Donnelly special meeting to be held on Monday, September 30, 2002. The merger cannot be completed unless Donnelly shareholders that on the record date own shares possessing not less than two-thirds of the total number of votes entitled to be cast by holders of Donnelly Class A common stock and Donnelly Class B common stock, voting together as a single class, vote to approve the merger agreement and the merger. Under the shareholders' agreement and related irrevocable proxies, Donnelly shareholders who own or control shares of Donnelly common stock representing in the aggregate approximately 71% of the votes entitled to be cast by the holders of outstanding Donnelly common stock at the record date have agreed to vote for the approval of the merger agreement and the merger.


Q.  WHAT DO I NEED TO DO NOW?

A. You should carefully read and consider the information contained in this prospectus/proxy statement. You should then complete, sign and date your proxy card and return it in the enclosed return envelope as soon as possible so that your shares of Donnelly common stock may be represented at the special meeting. Your proxy is important. Whether or not you plan to attend the special meeting, please submit your proxy promptly.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After the merger is completed, you will receive a letter of transmittal and written instructions for exchanging your stock certificates.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY?

A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in a number of ways. First, you may send in a later-dated, signed proxy card to the Corporate Secretary of Donnelly so that it arrives before the special meeting. Second, you can send a written notice to the Corporate Secretary of Donnelly stating that you are revoking your proxy. Third, you may attend the Donnelly special meeting and vote in person.

Q. IF MY SHARES OF DONNELLY COMMON STOCK ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. A broker will vote the shares held by you only if you provide instructions to your broker on how to vote. Without instructions, those shares will not be voted. Donnelly shareholders should instruct their brokers to vote their shares by following the directions that they provide. If you do not instruct your broker to vote your shares, this will have the effect of a vote against the proposal relating to the merger agreement and merger.

Q.  WHEN DO MAGNA AND DONNELLY EXPECT TO COMPLETE THE MERGER?


A. We are working toward completing the merger as quickly as possible. It is anticipated that the merger will close the day after the special meeting. We must still obtain certain foreign antitrust approvals and satisfy certain other conditions before we can close, but we hope to complete the merger by October of this year. However, delays in obtaining antitrust approvals could delay the merger. In addition, it is possible that the merger agreement will be terminated if its required conditions have not been satisfied or waived, including completion of the merger by December 31, 2002.


Q.  WHO CAN HELP ANSWER MY QUESTIONS?

A. Donnelly shareholders who would like additional copies, without charge, of this prospectus/proxy statement or have additional questions about the transaction, including the procedures for voting Donnelly shares, should contact:

    Donnelly Corporation
    49 West Third Street
    Holland, Michigan 49423-2813
    Attention: Corporate Secretary
    Telephone: (616) 786-6080

Q.  WHERE CAN I FIND MORE INFORMATION ABOUT DONNELLY AND MAGNA?


A. More information about Donnelly and Magna is available from various sources described under "Where You Can Find More Information" on page 72 of this prospectus/proxy statement.



    To obtain Magna Class A subordinate voting share quotations and the exchange ratio, call toll free
    1-800-245-7630.

                                    SUMMARY


    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS/PROXY STATEMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS/PROXY STATEMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 72. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY. ALL REFERENCES IN THIS PROSPECTUS/PROXY STATEMENT TO "$" OR DOLLARS ARE TO U.S. DOLLARS. IN THIS PROSPECTUS/PROXY STATEMENT, THE TERMS "WE", "US" AND "OUR", REFER TO MAGNA AND DONNELLY COLLECTIVELY.


THE SPECIAL MEETING


    A special meeting of Donnelly shareholders will be held on Monday, September 30, 2002, at 9:00 a.m., local time, at 49 West Third Street, Holland, Michigan, 49423. At the special meeting, Donnelly shareholders will be asked:


    - to consider and vote upon a proposal to approve the merger agreement and the merger described in this prospectus/proxy statement; and

    - to consider and act upon any other business properly brought before the special meeting.

RECORD DATE; SHARES ENTITLED TO VOTE


    Shareholders of Donnelly are entitled to vote at the special meeting if they owned shares of Donnelly common stock as of the close of business on August 16, 2002, the record date. On the record date, there were 7,163,140 shares of Donnelly Class A common stock and 4,038,623 shares of Donnelly Class B common stock entitled to vote at the special meeting. Donnelly shareholders will have one vote at the special meeting for each share of Class A common stock and ten votes for each share of Class B common stock that they owned on the record date.


VOTING BY DONNELLY'S DIRECTORS AND EXECUTIVE OFFICERS


    At the close of business on the record date, directors and executive officers of Donnelly and their affiliates owned and were entitled to vote approximately 844,839 shares of Donnelly Class A common stock and 1,070,384 shares of Donnelly Class B common stock, representing approximately 17% of the aggregate number of outstanding shares of Donnelly Class A common stock and Class B common stock and representing approximately 24% of the votes entitled to be cast at the meeting. THE DIRECTORS AND EXECUTIVE OFFICERS OF DONNELLY HAVE INDICATED THAT THEY INTEND TO VOTE THE DONNELLY COMMON STOCK THAT THEY OWN "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. MOREOVER, DONNELLY SHAREHOLDERS WHO OWN OR CONTROL SHARES OF DONNELLY COMMON STOCK REPRESENTING IN THE AGGREGATE APPROXIMATELY 71% OF THE VOTES ENTITLED TO BE CAST BY HOLDERS OF DONNELLY COMMON STOCK AT THE RECORD DATE HAVE AGREED TO VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.


THE PARTIES

   DONNELLY CORPORATION
    49 WEST THIRD STREET
    HOLLAND, MICHIGAN 49423-2813
    TELEPHONE: 616-786-7000

    Donnelly, incorporated in Michigan in 1936, is a technology-driven, customer focused, growth oriented, global supplier to the automotive and information display industries through manufacturing operations and various joint ventures in North and South America, Europe and Asia. Donnelly primarily supplies automotive customers around the world with rear vision systems, modular window systems, and door handle products, which increasingly incorporate electronic capabilities. Donnelly believes that it is one of the largest exterior rearview mirror manufacturers in the world and has the largest market share in the United States for interior rearview prismatic mirrors. It also considers itself one of the largest manufacturers of modular window systems in North

America. At December 31, 2001, Donnelly employed more than 6,000 employees in facilities worldwide, of whom approximately 3,000 work in its North American operations in the United States and Mexico. Its non-North American employees are primarily located in Germany, Ireland, France, Spain, Brazil and Malaysia.

    Donnelly's growth strategy focuses on developing value-added features and technologies around its core products, including complete exterior mirrors, modular encapsulated windows, interior mirrors and door handles, and around newer products and technologies, including electrochromic mirrors and bonded hardware modular window systems.

   MAGNA INTERNATIONAL INC.
    337 MAGNA DRIVE
    AURORA, ONTARIO, CANADA L4G 7K1
    TELEPHONE: (905) 726-2462


    Magna is one of the most diversified automotive suppliers in the world. It designs, develops and manufactures a complete range of automotive systems, assemblies, modules and components, and engineers and assembles complete vehicles. Magna's products and services are sold primarily to manufacturers of cars and light trucks in North America, Europe, South America and Asia. At
June 30, 2002, Magna employed approximately 65,000 automotive employees and operated 176 automotive manufacturing facilities and 43 product development/engineering facilities, in 19 countries. Magna's manufacturing, product development and engineering facilities are organized as autonomous operating divisions under one of five automotive systems groups, three of which are public companies in which Magna retains a controlling equity stake and two of which are wholly owned.



    In addition to its automotive operations, Magna conducts certain non-automotive operations through Magna Entertainment Corp., which is the leading owner and operator of thoroughbred racetracks in the United States, based on revenue, and a leading supplier, via simulcasting, of live racing content to inter-track, off-track and account wagering markets. As of June 30, 2002 MEC operated eight thoroughbred racetracks, one standardbred racetrack and one greyhound racetrack, as well as the simulcast wagering venues at these tracks. MEC has also agreed to acquire controlling interests in entities owning two additional U.S. racetracks and has entered into an agreement to acquire one Canadian racetrack. In addition, MEC operates off-track betting facilities and a national account wagering business named XpressBet-TM- which permits customers to place wagers by telephone and over the Internet on horse races at up to 65 racetracks in North America. As of June 30, 2002 MEC employed approximately 3,300 employees.


    Magna was incorporated under the laws of the Province of Ontario, Canada on November 16, 1961.

   MAGNA MIRRORS ACQUISITION CORP.
    337 MAGNA DRIVE
    AURORA, ONTARIO, CANADA L4G 7K1
    TELEPHONE: (905) 726-2462

    Magna Mirrors Acquisition Corp., the merger subsidiary, is a Michigan corporation and a wholly owned subsidiary of Magna that was recently formed solely for the purpose of effecting the merger with Donnelly.

RISK FACTORS


    Before making any decision in connection with the merger, you should consider carefully the matters described under "Risk Factors" beginning on page 21.


THE MERGER

    The merger agreement provides for the merger of Magna Mirrors Acquisition Corp., the merger subsidiary, with and into Donnelly, with Donnelly continuing as the surviving corporation. As a result of the merger, Donnelly will be a wholly owned subsidiary of Magna.

    VOTES REQUIRED (SEE PAGE 27)


    Pursuant to the terms of Donnelly's Second Restated and Amended Articles of Incorporation, the merger cannot be completed unless Donnelly shareholders that on the record date own shares of Donnelly common stock representing not less than two-thirds of the total number of votes entitled to be cast by holders of Donnelly Class A common stock and Class B common stock, voting together as a single class, vote to approve the merger agreement and the merger. Under the shareholders' agreement and related irrevocable proxies, Donnelly shareholders who own or control shares of Donnelly common stock representing in the aggregate approximately 71% of the votes entitled to be cast by holders of Donnelly common stock at the record date have agreed to vote for the approval of the merger agreement and the merger.


    REASONS FOR THE MERGER (SEE PAGE 31)


    The Donnelly board of directors has unanimously approved the merger agreement, determined that the merger upon the terms and subject to the conditions of the merger agreement would be advantageous and beneficial to Donnelly, is consistent with and in the furtherance of Donnelly's long-term business strategies, is fair to and in the best interests of Donnelly's shareholders, is beneficial to Donnelly's employees, vendors and the communities in which its operations are located and unanimously recommends that Donnelly shareholders vote for the approval and adoption of the merger agreement and approval of the merger. In making its decision, the board of directors consulted Donnelly's management and its legal and financial advisors and considered a number of factors, including those discussed below.

    The board of directors of Magna believes that the merger is in the best interests of Magna and its shareholders and is consistent with Magna's stated aim of completing acquisitions which complement its portfolio of automotive technologies and assets. The merger is expected to result in operating synergies, increased vertical integration, increased customer diversification and penetration, geographic expansion and access to significant technology on a global basis.


    Please note that achieving these benefits is subject to important factors that could adversely affect the future results of Magna and Donnelly. For a discussion of these factors, please see "Risk Factors" beginning on page 21.



    OPINION OF DONNELLY'S FINANCIAL ADVISOR (SEE PAGE 33)


    In connection with the merger, the Donnelly board of directors received a written opinion from Salomon Smith Barney Inc., Donnelly's financial advisor, as to the fairness, from a financial point of view, of the exchange ratio to the holders of Donnelly Class A common stock (other than holders who have executed the shareholders' agreement and their respective affiliates). The full text of Salomon Smith Barney's written opinion dated June 24, 2002 is attached to this prospectus/proxy statement as Annex C. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE DONNELLY BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE OR ACT ON ANY MATTERS RELATING TO THE PROPOSED MERGER.

THE MERGER AGREEMENT

    The merger agreement is the legal document that governs the merger. It is attached as Annex A to this prospectus/proxy statement, and we encourage you to read it carefully. The following is only a summary of the terms of the merger agreement and omits numerous details.


    WHAT YOU WILL RECEIVE IN THE MERGER. (SEE PAGE 47)


    Each share of Donnelly Class A common stock and Class B common stock that you own will be exchanged for a fraction of a Class A subordinate voting share of Magna equal to an exchange ratio that will provide each Donnelly shareholder with Magna Class A subordinate voting shares valued at approximately $28.00 for each share of Donnelly common stock exchanged, so long as the average price of a Magna Class A subordinate voting share during a twenty trading day period is between $61.00 and $80.00. The exchange ratio is based on the average of the high and low prices for each trading day of Magna Class A subordinate voting shares on the New York Stock Exchange over a twenty trading day period ending on the second trading day preceding the date of the merger. The exchange ratio will be calculated as follows:

    - if the average trading price of Magna Class A subordinate voting shares as calculated above is between $61.00 and $80.00, inclusive, the exchange ratio will equal $28.00 divided by such average trading price;

    - if the average trading price is less than $61.00, the exchange ratio will be fixed at .459 (except to the extent the ratio may be increased in the limited circumstances described below); and

    - if the average trading price is greater than $80.00, the exchange ratio will be fixed at .350.

    The following table gives you illustrative examples of the exchange ratio and the corresponding value of consideration per share of Donnelly common stock at various average trading prices for Magna Class A subordinate voting shares.

                        AVERAGE TRADING PRICE OF                     APPROXIMATE VALUE OF MERGER
                       MAGNA CLASS A SUBORDINATE                     CONSIDERATION PER SHARE OF
                             VOTING SHARES*         EXCHANGE RATIO      DONNELLY COMMON STOCK
                       --------------------------   --------------   ---------------------------
                                 $90.00                  .350                  $31.50
                                  80.00                  .350                   28.00
                                  70.00                  .400                   28.00
                                  61.00                  .459                   28.00
                                  60.00                  .459                   27.54
                                  52.28                  .459                   24.00
                                  50.00**(1)             .459**(1)              22.95**(1)
                                  50.00**(2)             .480**(2)              24.00**(2)

---------------

* The average trading price for Magna Class A subordinate voting shares will be calculated based on the average of the high and low prices for each trading day of Magna Class A subordinate voting shares on the New York Stock Exchange over a twenty trading day period ending on the second trading day preceding the date of the merger.

** The merger agreement may be terminated by Donnelly if the average trading price of Magna Class A subordinate voting shares during the twenty trading day period is less than $52.28 (although this right to terminate is subject to a five business day notice period during which Magna may prevent Donnelly from terminating if Magna agrees to increase the exchange ratio to the quotient of $24.00 divided by the average trading price of Magna Class A subordinate voting shares).

(1) Assumes Donnelly did not attempt to terminate the merger.

(2) Assumes Donnelly attempted to terminate the merger, but Magna increased the exchange ratio.


    CONDITIONS TO THE MERGER. (SEE PAGE 56)


    The completion of the merger depends upon satisfaction or waiver of a number of conditions, including:

    - approval by the affirmative vote of holders of Donnelly common stock representing at least two-thirds of the votes entitled to be cast at the Donnelly special meeting;

    - approvals and consents from United States and foreign antitrust authorities;

    - approval for listing on the New York Stock Exchange and The Toronto Stock Exchange of the Magna Class A subordinate voting shares issuable in the merger;

    - no court or other governmental entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making the merger or any of the transactions contemplated by the merger agreement illegal;

    - receipt of a legal opinion about certain tax consequences of the merger;

    - receipt of "comfort letters" from Magna's and Donnelly's independent accountants;

    - representations and warranties of each of Magna and Donnelly contained in the merger agreement remaining true and correct in all material respects at the closing, except for a breach or failure that does not have a material adverse effect on the breaching party;

    - each of Magna and Donnelly having performed in all material respects each of their agreements under the merger agreement;

    - during the twenty consecutive trading day period used to determine the trading price of Magna Class A subordinate voting shares and the exchange ratio, there shall not have occurred a material adverse effect (as defined in the merger agreement) with respect to Magna or any event or occurrence that would reasonably be expected to result in such a material adverse effect; PROVIDED, HOWEVER, that if there were such a material adverse effect with respect to Magna or such an event or occurrence, then this condition would be satisfied if Magna gives notice to Donnelly that the merger will occur on the twenty-second New York Stock Exchange trading day after Magna publicly announces such material adverse effect;

    - neither Magna nor Donnelly shall have been advised by its independent accountants of any material accounting irregularities that would reasonably be expected to require it to restate its financial statements filed with the Securities and Exchange Commission (other than as required by any change in accounting principles generally accepted in Canada or the United States); PROVIDED, HOWEVER, that Magna may elect to deem any failure to satisfy this condition to be a material adverse effect with respect to Magna for purposes of the immediately preceding condition, in which case this condition shall be deemed satisfied; and

    - since the date of the merger agreement, there shall not have occurred a material adverse effect (as defined in the merger agreement) with respect to Donnelly.

    The merger will occur, and your shares of Donnelly common stock will be converted into a right to receive Magna Class A subordinate voting shares, no later than two business days after Donnelly and Magna satisfy or waive all the conditions specified in the merger agreement. It is anticipated that the merger will occur immediately following the special meeting.


    ANTITRUST APPROVALS. (SEE PAGE 46)



    Under U.S. antitrust laws, Magna and Donnelly may not complete the merger until Magna and Donnelly have notified the Antitrust Division of the United States Department of Justice and the Federal Trade Commission of the merger by filing the necessary report forms and until a required waiting period has ended. Similar requirements exist with respect to the European Union and Brazil. Magna and Donnelly have filed the required information and materials to notify the U.S. Department of Justice and the Federal Trade Commission of the merger and the required waiting period expired on August 12, 2002. Magna and Donnelly have also made the necessary foreign filings but await clearance from the European Union and Brazilian authorities.



    MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. (SEE PAGE 44)



    It is a condition to the merger that Donnelly receives an opinion of its tax counsel to the effect that the merger will qualify as a tax-free reorganization under the Internal Revenue Code of 1986 and that Magna, Magna Mirrors Acquisition Corp. and Donnelly will each be a party to that reorganization. See "The Merger--Material United States Federal Income Tax Consequences".


    TAX MATTERS MAY BE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR TO UNDERSTAND FULLY THE TAX CONSEQUENCES OF THE MERGER TO YOU.


    MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES. (SEE PAGE 45)



    The Canadian INCOME TAX ACT, the Canada-United States Income Tax Convention and the policies of the Canada Customs and Revenue Agency will apply to a non-resident holder in connection with the holding and disposition of Magna Class A subordinate voting shares. Under the Canada-United States Income Tax Convention, holders of Magna Class A subordinate voting shares resident in the United States will generally be subject to a 15% Canadian withholding tax in respect of dividends on those shares. See "The Merger--Material Canadian Federal Income Tax Consequences".


    TAX MATTERS MAY BE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR TO UNDERSTAND FULLY THE TAX CONSEQUENCES OF THE MERGER TO YOU.


    ACCOUNTING TREATMENT. (SEE PAGE 46)


    The merger will be accounted for under the "purchase" method of accounting, in accordance with United States and Canadian generally accepted accounting principles. Therefore, the aggregate consideration paid by Magna for the shares of Donnelly common stock, together with the direct costs of the merger, will be allocated to Donnelly's assets and liabilities based upon their estimated fair values, with any excess consideration allocated to goodwill.


    TERMINATION. (SEE PAGE 58)


    The merger agreement may be terminated, and the merger abandoned, in the following circumstances:

    - if the merger is not completed by December 31, 2002;

    - if the merger is not approved by Donnelly's shareholders at the special meeting;

    - if either Magna or Donnelly breaches its representations, warranties, covenants or agreements and the breach, if curable, is not cured within twenty business days following receipt of notice of the breach;

    - if the parties agree to terminate the merger agreement;

    - if United States or European authorities take certain actions under applicable antitrust laws and regulations;

    - if the average trading price of Magna Class A subordinate voting shares is less than $52.28 (although this right to terminate is subject to a five business day notice period during which Magna may prevent Donnelly from terminating the merger agreement by agreeing to increase the exchange ratio above .459, which would otherwise be the exchange ratio, to the quotient of $24.00 divided by the average trading price of Magna Class A subordinate voting shares); or

    - if both (i) Magna has given notice to Donnelly of the occurrence of a material adverse effect with respect to Magna and the closing has been postponed until the twenty-second trading day following the announcement of such material adverse effect and (ii) either (a) the average trading price of Magna Class A subordinate voting shares over twenty trading days ending on the second trading day preceding the effective date of the merger, or (b) the average trading price of Magna Class A subordinate voting shares for the three trading days immediately prior to the date of the merger, is less than $61.00.


    EFFECTS OF THE MERGER ON THE RIGHTS OF DONNELLY SHAREHOLDERS. (SEE PAGE 62)


    As a result of the merger, you will become a holder of Magna Class A subordinate voting shares, which trade on the New York Stock Exchange and The Toronto Stock Exchange. Magna is organized under the law of Ontario, Canada and Magna's articles of incorporation and by-laws. Donnelly is organized under Michigan law and Donnelly's articles of incorporation and by-laws. Your rights as a shareholder of Magna will differ in certain respects from your rights as a shareholder of Donnelly.


    INTERESTS OF OFFICERS, DIRECTORS AND CONTROLLING SHAREHOLDERS IN THE MERGER.
     (SEE PAGE 39)


    When considering the Donnelly board of director's recommendation that Donnelly shareholders vote to approve the merger agreement and the merger, you should be aware that certain Donnelly directors and officers have interests in the merger that are in addition to their general interests as Donnelly shareholders. These interests arise from the rights that these directors and executive officers have to receive severance payments under the terms of the Donnelly severance, benefit and compensation plans and various agreements with

Donnelly. Some plans provide for accelerated severance and benefit payments. In addition, the executive officers and directors of Donnelly have stock options that became immediately exercisable as a result of the execution of the shareholders' agreement. These interests also arise from provisions of the merger agreement relating to director and officer indemnification and insurance and employee benefits after the merger. None of the members of Donnelly's board of directors will continue to serve as directors upon completion of the merger.


    The holders of Donnelly's Class B common stock also own all the outstanding shares of Donnelly Export Corporation, a shareholder Domestic International Sales Corporation under the Internal Revenue Code. Section 5.17 of the merger agreement requires Donnelly to terminate all contracts, agreements and arrangements between Donnelly Export and Donnelly immediately prior to the closing of the merger. The holders of Donnelly's Class B common stock will not derive any financial advantage over the holders of Donnelly's Class A common stock from the termination of these contracts, agreements and arrangements, which was required by Magna as a condition to its execution of the merger agreement.


    More information regarding interests in the merger of some of Donnelly's directors and executive officers is set forth under "The Merger--Interests of Certain Persons in the Merger".

    The members of Donnelly's board of directors were aware of these additional interests when they approved the merger agreement.

NO DISSENTERS' RIGHTS

    Under Michigan law, shareholders of a company whose shares are traded on a national securities exchange, or who will receive shares traded on a national securities exchange, are not entitled to appraisal rights in a merger. Accordingly, holders of Donnelly stock are not entitled to appraisal rights in connection with the merger because shares of Donnelly Class A common stock and Magna Class A subordinate voting shares are traded on the NYSE.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

DONNELLY SELECTED HISTORICAL FINANCIAL INFORMATION

    The following selected historical financial data for each of the two fiscal years ended December 31, 2001 and 2000, the six months ended December 31, 1999, and the three fiscal years ended July 3, 1999, June 27, 1998 and June 28, 1997 has been derived from Donnelly's audited consolidated financial statements. You should not expect the results for these prior periods to be an indication of the results to be achieved in future periods. This information is only a summary and you should read it together with Donnelly's historical financial statements and related notes contained in the annual reports and other information that Donnelly has filed with the Securities and Exchange Commission and incorporated by reference in this prospectus/proxy statement. See "Where You Can Find More Information".


    The selected historical financial data for the six months ended June 30, 2002 and 2001 has been derived from Donnelly's unaudited interim consolidated financial statements which, in the opinion of Donnelly's management, include all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of the information set forth in the consolidated financial statements. The results of operations for the six months ended June 30, 2002 are not necessarily indicative of the results for the full fiscal year.



    Please read the selected financial data set forth below in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and Donnelly's financial statements, included in Donnelly's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Donnelly's Quarterly Report on Form 10-Q for the six months ended June 30, 2002, which are incorporated by reference in this prospectus/proxy statement.



                              SIX MONTHS ENDED         YEARS ENDED
                                  JUNE 30,            DECEMBER 31,          SIX MONTHS       YEAR ENDED   YEAR ENDED   YEAR ENDED
                             -------------------   -------------------         ENDED          JULY 3,      JUNE 27,     JUNE 28,
                             2002(8)      2001     2001(1)    2000(2)    DEC. 31, 1999(3)     1999(4)      1998(5)      1997(6)
                             --------   --------   --------   --------   -----------------   ----------   ----------   ----------
                                                     (U.S. DOLLARS IN MILLIONS, EXCEPT PER SHARE FIGURES)
OPERATIONAL DATA
Net sales..................  $   458    $   447    $   848    $   857         $   422         $   905      $   763       $  671
Depreciation and
  amortization.............       16         16         30         27              13              23           23           22
Income before taxes on
  income...................       17          7          4         22              26               9           19           12
Non-operating (income)
  expenses.................        1          3          3          4             (16)             (1)           1            6
Restructuring and other
  charges (credit).........       --         --          6         (4)             --               9            3           10
Net income.................       12          5          3         11              15               5           12            7
Net income (loss) per share
  of common stock:
  Basic....................  $  1.15    $  0.48    $  0.25    $  1.09         $  1.51         $  0.49      $  1.16       $ 0.75
  Diluted..................  $  1.14    $  0.48    $  0.25    $  1.09         $  1.50         $  0.49      $  1.15       $ 0.75
Adjusted net income(7).....      n/a          5          3         12              15               5           11            7
Adjusted net income per
  share of common stock:
  Basic(7).................      n/a    $  0.50    $  0.29    $  1.14         $  1.52         $  0.49      $  1.13       $ 0.76
  Diluted(7)...............      n/a    $  0.50    $  0.29    $  1.14         $  1.51         $  0.49      $  1.12       $ 0.76
Dividends declared per
  share of common stock....  $  0.20    $  0.20    $  0.40    $  0.40         $  0.20         $  0.40      $  0.40       $ 0.36
Average number of shares of
  common stock outstanding
  (thousands):
  Basic....................   10,553     10,313     10,362     10,168          10,139          10,091        9,961        9,836
  Diluted..................   10,629     10,335     10,379     10,182          10,170          10,119       10,072        9,979
Cash flow from (used in)
  operations...............  $    35    $    41    $    59    $    32         $    (8)        $    82      $    15       $   68
Capital expenditures.......  $    13    $    18    $    29    $    43         $    22         $    58      $    46       $   35

                              SIX MONTHS ENDED         YEARS ENDED
                                  JUNE 30,            DECEMBER 31,          SIX MONTHS       YEAR ENDED   YEAR ENDED   YEAR ENDED
                             -------------------   -------------------         ENDED          JULY 3,      JUNE 27,     JUNE 28,
                             2002(8)      2001     2001(1)    2000(2)    DEC. 31, 1999(3)     1999(4)      1998(5)      1997(6)
                             --------   --------   --------   --------   -----------------   ----------   ----------   ----------
                                                     (U.S. DOLLARS IN MILLIONS, EXCEPT PER SHARE FIGURES)
FINANCIAL POSITION
Total assets...............  $   434    $   461    $   374    $   425         $   402         $   373      $   366       $  350
Fixed assets, net..........      193        214        190        212             198             189          169          165
Working capital............       68         39         42         43              25               7           58           37
Debt (less current
  maturities)..............       94        117         94        133             107              92          124          123
Shareholders' equity
  (total)..................      141        137        112        115             111              99           99           91
Capital stock..............  $    48    $    37    $    39    $    35         $    34         $    33      $    32       $   30
Number of shares of common
  stock outstanding
  (thousands)..............   11,051     10,377     10,466     10,194          10,153          10,135       10,069        9,876
Equity per Class A or
  Class B share............  $ 12.72    $ 13.20    $ 10.74    $ 11.24         $ 10.93         $  9.73      $  9.85       $ 9.23


---------------

(1) Includes a restructuring charge of $7.9 million, or $5.1 million net of tax, and a gain of $1.5 million, or $0.9 million net of tax relating to reversals of previous restructuring charges.

(2) Includes a charge of $3.4 million against net income due to a write down of German deferred tax assets, a gain of $3.8 million, or $1.6 million net of tax, relating to reversals of previous restructuring charges, and a gain of $0.4 million, or $0.2 million net of tax, relating to the divestiture of Donnelly's interest in KAM Truck Components, Inc.

(3) Includes a gain on sale of an equity investment of $18.5 million, or $11.1 million net of tax, and cumulative effect of change in accounting principles net of tax charge of $1.0 million, which decreased both basic and diluted earnings per share by $0.10.

(4) Includes a European restructuring charge of $8.8 million, or $3.5 million net of tax, a gain on sale of an equity investment of $5.5 million, or $3.6 million net of tax, and a gain of $2.0 million, or $1.3 million net of tax, on the formation of a joint venture.

(5) Includes a non-recurring charge of $3.5 million, or $2.3 million net of tax, and a gain on sale of an equity investment of $4.6 million, or $2.2 million net of tax.

(6) Includes a European restructuring charge of $10.0 million, or $4.0 million net of tax.

(7) Effective January 1, 2002, Donnelly adopted the new accounting standard on goodwill and other intangible assets and ceased the amortization of goodwill. The "Adjusted" net income and earnings per share information presented above for all periods prior to 2002 reflect the results that would have been reported had goodwill not been amortized.


(8) Includes a cumulative effect of a change in accounting principles net of tax charge of $0.9 million from impairment of goodwill recognized upon adoption of the new accounting standard on goodwill and other intangible assets, which decreased both basic and diluted earnings per share by $0.09.


MAGNA SELECTED HISTORICAL FINANCIAL INFORMATION

    The following selected historical financial data for each of the years in the three-year period ended December 31, 2001, the five-month period ended December 31, 1998, and the years ended July 31, 1998 and 1997 has been derived from Magna's audited consolidated financial statements. You should not expect the results for these prior periods to be an indication of the results that may be achieved in future periods. This information is only a summary and you should read it together with Magna's historical financial statements and related notes contained in the annual reports and other information that Magna has filed with the Securities and Exchange Commission and incorporated by reference in this prospectus/proxy statement. See "Where You Can Find More Information".


    The selected historical financial data for the six-month periods ended
June 30, 2002 and 2001 has been derived from Magna's unaudited interim consolidated financial statements which, in the opinion of Magna's management, reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at June 30, 2002 and the results of operations and cash flows for the six-month periods ended June 30, 2002 and 2001. The results of operations for the six months ended June 30, 2002 are not necessarily indicative of the results for the full fiscal year.



    The selected financial information set forth in the first table below is prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), while the selected financial information set forth in the second table below is prepared in accordance with United States generally accepted accounting principles

("U.S. GAAP"). For a description of significant differences between Canadian GAAP and U.S. GAAP, see note 24 to Magna's December 31, 2001 audited consolidated financial statements in Exhibit 3 to Magna's Report on Form 6-K dated April 4, 2002 and Magna's Report on Form 6-K dated August 29, 2002, both of which are incorporated by reference in this prospectus/proxy statement. See "Where You Can Find More Information".


CANADIAN GAAP(1)


                                                                                                    FIVE
                                            SIX MONTHS ENDED                                       MONTHS         YEARS ENDED
                                                JUNE 30,            YEARS ENDED DECEMBER 31,        ENDED          JULY 31,
                                           -------------------   ------------------------------   DEC. 31,    -------------------
                                             2002       2001       2001       2000       1999       1998        1998       1997
                                           --------   --------   --------   --------   --------   ---------   --------   --------
                                                            (U.S. DOLLARS IN MILLIONS, EXCEPT PER SHARE FIGURES)
OPERATIONAL DATA
Total Sales..............................  $ 6,394    $ 5,680    $11,026    $10,513    $ 9,447     $ 3,396    $ 6,006    $ 5,024
Depreciation and amortization............      202        197        399        372        332         120        192        147
Operating income.........................      557        513        870        808        681         180        407        419
Other income (loss) (2)..................      (11)        42         46        161         --          --         35        124
Net income...............................      312        357        579        596        429         114        292        386
Earnings per Class A subordinate voting
  or Class B share:
  Basic..................................  $  3.37    $  4.24    $  6.56    $  7.01    $  5.07     $  1.33    $  3.80    $  5.32
  Diluted................................  $  3.33    $  3.81    $  6.20    $  6.44    $  4.65     $  1.31    $  3.71    $  4.98
Adjusted net income(1)...................      n/a        366        598        612        441         124        307        394
Adjusted earnings per Class A subordinate
  voting or Class B share:
  Basic(1)...............................      n/a    $  4.35    $  6.80    $  7.21    $  5.23     $  1.46    $  4.01    $  5.43
  Diluted(1).............................      n/a    $  3.91    $  6.41    $  6.61    $  4.79     $  1.42    $  3.89    $  5.09
Cash dividends declared and paid per
  Class A subordinate voting or Class B
  share(3)...............................  $  0.68    $  0.68    $  1.36    $  1.24    $  1.11     $  0.22    $  0.84    $  0.74
Average number of Class A subordinate
  voting and Class B shares outstanding
  (thousands):
  Basic..................................   84,491     78,588     80,131     78,546     78,490      78,353     71,909     70,369
  Diluted................................   90,766     91,750     91,363     91,441     91,140      91,027     83,525     79,211
Cash flow from operations................  $   812    $   442    $ 1,029    $   655    $   713     $   143    $   359    $   453
Capital expenditures.....................  $   274    $   215    $   525    $   653    $   859     $   370    $   638    $   471

FINANCIAL POSITION
Total assets.............................  $ 8,885    $ 7,739    $ 7,901    $ 7,405    $ 7,033     $ 6,102    $ 5,537    $ 3,446
Fixed assets, net........................    3,795      3,523      3,595      3,589      3,498       2,842      2,417      1,353
Working capital..........................    1,745      1,372      1,297      1,054        663         564        716        763
Long-term debt...........................      289        427        358        459        461         386        328        163
Shareholders' equity.....................    4,937      4,439      4,482      4,200      3,933       3,324      3,167      2,111
Capital stock............................    2,188      1,455      1,683      1,443      1,442       1,431      1,431      1,026
Number of Class A subordinate voting and
  Class B shares outstanding
  (thousands)............................   90,278     78,813     83,342     78,565     78,536      78,354     78,354     71,183
Equity per Class A subordinate voting or
  Class B share..........................  $ 50.93    $ 43.22    $ 44.90    $ 40.59    $ 37.78     $ 34.78    $ 32.95    $ 25.46


---------------

(1) Changes in Accounting Policies

    [a] Applied prospectively


        As more fully described in note 2[B] to Magna's June 30, 2002 unaudited interim consolidated financial statements, Magna has prospectively adopted the new requirements of The Canadian Institute of Chartered Accountants ("CICA") on business combinations ("CICA 1581") and goodwill and other intangible assets ("CICA 3062"). CICA 1581 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting. CICA 3062 requires the application of the non-amortization rules and new impairment rules for existing goodwill and intangible assets which meet the criteria for indefinite life, beginning with fiscal years starting after December 15, 2001. Magna completed its initial review of goodwill impairment in June of 2002. Based on this review, Magna recorded a goodwill writedown of $51 million, of which $42 million was charged against January 1, 2002 opening retained earnings and $9 million has been reflected as a reduction in the opening minority interest. Magna has performed the required impairment test for indefinite life intangibles, represented by racing licenses held by Magna Entertainment Corp., and has determined that no impairment charge is required. For comparative purposes, Magna has presented adjusted net income and adjusted earnings per Class A subordinate voting or Class B share for periods prior to January 1, 2002 assuming that goodwill and indefinite life intangible assets had not been amortized.

    [b] Applied retroactively


        (i) As more fully described in note 2[a] to Magna's June 30, 2002 unaudited interim consolidated financial statements, Magna retroactively adopted new CICA recommendations on foreign currency translation effective January 1, 2002. For periods prior to January 1, 2002, amounts have been restated to eliminate the deferral and amortization method for unrealized translation gains and losses on long-term monetary assets and liabilities. Unrealized translation gains and losses on long-term monetary assets and liabilities are now reflected in income.


        (ii) As more fully described in note 2 to Magna's December 31, 2001 audited consolidated financial statements, effective January 1, 2001, Magna adopted new CICA recommendations on earnings per share on a retroactive basis. The most significant change under the new recommendations is the use of the "treasury stock method" instead of the "imputed earnings approach" in computing diluted earnings per share. For periods prior to January 1, 2001, earnings per share have been restated to reflect Magna's new accounting policy.

       (iii) As more fully described in note 2 to Magna's December 31, 2000 audited consolidated financial statements, effective January 1, 2000, Magna retroactively changed its Canadian GAAP accounting policy for preproduction costs to be consistent with the United States Emerging Issues Task Force consensus on Issue 99-5
             ("EITF 99-5") on accounting for preproduction costs related to long-term supply agreements and the American Institute of Certified Public Accountants Statement of Position 98-5 on reporting on the costs of start up activities. For periods prior to January 1, 2000, amounts have been restated to reflect Magna's new accounting policy.

        (iv) As more fully described in the significant accounting policies to Magna's December 31, 1998 audited consolidated financial statements, Magna changed its fiscal year end from July 31 to December 31 and changed its reporting currency to the U.S. dollar effective December 31, 1998. In accordance with Canadian GAAP, for periods up to and including December 31, 1998, Magna's consolidated financial statements were restated in U.S. dollars using the December 31, 1998 exchange rate of Cdn$1.5305 per U.S.$1.00.


(2) Other income includes dilution gains and losses relating to the sale of shares of Magna's public subsidiaries and gains on the sale of other investments. See note 4 to Magna's June 30, 2002 unaudited interim consolidated financial statements, note 3 to Magna's December 31, 2001 audited consolidated financial statements and notes 3 and 4 to Magna's July 31, 1998 audited consolidated financial statements.


(3) Cash dividends declared and paid per Class A subordinate voting or Class B share for the year ended December 31, 2000 exclude the special stock dividend paid by Magna consisting of shares of Magna Entertainment Corp. See note 5 to Magna's December 31, 2000 audited consolidated financial statements.

U.S. GAAP

    The table below presents selected financial information prepared in accordance with U.S. GAAP.


                                                                                                    FIVE
                                                                                                   MONTHS
                                            SIX MONTHS ENDED                                        ENDED         YEARS ENDED
                                                JUNE 30,            YEARS ENDED DECEMBER 31,      DEC. 31,         JULY 31,
                                           -------------------   ------------------------------   ---------   -------------------
                                             2002       2001       2001       2000       1999       1998        1998       1997
                                           --------   --------   --------   --------   --------   ---------   --------   --------
                                                            (U.S. DOLLARS IN MILLIONS, EXCEPT PER SHARE FIGURES)
OPERATIONAL DATA
Total Sales..............................  $ 6,359    $ 5,624    $10,884    $10,452    $ 9,447     $ 3,382    $ 6,432    $ 5,621
Operating income.........................      550        429        703        622        687         171        400        464
Net income before cumulative catch-up
  adjustments............................      307        306        473        545        433         112        295        430
Cumulative catch-up adjustments(1),(2)...      (42)        --         --        (69)        --          --         --         --
Net income...............................      265        306        473        476        433         112        295        430
Earnings per Class A subordinate voting
  or Class B share:
  Basic..................................  $  3.14    $  3.89    $  5.91    $  6.06    $  5.52     $  1.43    $  4.10    $  6.11
  Diluted................................  $  2.85    $  3.52    $  5.67    $  5.64    $  4.70     $  1.35    $  4.03    $  5.66
Adjusted net income(1)...................      n/a        315        492        492        445         122        310        438
Adjusted diluted earnings per Class A
  subordinate voting or Class B share:
  Basic(1)...............................      n/a    $  4.00    $  6.15    $  6.26    $  5.68     $  1.56    $  4.31    $  6.22
  Diluted(1).............................      n/a    $  3.62    $  5.88    $  5.81    $  4.84     $  1.46    $  4.21    $  5.76

FINANCIAL POSITION
Total assets.............................  $ 8,910    $ 7,770    $ 7,938    $ 7,424    $ 7,168     $ 6,188    $ 5,682    $ 3,865
Working capital..........................    1,674      1,287      1,201      1,014        654         555        714        843
Long-term debt...........................      612      1,537      1,094      1,568      1,463       1,030        963        513
Shareholders' equity.....................    4,567      3,384      3,708      3,164      3,006       2,763      2,646      2,045
Capital stock............................    2,347      1,602      1,846      1,583      1,583       1,571      1,571      1,149
Equity per Class A subordinate voting or
  Class B share..........................  $ 50.59    $ 42.93    $ 44.49    $ 40.27    $ 38.28     $ 35.25    $ 33.77    $ 28.73


---------------


(1) As more fully described in note 2 of Magna's Report on Form 6-K dated
    August 29, 2002 Magna has prospectively adopted the new U.S. GAAP requirements on business combinations ("FAS 141") and goodwill and other intangible assets ("FAS 142"). The principles of FAS 141 and 142 are the same as CICA 1581 and CICA 3062 described previously. Under U.S. GAAP, the net goodwill writedown of $42 million arising from the initial review of goodwill impairment under FAS 142 has been applied as a cumulative catch-up adjustment as of January 1, 2002. In addition, for comparative purposes, Magna has presented adjusted net income and adjusted earnings per Class A subordinate voting or Class B share under U.S. GAAP for periods prior to January 1, 2002 assuming that goodwill and indefinite life intangible assets had not been amortized.


(2) As more fully described in notes 24(d) and (e) to Magna's December 31, 2001 audited consolidated financial statements, the cumulative catch-up adjustments as of January 1, 2000 relate to the initial adoption of EITF 99-5 and Securities and Exchange Commission Staff Accounting Bulletin No. 101 for U.S. GAAP purposes.

COMPARATIVE PER SHARE DATA


    Set forth below are earnings, cash dividends declared and book value per share data for Magna and Donnelly on a historical basis. In addition, unaudited pro forma combined and pro forma equivalent information is presented for illustrative purposes only to aid you in your analysis of the merger and has been prepared on the basis of presentation described in the footnotes to the following table. The pro forma combined earnings per Class A subordinate voting and Class B shares do not include purchase accounting adjustments related to Magna's acquisition of Donnelly in accordance with U.S. GAAP, and accordingly are not based on pro forma information prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma information is not necessarily indicative of the results of operations that would have resulted had the merger taken place at the beginning of the respective periods. The information set forth below, which is presented in accordance with U.S. GAAP, should be read in conjunction with the respective audited and unaudited financial statements of

Magna and Donnelly and Magna's Form 6-K dated August 29, 2002, incorporated by reference in this prospectus/proxy statement.



                                                              AT OR FOR THE SIX   AT OR FOR THE YEAR
                                                                MONTHS ENDED            ENDED
                                                                JUNE 30, 2002     DECEMBER 31, 2001
                                                              -----------------   ------------------
                                                                          (U.S. DOLLARS)
DONNELLY--HISTORICAL
Earnings per share of common stock:
  Basic.....................................................       $ 1.15               $ 0.25
  Diluted...................................................         1.14                 0.25
Cash dividends declared per share...........................         0.20                 0.40
Book value per Donnelly share...............................       $12.72               $10.74

MAGNA--HISTORICAL
Earnings per Class A subordinate voting or Class B share:
  Basic.....................................................       $ 3.14               $ 5.91
  Diluted...................................................         2.85                 5.67
Cash dividends declared per Class A subordinate voting or
  Class B share.............................................         0.68                 1.36
Book value per Class A subordinate voting or Class B
  share.....................................................       $50.59               $44.49

PRO FORMA COMBINED
Earnings per Class A subordinate voting or Class B share:
  Basic(1)..................................................       $ 3.08               $ 5.57
  Diluted(1)................................................         2.82                 5.39
Cash dividends declared per Class A subordinate voting or
  Class B share(2)..........................................         0.68                 1.36
Book value per Class A subordinate voting or Class B
  share(3)..................................................       $51.17               $45.48

PRO FORMA EQUIVALENT--DONNELLY(4)
Earnings per common stock:
  Basic.....................................................       $ 1.41               $ 2.56
  Diluted...................................................         1.29                 2.47
Cash dividends declared per common stock....................         0.31                 0.62
Book value per common stock.................................       $23.49               $20.88


------------


(1) The pro forma combined earnings per Class A subordinate voting or Class B share represents the sum of the U.S. GAAP earnings of Donnelly and Magna for the respective periods divided by the sum of the average number of Magna's Class A subordinate voting and Class B shares outstanding and approximately
    5.3 million Magna Class A subordinate voting shares assumed to be issued in exchange for Donnelly common stock based on the twenty trading day average trading price of Magna Class A subordinate voting shares ended on August 28, 2002 of $59.86, and an exchange ratio of 0.459.



(2) Under Magna's Corporate Constitution, Magna is required to distribute, on average, not less than 20 percent of its annual net profit after tax to shareholders. Given the level of the Pro Forma Combined net profit after tax, the cash dividends paid by Magna per Class A subordinate voting or Class B share for the year ended December 31, 2001 and the six month period ended June 30, 2002 would not have been affected by the acquisition of Donnelly.



(3) The pro forma combined book value per Class A subordinate voting or Class B share represents the sum of the U.S. GAAP net asset value of Magna attributable to the Class A subordinate voting or Class B shares and the amount of $322 million ascribed to the Magna Class A subordinate voting shares assumed to be issued in exchange for Donnelly common stock divided by the sum of the number of Magna's Class A subordinate voting and Class B shares and 5.3 million Magna Class A subordinate voting shares to be issued in exchange for Donnelly common stock.



(4) The pro forma equivalent information represents the pro forma combined amounts set out above multiplied by the exchange ratio of 0.459 described in note (1) above.

MARKET PRICE

    The following table reflects:


    - the range of the reported high and low sale prices of Magna Class A subordinate voting shares on the New York Stock Exchange Composite Tape and the per share dividends paid thereon and



    - the range of the reported high and low sale prices of shares of Donnelly Class A common stock on the New York Stock Exchange and the per share dividends paid thereon, in each case for the calendar quarters indicated.



                                                            MAGNA                            DONNELLY
                                               --------------------------------   ------------------------------
CALENDAR PERIOD                                  HIGH        LOW         DIV.       HIGH       LOW        DIV.
---------------                                --------   ----------   --------   --------   --------   --------
1999
  First Quarter..............................   63.0000      55.6875     0.22        15.25      12.13     0.10
  Second Quarter.............................   64.9375      56.3750     0.39        17.50      12.88     0.10
  Third Quarter..............................   60.7500      48.4375     0.25        17.25      14.00     0.10
  Fourth Quarter.............................   51.1250      40.0625     0.25        15.13      13.00     0.10

2000
  First Quarter..............................   50.3125      38.1875     0.30        14.19      11.75     0.10
  Second Quarter.............................   52.8750      39.6250     0.30        15.00      11.75     0.10
  Third Quarter..............................   51.5000      41.7500     0.30        15.90      12.22     0.10
  Fourth Quarter.............................   47.0625      37.8125     0.34        15.25      11.55     0.10

2001
  First Quarter..............................   49.4700      40.4375     0.34        14.45      12.55     0.10
  Second Quarter.............................   62.3700      44.6400     0.34        14.45      13.06     0.10
  Third Quarter..............................   69.1500      45.5000     0.34        16.20      13.61     0.10
  Fourth Quarter.............................   65.8200      50.1400     0.34        14.15      12.80     0.10

2002
  First Quarter..............................   74.5000      59.2200     0.34        18.00      12.75     0.10
  Second Quarter.............................   78.0900      64.8100     0.34        27.26      17.80     0.10
  Third Quarter (through August 28, 2002)....   68.8000      53.9000       --        27.60      23.28     --



    Magna Class A subordinate voting shares are listed on the NYSE and The Toronto Stock Exchange under the symbols "MGA" and "MG.A" respectively. On
June 24, 2002, the last full trading day prior to the announcement of the merger agreement, the closing price per share of Magna Class A subordinate voting shares was $66.51, as reported on the New York Stock Exchange Composite Tape. Donnelly common stock is listed on the New York Stock Exchange under the symbol "DON". On such date, the closing price per share of Donnelly common stock was $20.22, as reported on the New York Stock Exchange Composite Tape. On
August 28, 2002, the most recent practicable date prior to the mailing of this prospectus/proxy statement, the closing prices of Magna Class A subordinate voting shares and Donnelly common stock were $63.00 and $27.12 per share, respectively, as reported on the New York Stock Exchange Composite Tape. Donnelly shareholders are encouraged to obtain current market quotations for Magna Class A subordinate voting shares and Donnelly common stock. To obtain Magna Class A subordinate voting shares quotations and the exchange ratio, call toll free 1-800-245-7630.



    Magna has applied for the listing on the New York Stock Exchange and The Toronto Stock Exchange of the Magna Class A subordinate voting shares to be issued in the merger. The New York Stock Exchange has approved the listing of these shares and The Toronto Stock Exchange has conditionally approved the listing of these shares, subject to certain customary conditions.

RECENT CLOSING PRICES



    The following table sets forth the closing prices per Magna Class A subordinate voting share and per share of Donnelly Class A common stock as reported on the NYSE Composite Transaction Tape on June 24, 2002, the last full trading day prior to the announcement of the merger agreement, and August 28, 2002, the most recent practicable date prior to the mailing of this prospectus/proxy statement to Donnelly's shareholders. This table also sets forth the equivalent price per share of Donnelly Class A common stock on those dates. The equivalent price per share is equal to the closing price of a Magna Class A subordinate voting share on the applicable date multiplied by the applicable exchange ratio in the merger, based on the average of the high and low prices for each trading day of Magna Class A subordinate voting shares on the NYSE over a twenty trading day period ending on such date. These prices will fluctuate prior to the special meeting and the merger, and shareholders are urged to obtain current market quotations prior to making any decision with respect to the merger.



                                                                                             DONNELLY CLASS A
                                                        MAGNA CLASS A                          COMMON STOCK
                                                         SUBORDINATE     DONNELLY CLASS A        PER SHARE
                                                        VOTING SHARES      COMMON STOCK         EQUIVALENT
                                                        --------------   -----------------   -----------------
June 24, 2002.........................................      $66.51             $20.22             $27.27(1)
August 28, 2002.......................................      $63.00             $27.12             $28.92(2)


------------


(1) Reflects an exchange ratio of .410 multiplied by the closing price of a Magna Class A subordinate voting share on June 24, 2002.



(2) Reflects an exchange ratio of .459 multiplied by the closing price of a Magna Class A subordinate voting share on August 28, 2002.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain information included or incorporated by reference in this prospectus/proxy statement may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that Donnelly or Magna intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are characterized by terminology such as "believe", "hope", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy", and similar expressions. These statements are based on assumptions and assessments made by Donnelly management or Magna management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Magna and Donnelly disclaim any duty to update any forward-looking statement. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the risk factors set forth below.

                                  RISK FACTORS

RISK FACTORS RELATING TO THE MERGER

 IF MAGNA CLASS A SUBORDINATE VOTING SHARES TRADE BELOW $61.00, THE VALUE OF THE CONSIDERATION RECEIVED BY DONNELLY SHAREHOLDERS IN THE MERGER MAY BE BELOW $28.00 PER SHARE.


    If the average of the high and low prices for each trading day of Magna Class A subordinate voting shares on the NYSE over the twenty trading day period ending on the second trading day preceding the merger is less than $61.00, then the Magna Class A subordinate voting shares that you will receive in the merger would likely have a value of less than $28.00 per share of Donnelly common stock. The closing price of Magna Class A subordinate voting shares on the NYSE on August 28, 2002, the last trading day prior to the printing of this prospectus/proxy statement was $63.00.


 THE PRICE PER MAGNA CLASS A SUBORDINATE VOTING SHARE AT THE EFFECTIVE TIME OF THE MERGER MAY BE LESS THAN THE AVERAGE TRADING PRICE USED TO ESTABLISH THE EXCHANGE RATIO.

    The exchange ratio establishing the fraction of a Magna Class A subordinate voting share into which each share of Donnelly common stock will be converted will be determined by the average of the high and low prices for each trading day of Magna Class A subordinate voting shares on the NYSE over the twenty trading day period ending on the second trading day immediately preceding the merger. It is possible that the market price of Magna Class A subordinate voting shares at the effective time of the merger will be higher or lower than the average price on which the exchange ratio was based. If this is the case, the value of the consideration to be received by Donnelly shareholders will be more or less than the average price on which the exchange ratio was based, depending on the direction of the price movement. There can be no assurance that the price of Magna Class A subordinate voting shares will not decline from the prices used in the calculation of the exchange ratio.

 AS A MAGNA CLASS A SUBORDINATE VOTING SHAREHOLDER YOU WILL HAVE DIFFERENT RIGHTS THAN AS A DONNELLY SHAREHOLDER.

    Magna is organized under the laws of the Province of Ontario, Canada and Donnelly is organized under the laws of the State of Michigan. If the merger is consummated, you will become a holder of Magna Class A subordinate voting shares and your rights will be governed by Ontario law and the articles and by-laws of Magna, rather than Michigan law and the charter and by-laws of Donnelly. See "Comparison of Shareholder Rights".

    The enforcement by investors of civil liabilities under the U.S. federal securities laws or under Ontario laws may be affected adversely by the fact that Magna is organized under the laws of a foreign country, that substantially all of Magna's directors and executive officers are residents of a foreign country and that a substantial portion of the assets of Magna and its directors and executive officers are located outside the United States.

    MAGNA MAY NOT REALIZE ALL THE ANTICIPATED BENEFITS OF THE MERGER.

    The success of the merger will depend, in part, on the ability of Magna to realize the anticipated synergies and growth opportunities from integrating Donnelly's and Magna's businesses. Magna's success in realizing these benefits and the timing of this realization depend upon the successful integration of the operations of Donnelly. We cannot assure you that the merger will result in the realization of the full benefits we anticipate.

    DIRECTORS OF DONNELLY HAVE POTENTIAL CONFLICTS OF INTEREST THAT MAY HAVE INFLUENCED THEIR RECOMMENDATION.

    Certain members of Donnelly's board of directors and executive officers have interests in the merger that are in addition to their general interests as Donnelly shareholders. As described below, the merger will constitute a change in control of Donnelly for purposes of determining the entitlement of certain Donnelly executive officers to certain severance and other benefits. In addition, each member of Donnelly's board of directors will have the right to receive certain accelerated deferred compensation and accelerated pension benefits as a result of the merger. These interests may have influenced these directors in making their recommendation that you vote in favor of the merger. See "The Merger--Interests of Certain Persons in the Merger".

    A SHAREHOLDER OF DONNELLY HAS INITIATED LEGAL PROCEEDINGS TO STOP OR DELAY
     THE MERGER.



    An individual who purports to represent the class of Donnelly shareholders has initiated a class action lawsuit on behalf of all holders of Donnelly common stock. The lawsuit, which names Donnelly, its directors, Magna and Magna Mirrors Acquisition Corp., as defendants, alleges that Donnelly's board violated fiduciary duties to Donnelly's shareholders and that Magna aided and abetted the breach. The lawsuit also alleges a failure to disclose all material information about the merger. Both Donnelly and Magna believe that the plaintiff's claims are completely without merit and intend to defend the action vigorously; however, the lawsuit could result in the delay or abandonment of the merger.


RISKS RELATED TO THE AUTOMOTIVE INDUSTRY

 AN ECONOMIC DOWNTURN COULD REDUCE PROFITABILITY.

    Magna's automotive operations are directly related to levels of global automotive production. The global automotive industry is cyclical and is sensitive to changes in certain economic conditions such as interest rates and consumer demand. The rate of overall economic growth in North America slowed significantly in 2001, partially due to the events of September 11. North America, Europe and the rest of the world continue to face significant economic uncertainty. A decline in consumer demand for automobiles as a result of a loss of confidence in the economy, interest rate increases or other factors could prompt automobile manufacturers to cut production volumes. Any material decline in production volumes in either of Magna's North American or European markets would significantly lower Magna's profit margins.

 MAGNA FACES INCREASING PRICE REDUCTION PRESSURES FROM CUSTOMERS THAT COULD REDUCE PROFIT MARGINS.


    Magna has in the past entered into, and will continue to enter into, long-term supply arrangements with automobile manufacturers which provide for, among other things, price concessions over the supply term. To date, these concessions have been largely offset by cost reductions arising principally from product and process improvements and price reductions from Magna's suppliers. However, the competitive automotive industry environment in both North America and Europe has caused these pricing pressures to intensify. From time to time, some of Magna's largest customers have demanded additional price reductions which could have an adverse impact on future profit margins, although these price reductions have not been material to date. In addition, Magna expects that customers will use various electronic commerce initiatives such as Covisint, an e-business exchange providing product development, procurement and supply chain tools to the automotive industry as well as Internet-based auctions, in order to further reduce their costs. These electronic commerce initiatives are still in the early stages of implementation and their full effect on the prices of products and services Magna sells to automobile manufacturers and on the costs of products and services Magna obtains from suppliers is uncertain. Magna may not continue to be successful in offsetting price reductions agreed to from time to time with automobile manufacturers. To the extent that these price reductions are not offset through cost reductions, future profit margins would be adversely affected.


 MAGNA'S CUSTOMERS INCREASINGLY REQUIRE IT TO ABSORB MORE FIXED COSTS IN UNIT PRICING, WHICH COULD REDUCE PROFITABILITY.

    Magna is under increasing pressure to absorb more costs related to product design, engineering and tooling as well as other items previously paid for directly by automobile manufacturers. In particular, some automobile manufacturers have requested that Magna pay for design, engineering and tooling costs that are incurred up to the start of production and recover these costs through amortization in the piece price of the applicable component. Contract volumes for customer programs not yet in production are based on customers' estimates of their own future production levels by vehicle body type. However, actual production volumes may vary significantly from these estimates due to a reduction in consumer demand or new product launch delays, often without any compensation to Magna by its customers. Magna does not typically rely solely on customer estimates, but re-evaluates their estimates based on its own assessment of future production levels by vehicle body type. For programs currently under production, Magna is typically not in a position to request price changes when volumes differ significantly from production estimates used during the quotation stage. If estimated production volumes are not achieved or programs are cancelled by the automobile manufacturers, the design, engineering and tooling costs incurred by Magna may not be fully recovered. Similarly, future pricing pressure or volume reductions by customers could also reduce the amount of amortized costs otherwise recoverable in the unit price of Magna's products. Although these factors have not been material to date, either of these factors could have an adverse effect on Magna's profitability.

 MAGNA IS INCREASINGLY REQUESTED TO ASSUME PRODUCT WARRANTY, RECALL AND PRODUCT LIABILITY COSTS, WHICH COULD HAVE A NEGATIVE EFFECT ON ITS OPERATIONS AND FINANCIAL CONDITION.

    Automobile manufacturers are increasingly requesting that each of their suppliers bear the costs of the repair and replacement of defective products which are either covered under the automobile manufacturer's warranty or are the subject of a recall by the automobile manufacturer and which were improperly designed, manufactured or assembled by their suppliers. The obligation to repair or replace such parts, or a requirement to participate in a product recall, could have an adverse effect on Magna's operations and financial condition.

    Magna is also subject to the risk of exposure to product liability claims in the event that the failure of Magna's products results in bodily injury and/or property damage. Magna may experience material product liability losses in the future and may incur significant costs to defend such claims. Magna currently has product liability coverage under its insurance policies. This coverage will continue until August 2002, subject to renewal on an annual basis. In addition, some of Magna's European subsidiaries maintain product recall insurance, which is required by law in certain jurisdictions. Magna cannot guarantee that Magna's coverage will continue to be available at premiums and on other acceptable terms. A successful claim brought against Magna in excess of its available insurance coverage may have a material effect on its operations or financial condition.

 MAGNA IS DEPENDENT ON OUTSOURCING BY NORTH AMERICAN AND EUROPEAN AUTOMOBILE MANUFACTURERS.

    Magna is dependent on outsourcing by North American and European automobile manufacturer customers. The extent of this outsourcing is dependent on a number of factors, including:

    - the cost, quality and timeliness of external production relative to in-house production by automobile manufacturers;

    - relative technological capability;

    - the degree of unutilized capacity at automobile manufacturers' facilities;

    - collective bargaining agreements between labor unions and automobile manufacturers; and

    - relations between labor unions and automobile manufacturers.

    Any significant decrease in outsourcing by automobile manufacturers would have an adverse effect on Magna's profitability.

    TECHNOLOGICAL AND REGULATORY CHANGES MAY ADVERSELY AFFECT MAGNA.

    Changes in competitive technologies or regulatory or industry requirements may render some of Magna's products obsolete. Magna's ability to anticipate changes in technology and regulatory or industry requirements and to develop and introduce new and enhanced products successfully on a timely basis will be a significant factor in its ability to grow and remain competitive. Magna may not be able to anticipate or achieve the technological advances necessary for, or to comply with regulatory or industry requirements in a manner which will allow, it to remain competitive and prevent its products from becoming obsolete. Magna is also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly. Any of these changes could have an adverse effect on Magna's operations and financial condition.

 CRUDE OIL PRICE INCREASES COULD REDUCE GLOBAL DEMAND FOR AUTOMOBILES AND INCREASE COSTS, RESULTING IN LOWER PROFITS.

    Material increases in the price of crude oil have, historically, been a contributing factor to the overall reduction in the global demand for automobiles. A significant increase in the price of crude oil could reduce global demand for automobiles and shift customer demand away from larger cars and light trucks (including sports utility vehicles) in which Magna has relatively higher content. Oil-based products are also critical elements in various components used by Magna and its suppliers, including resins, colorants and polymers. Material increases in the price of crude oil, natural gas or in energy would likely increase the cost of manufacturing or supplying some of Magna's products and it may not be able to pass these increased costs along to customers, thereby reducing Magna's profits.

RISKS RELATING TO MAGNA'S BUSINESS

 DECREASES IN PRODUCTION VOLUMES OF SPECIFIC VEHICLES OR PRODUCTS BY CUSTOMERS COULD HAVE AN ADVERSE EFFECT ON PROFITABILITY.

    Although Magna supplies parts to most of the leading automobile manufacturers, the majority of its sales are to three automobile manufacturers. Magna's worldwide sales to DaimlerChrysler, General Motors and Ford represented approximately 29%, 24% and 19%, respectively, of its total consolidated automotive sales in calendar 2001. Moreover, while Magna supplies parts for a wide variety of vehicles produced in North America and Europe, it does not supply parts for all vehicles produced, nor is the number or value of parts evenly distributed among the vehicles for which it does supply parts. In particular, in calendar 2001, approximately 25% of Magna's consolidated automotive sales were generated by products supplied for inclusion in five vehicle types. Products supplied for the DaimlerChrysler minivan constituted approximately 9% of Magna's consolidated automotive sales for that period.

    There has been an industry trend toward more "brand hopping" among consumers in recent years, with consumers' preferences changing relatively quickly and dramatically in some instances. Shifts in market share among vehicles could have an adverse effect on Magna's sales and on profit margins. The contracts Magna has entered into with many of its customers are to supply a customer's requirements for all the vehicles it produces in a particular model, rather than for manufacturing a set quantity of products. These contracts range from one year to the life of a model, usually several years, and do not require the purchase by the customer of any minimum number of parts.

    In addition, the early termination, loss, renegotiation of the terms or delay in the implementation of any significant production contract with any of Magna's customers could reduce its profitability. Any changes in the anticipated production volume of Magna's products, particularly those supplied for the DaimlerChrysler minivan, as a result of any of the above factors could reduce profitability.

    RECENT UNIONIZATION DRIVES AT SOME OF MAGNA'S PLANTS MAY INCREASE COSTS.

    The CAW and UAW have in the past mounted a number of major organizing drives at certain Magna facilities. As a result of the most recent organizing drives, Magna's Intier Automotive Inc. subsidiary concluded collective bargaining agreements covering employees of Intier's Integram Windsor division in Ontario and its Ontegra Brighton division in Michigan. These collective bargaining agreements recognize Magna's operating principles, including its Employee Charter. If Magna is successful in operating these plants with these forms of collective bargaining agreements it will examine whether to extend these forms of agreements to any other plants in Ontario and Michigan if employees at these plants vote in favor of unionization in the future. Magna is unable to predict what impact unionization will have on costs. In addition, the CAW and the UAW have in the past attempted to pressure some of Magna's automobile manufacturer customers to encourage their suppliers to assume a neutral position with respect to unionization at their plants. Currently, the employees of one of Magna's divisions in Canada and three of its divisions in the United States are represented by unions.

 MAGNA'S OPERATIONS MAY BE ADVERSELY IMPACTED BY WORK STOPPAGES AND OTHER LABOR RELATIONS MATTERS.

    If Magna's hourly workforce becomes more unionized in the future, it may be subject to work stoppages and may be affected by other labor disputes. To date, Magna has not experienced any work stoppages, nor has it experienced any disputes with unions that have had a material adverse effect on its operations. However, future disputes with labor unions may not be resolved in Magna's favor and it may experience significant work stoppages in the future, causing it to incur significant expenses.

 MAGNA MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH SOME COMPETITORS THAT HAVE SUBSTANTIALLY GREATER MARKET SHARE.

    The automotive parts supply market is highly competitive. Magna faces competition from a number of sources, including:

    - its automobile manufacturing customers (and their related parts manufacturing organizations);

    - existing and new suppliers to these manufacturers; and

    - manufacturers of product alternatives.

    Some of Magna's competitors have substantially greater market shares than it and are dominant in the markets in which Magna operates. Magna may not be able to compete successfully with existing competitors or with any new competitors.

 PROGRAM CANCELLATIONS, DELAYS IN PROGRAM LAUNCHES OR DELAYS IN THE CONSTRUCTION OF NEW FACILITIES REQUIRED FOR PROGRAM LAUNCHES COULD REDUCE PROFITABILITY.

    From time to time, Magna expands its production capacity through the construction of new manufacturing facilities. New facilities are often required to accommodate the award of new business from customers or to facilitate the introduction of new manufacturing processes or technologies. However, the construction of new facilities involves a number of areas of operational and financial risks. For example, construction delays associated with poor weather, labor disruptions, cost overruns, shortages of construction materials and delays associated with the installation, testing and start-up of new production equipment or manufacturing processes could reduce profitability. In addition, new production programs may be cancelled at any time by automobile manufacturers, including during construction of a new facility or soon after program launch. Since many new facilities are constructed to accommodate the launch of new customer production programs, the cancellation of a new program, the customer's inability to launch a new program, or the inability of Magna or any other supplier to support the launch of a new program, could negatively impact Magna's customer and/or supplier relationships as well as expose it to reimbursement claims by customers and/or suppliers for costs arising out of such delays and could adversely affect Magna's operations and future profitability.

 CHANGES IN LAWS AND GOVERNMENTAL REGULATIONS COULD HAVE AN ADVERSE EFFECT ON MAGNA'S OPERATIONS.

    A significant change in the current regulatory environment in which Magna carries on business could adversely affect its operations. Magna's operations could be adversely impacted by significant changes in tariffs and duties imposed on its products, particularly significant changes to the North American Free Trade Agreement.

 MAGNA MAY BE ADVERSELY AFFECTED BY THE ENVIRONMENTAL AND SAFETY REGULATIONS TO WHICH IT IS SUBJECT.

    Magna is subject to a wide range of environmental laws and regulations relating to air emissions, wastewater discharge, waste management and storage of hazardous substances. It is also subject to environmental laws requiring investigation and clean-up of environmental contamination and is in various stages of investigation and clean-up at its manufacturing facilities where contamination has been alleged. Estimating environmental clean-up liabilities is complex and heavily dependent on the nature and extent of historical information and physical data relating to the contaminated site, the complexity of the contamination, the uncertainty of which remedy to apply and the outcome of discussions with regulatory authorities relating to the contamination. In addition, these environmental laws and regulations are complex, change frequently and have tended to become more stringent and expensive over time. Therefore, Magna may not have been, and in the future may not be, in complete compliance with all such laws and regulations, and Magna may incur material costs or liabilities as a result of such laws and regulations significantly in excess of amounts it has reserved.

 FLUCTUATIONS IN RELATIVE CURRENCY VALUES COULD ADVERSELY AFFECT MAGNA'S PROFITABILITY.

    Although Magna's financial results are reported in U.S. dollars, a significant portion of its sales and operating costs are realized in Canadian dollars, Euros, the British Pound and other currencies. Significant long-term fluctuations in relative currency values may adversely affect Magna's profitability. In particular, profitability may be adversely affected by a significant strengthening of the U.S. dollar against the Canadian dollar, the Euro, the British Pound or other currencies in which Magna generates revenues.

RISKS RELATING TO MAGNA'S STRUCTURE

 MAGNA IS CONTROLLED BY A CONTROLLING SHAREHOLDER.


    Holders of Magna Class A subordinate voting shares and Class B shares generally vote together as a single class, with the holders of Magna Class A subordinate voting shares entitled to one vote per share and the holders of Magna Class B shares entitled to 500 votes per share. Based on the number of shares outstanding as of July 31, 2002, the Magna Class B shares carry in the aggregate approximately 86% of the total votes attaching to the Class A subordinate voting shares and Class B shares and, accordingly, holders of the Magna Class B shares control Magna. The Stronach Trust controls Magna through the right to direct the votes attaching to Magna Class B shares carrying a majority of the votes attaching to the outstanding voting shares of Magna.
Mr. Frank Stronach, founder and Chairman of Magna, Ms. Belinda Stronach, President and Chief Executive Officer of Magna and two other members of the Stronach family are the trustees of the Stronach Trust. Frank Stronach and Belinda Stronach are also members of the class of potential beneficiaries of the Stronach Trust.


    Under current law and the attributes of the Magna Class B shares and the Magna Class A subordinate voting shares, neither a tender offer to holders of Magna Class B shares nor a private contract to purchase Magna Class B shares (regardless of the price paid therefor) would necessarily result in an offer to purchase Magna Class A subordinate voting shares.

    See "Description of Magna Share Capital and Corporate Constitution".

                              THE SPECIAL MEETING

    Donnelly is furnishing this prospectus/proxy statement to Donnelly's shareholders as part of the solicitation of proxies by Donnelly's board of directors for use at Donnelly's special meeting of shareholders.

DATE, TIME AND PLACE OF THE SPECIAL MEETING


    The special shareholders' meeting will be held on Monday, September 30, 2002, at 9:00 a.m., local time, at 49 West Third Street, Holland, Michigan 49423.


PURPOSE OF THE SPECIAL MEETING

    At the special meeting, Donnelly's shareholders will be asked:

    - to consider and vote upon a proposal to approve the merger agreement and the merger described in this prospectus/proxy statement; and

    - to consider and act upon any other business properly brought before the special meeting.

RECORD DATE; SHARES ENTITLED TO VOTE


    Shareholders of Donnelly are entitled to vote at the special meeting if they owned shares of Donnelly common stock as of the close of business on August 16, 2002, the record date. On the record date, there were 7,163,140 shares of Donnelly Class A common stock and 4,038,623 shares of Donnelly Class B common stock entitled to vote at the special meeting. Donnelly shareholders will have one vote at the special meeting for each share of Class A common stock and ten votes for each share of Class B common stock that they owned on the record date.


QUORUM


    A quorum will be present at the special meeting if holders of shares of Donnelly common stock entitled to cast 23,774,685 votes, representing a majority of the votes eligible to be cast, are represented in person or by proxy at the special meeting. If a quorum is not present at the special meeting, Donnelly expects to adjourn or postpone the meeting to solicit additional proxies. Abstentions are considered as shares present and entitled to vote for the purposes of determining the presence of a quorum.

VOTES REQUIRED FOR APPROVAL

    Pursuant to the terms of Donnelly's Second Restated and Amended Articles of Incorporation, the merger cannot be completed unless Donnelly shareholders that on the record date own shares entitled to cast not less than two-thirds of the total number of votes entitled to be cast by holders of Donnelly Class A common stock and Class B common stock, voting together as a single class, vote to approve the merger agreement and the merger. Under the shareholders' agreement and related irrevocable proxies, Donnelly shareholders who own or control shares of Donnelly common stock representing in the aggregate approximately 71% of the votes entitled to be cast by holders of Donnelly common stock at the record date have agreed to vote for the approval of the merger agreement and the merger.

VOTING BY DONNELLY'S DIRECTORS AND EXECUTIVE OFFICERS


    At the close of business on the record date, directors and executive officers of Donnelly and their affiliates owned and were entitled to vote approximately 844,839 shares of Donnelly Class A common stock and 1,070,384 shares of Donnelly Class B common stock, representing approximately 12% of the aggregate number of shares of Donnelly Class A common stock and approximately 27% of the aggregate number of shares of Donnelly Class B common stock outstanding on that date. THE DIRECTORS AND EXECUTIVE OFFICERS OF DONNELLY HAVE INDICATED THAT THEY INTEND TO VOTE THE DONNELLY COMMON STOCK THAT THEY OWN "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.


VOTING OF PROXIES

    All shares of Donnelly common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders of those shares. Proxies that are properly executed by the record holder but do not contain voting instructions will be voted as follows:

    - "FOR" the approval of the merger agreement and the merger; and

    - in accordance with the recommendation of Donnelly's board of directors, "FOR" or "AGAINST" all other proposals that may properly come before the special meeting.

    Shares of Donnelly common stock represented at the special meeting but not voted, including shares of Donnelly common stock for which proxies have been received but for which holders of those shares have abstained, will be treated as present at the special meeting for the purposes of determining the presence or absence of a quorum for the transaction of all business.

    Brokers who hold shares of Donnelly common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares are referred to as broker non-votes and will be treated as present for the purpose of determining whether a quorum exists but will be voted as an abstention.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person at the special meeting. A shareholder may revoke a proxy at any time prior to its exercise by filing with Donnelly's Corporate Secretary a duly executed revocation of proxy, by submitting a duly executed proxy to Donnelly's Corporate Secretary bearing a later date or by appearing at the special meeting and voting in person. Attendance at the special meeting will not itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

    Donnelly will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitations by mail, Donnelly directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person. Donnelly will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Donnelly common stock held of record by such custodians, nominees and fiduciaries. Donnelly will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

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                                   THE MERGER

GENERAL


    We are furnishing this prospectus/proxy statement to you in connection with the proposed merger of Donnelly with Magna Mirrors Acquisition Corp., a Michigan corporation and wholly owned subsidiary of Magna formed for the purpose of effecting the merger (referred to in this prospectus/proxy statement as the "merger subsidiary"), with Donnelly surviving the merger as a wholly owned subsidiary of Magna. This merger will be carried out as provided in the Agreement and Plan of Merger dated as of June 25, 2002, among Magna, the merger subsidiary and Donnelly (referred to as the "merger agreement"). A copy of the merger agreement is attached as Annex A to this prospectus/proxy statement and is incorporated by reference in this prospectus/ proxy statement. This prospectus/proxy statement has been sent to you because you were a holder of Donnelly Class A common stock or Class B common stock, par value $.10 per share, on August 16, 2002, the record date set by the Donnelly board of directors for a special meeting of shareholders of Donnelly to consider a proposal to approve the merger agreement and the merger.


    In the merger, each outstanding share of Donnelly common stock will be converted into a fraction of a Magna Class A subordinate voting share equal to the exchange ratio (as described below under "The Merger Agreement--Consideration to be Received in the Merger; Exchange Ratio"). If the number of Magna Class A subordinate voting shares that you would receive in the merger includes a fraction of a Magna Class A subordinate voting share, then rather than give you a fractional Magna Class A subordinate voting share, Magna will instead pay you an amount in cash equal to the approximate value on the date of the merger of that fractional interest.

    This prospectus/proxy statement also constitutes a prospectus of Magna, which is a part of the Registration Statement on Form F-4 filed by Magna with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, in order to register the Magna Class A subordinate voting shares to be issued to Donnelly shareholders in the merger.

BACKGROUND OF THE MERGER

    Over the last several years, Donnelly's board of directors has periodically reviewed Donnelly's strategic alternatives for enhancing profitability and maximizing shareholder value, giving consideration to the changes and ongoing consolidation in the automotive supplier industry. In June 2001, Donnelly retained Salomon Smith Barney Inc. as its exclusive financial advisor to assist Donnelly in evaluating strategic alternatives.

    On December 20, 2001, John Donnelly, Senior Vice President of Sales and Marketing at Donnelly, and Donald Auch, Vice President Tier 1 and Engineered Glass Systems at Donnelly, met with Volker Rudnitzki, Vice-President of Magna Mirror Systems. At the meeting, the Donnelly representatives indicated that Donnelly was interested in Magna switching its purchases of electrochromic cells for its exterior automotive mirrors to Donnelly from one of Donnelly's competitors. During the course of the meeting, Mr. Rudnitzki indicated that Magna was evaluating its mirror business and would be interested in exploring the possibility of a strategic relationship with Donnelly. The Donnelly representatives arranged a meeting at Magna's office in Grand Rapids, Michigan, to discuss possible strategic transactions between the companies. That meeting, which was on January 28, 2002, was attended by Dwane Baumgardner, Chairman, President and CEO of Donnelly, Mr. Donnelly, Mr. Rudnitzki and Manfred Gingl, Executive Vice-Chairman of Magna. A wide range of possible transactions were discussed, including the sale of electrochromic cells to Magna for its exterior mirrors, a joint venture involving electrochromic mirrors, a joint venture of the exterior mirror business of both companies and the possibility of Donnelly acquiring Magna's mirror business in exchange for Donnelly stock.

    Donnelly's regular Board meeting was held on February 15, 2002. The Board was given background material on Magna and held a discussion regarding possible strategic relationships with Magna.

    On February 28, 2002, William Biggar, Executive Vice-President of Magna, and Mr. Gingl met with Mr. Baumgardner at Donnelly's facilities in Holland, Michigan. The discussion initially centered on a possible purchase of Magna's mirror division by Donnelly in exchange for shares of Donnelly common stock which could give Magna a minority ownership interest in Donnelly. The Magna representatives indicated that Magna would need to be in a position to eventually acquire control of Donnelly and discussed having a right to obtain a class of multiple voting stock. The Magna representatives then asked whether the Donnelly family shareholders would consider selling some or all of their shares or the entire company. The Donnelly representatives indicated that they would raise this inquiry with the family shareholders.

    On March 5, 2002, Mr. Baumgardner, Donn Viola, the former Chief Operating Officer of Donnelly and now a consultant to Donnelly, and Kevin Brown, Donnelly's Senior Vice President and Chief Financial Officer, met with representatives of a leveraged buyout group (the "LBO Group") to discuss the possibility of a leveraged buyout of Donnelly.

    Throughout early and mid March 2002, Donnelly officers, including
Messrs. Baumgardner, Donnelly and Brown, discussed with Donnelly's financial advisor possible strategic alternatives for Donnelly, including various transactions with Magna, divesting certain of Donnelly's businesses and expanding other Donnelly businesses. Donnelly's objectives were defined to include: (i) enhancing shareholder value, including through increased liquidity; and/or (ii) establishing a leading business base with employee and shareholder stability.

    On March 19, 2002, Mr. Baumgardner of Donnelly met with Mr. Gingl,
Mr. Biggar and Frank Stronach, Chairman of Magna, at Magna's corporate headquarters in Aurora, Ontario. The discussion initially related to a number of joint venture possibilities that previously had been discussed, including the acquisition of Magna's mirror division by Donnelly in exchange for shares of Donnelly common stock, with Magna becoming a major shareholder of Donnelly. A transaction using different classes of stock was discussed which would provide Magna substantial voting power and the ability to elect directors. Mr. Stronach then proposed that Magna acquire Donnelly. Mr. Baumgardner responded that Donnelly was not for sale and emphasized that Donnelly was positioned to be a strong, independent company; accordingly, if Magna were interested in acquiring Donnelly it would have to be at a significant premium. Mr. Stronach then inquired whether the Donnelly family members would be interested in a transaction. He suggested that based on a preliminary review of public data and subject to financial and legal due diligence, Magna could pay up to $28.00 per share in a stock transaction and $24.00 per share in a cash transaction or an amount between the two figures in a combined cash and stock transaction.
Mr. Stronach noted that Magna's stock was widely traded and paid a dividend equal to at least 20% of after-tax profits. Mr. Baumgardner indicated he would inform the board and family shareholders of Magna's preliminary proposal and would inquire whether there was any interest in proceeding with further discussions.

    Donnelly and Magna entered into a mutual confidentiality agreement on March 21, 2002 so that confidential information concerning each company could be exchanged.

    Mr. Baumgardner then spoke with Mr. Biggar of Magna. In the course of providing background information about Magna to Mr. Baumgardner for review at an upcoming Donnelly board meeting, Mr. Biggar indicated that Magna desired to move forward with an acquisition of Donnelly if the Donnelly family shareholders would agree to support a transaction.

    On April 19, 2002, the Donnelly board held its annual strategic planning meeting with management. Present at a part of this meeting was Donnelly's financial advisor. At this meeting, the board discussed Magna's preliminary proposal and other alternatives, including operating as a stand-alone company, a possible leveraged buyout transaction, and other strategic possibilities. The board authorized management to make presentations to Magna and to the LBO Group.

    Donnelly's management made a presentation to Magna on April 29, 2002. Present for Donnelly were Messrs. Baumgardner, Donnelly, Brown and Niall Lynam, Senior Vice President of Technology. Present for Magna were Messrs. Biggar and Gingl, Mr. Jeffrey Palmer, Executive Vice-President of Magna, and
Darren Spears, Director of Financial Planning of Magna. Donnelly's management reviewed with Magna's representatives Donnelly's current business, customers and markets, financial performance, technology and major litigation. Magna indicated that it was interested in exploring the possibility of a transaction expeditiously and indicated its desire to complete preliminary due diligence in certain areas, including pension and benefits, environmental, litigation and intellectual property. The parties agreed that they would first provide limited information to one another to determine the feasibility of a transaction and to consult with their respective antitrust counsel.

    During late April and early May 2002, Magna and Donnelly held discussions regarding Donnelly's key technologies and the feasibility of a transaction. The parties then agreed to exchange financial and other information.

    On May 8, 2002, subsequent to the LBO Group's execution of a confidentiality agreement, Donnelly reviewed with the LBO Group similar information relating to Donnelly that was reviewed with Magna at Donnelly's April 29, 2002 meeting with Magna.

    On May 16, 2002, Mr. Baumgardner spoke with Mr. Biggar who stated that, having reviewed the data provided, Magna would pay a price of $26.00 per Donnelly share in an all-stock transaction with a fixed exchange ratio on the date of signing, or $24.00 per Donnelly share in a cash and stock transaction (80% stock and 20% cash). On the same date, the LBO Group informed
Mr. Baumgardner that it was interested in a leveraged buyout transaction and that $22.00 would be its maximum offer.

    Donnelly's board met again on May 17, 2002. At the meeting, Mr. Baumgardner reviewed the proposals from Magna and the LBO Group with Donnelly's management and legal and financial advisors. The Donnelly board, and the family directors on behalf of their families, determined that Magna's proposal appeared to be superior to that of the LBO Group, and authorized management to continue discussions with Magna. Donnelly family board members agreed that they would consult with their families regarding Magna's proposal. Confidentiality letters to be executed by family members were provided prior to those family discussions.

    On May 24, 2002, Mr. Baumgardner and Mr. Gingl participated in a brief telephone conversation to discuss the proposed pricing. Mr. Baumgardner indicated that the Donnelly board and family considered the proposed $26.00 in stock or $24.00 in cash and stock to be insufficient. During mid to late
May 2002, Donnelly's legal counsel continued its review of regulatory matters, and began evaluating the structure of the transaction and conducting due diligence, and Donnelly's management and financial advisor discussed with Mr. Biggar and others at Magna the offer and general terms relating to the proposed merger.

    Mr. Biggar called Mr. Baumgardner on May 30, 2002 to indicate that Magna was willing to increase its proposal to $28.00 per share in stock based on a floating exchange ratio to be determined using the twenty consecutive trading days ending shortly prior to the effective date. On May 31, 2002, Magna presented a draft merger agreement and a draft shareholders' agreement to Donnelly.

    From May 31, 2002 to June 4, 2002, attorneys for both Magna and Donnelly reviewed and discussed various legal matters and transaction documents.

    On June 4, 2002, a special meeting of the Donnelly board of directors was held. At this meeting, the merger agreement and major open issues were reviewed, including the price and exchange ratio mechanism. Also at this meeting, Donnelly's financial advisor reviewed with the board financial aspects of the proposed merger. The board noted that the major shareholders had interest in a possible transaction with Magna, depending on, among other things, the price and exchange ratio mechanism. The board, including family representatives on behalf of the family shareholders, authorized management to proceed with the ongoing discussions with Magna.

    The attorneys for both parties continued negotiating the documents throughout early June.

    On June 10 and 11, 2002, Donnelly's management and legal and financial advisors and Magna's management and legal advisor met in Aurora, Ontario. Donnelly's management received a management presentation from Magna regarding its business. The parties continued negotiating the transaction documents as well as the price and the exchange ratio, including the exchange ratio collar mechanism.

    From June 11 to June 13, 2002, after the Donnelly board of directors' discussions with Donnelly's management and legal and financial advisors and at the Donnelly board's direction, Donnelly's financial advisor contacted two transaction candidates that were considered by the board to be likely strategic purchasers to determine their interest in acquiring Donnelly. One candidate was a company with which Donnelly's management held serious discussions concerning a possible transaction within the prior year. Both candidates indicated they had no interest in making an offer to acquire Donnelly.

    From June 12 to 24, 2002, the parties continued to negotiate the transaction documents and terms of the transaction.

    Donnelly's board held two telephone conference call meetings on June 13, 2002 and June 17, 2002 to update the board on the status of the open issues and to provide input to Donnelly's management and advisors.


    On June 18, 2002, the shareholders' agreement, powers of attorney, a draft of the proposed merger agreement and other background information and a confidentiality letter were sent to Donnelly family shareholders with significant holdings. Between June 20 and 24, 2002, executed signature pages of the shareholders' agreement and powers of attorney were received from Donnelly family shareholders controlling approximately 71% of the eligible votes.


    The Donnelly board of directors met again on June 21, 2002. The legal and financial terms of the proposed merger were reviewed in detail with Donnelly's management and legal and financial advisors.

    On June 24, 2002, the Donnelly board met telephonically and final transaction details were discussed. Donnelly's legal advisor reviewed with the Donnelly board the material terms of the proposed merger. Donnelly's financial advisor reviewed with the Donnelly board its financial analysis of the exchange ratio provided for in the merger agreement and delivered to the board its oral opinion, which opinion was confirmed by delivery of a written opinion dated
June 24, 2002, as to the fairness, from a financial point of view, of the exchange ratio provided for in the merger to the holders of Donnelly Class A common stock (other than holders who have executed the shareholders' agreement and their respective affiliates). After full discussions, the board of directors of Donnelly determined that the merger, upon the terms and subject to the conditions of the merger agreement, would be advantageous and beneficial to Donnelly and its shareholders and that such transaction is consistent with and in the furtherance of Donnelly's long-term business strategies.

    Early in the morning on June 25, 2002, the merger agreement was executed. A joint press release regarding the merger was issued prior to the opening of trading on June 25, 2002.

DONNELLY'S REASONS FOR THE MERGER; APPROVAL OF THE DONNELLY BOARD

    The Donnelly board of directors has unanimously approved the merger agreement, determined that the merger upon the terms and subject to the conditions of the merger agreement would be advantageous and beneficial to Donnelly, is consistent with and in the furtherance of Donnelly's long-term business strategies, and is fair from a financial point of view to and in the best interests of, Donnelly's shareholders, and unanimously recommends that Donnelly shareholders vote for the approval and adoption of the merger agreement and approval of the merger. In the course of its deliberations, the board of directors consulted with Donnelly's management and legal and financial advisors and considered a number of factors, including those discussed below.

    The board's decision to approve the merger agreement and the merger was based in significant part upon the commitment of Donnelly shareholders owning approximately 71% of the voting power to vote in favor of the merger and against any other similar transaction, the board's evaluation of Magna, its assessment of the strategic benefits of a merger between Donnelly and Magna, its belief that the consideration to be received by Donnelly shareholders in the transaction was fair from a financial point of view and the increased liquidity for Donnelly shareholders.

    Strategic benefits of the merger that the Donnelly board of directors believes will contribute to the success of the combined entity include:

    - cost reductions and operating efficiencies that may be realized by the combined company as a result of the merger which, if realized, should serve to make the combined company more competitive;

    - utilization of the technology of both Magna and Donnelly; and

    - the opportunity for improved revenue prospects with the addition of new customers and the likelihood of obtaining greater revenue from existing customers.

    The Donnelly board of directors also considered the following factors with respect to increasing Donnelly shareholder value:

    - the fact that the merger will provide Donnelly shareholders approximately a 38% premium compared to the closing price of Donnelly common stock on June 24, 2002, the last trading day before the board meeting at which the proposed merger was approved, so long as the value of a Magna Class A subordinate voting share, calculated as described in "The Merger Agreement--Consideration to be Received in the Merger; Exchange Ratio", is not less than $61.00;

    - the exchange ratio was considered fair by the board in light of the financial condition, results of operations, businesses, prospects, relative contribution and stock price performance of Donnelly and Magna and the historical relationship of the ratio of stock prices;

    - the value of Magna stock to be received per share of Donnelly stock compares favorably to the value of Donnelly stock measured in comparison to other public companies' stock prices and to the amount paid in similar transactions, in each case based on various performance metrics; and

    - the likelihood of not realizing higher value through alternative business strategies, including remaining an independent company and continuing to execute Donnelly's existing business plan or disposing of Donnelly to another buyer or buyers.

    The Donnelly board of directors further evaluated the merits of Magna and concluded that Magna Class A subordinate voting shares, following the merger:

    - have appreciation potential in the long-term; and

    - represent part of a greater market capitalization with greater trading volume and greater liquidity as compared to that of Donnelly common stock.

    In the course of its deliberations, the Donnelly board of directors also considered a number of additional factors that were significant to its decision, including:

    - the terms of the shareholders' agreement and powers of attorney under which holders of Donnelly's outstanding common stock representing approximately 72%, at that time, of the aggregate voting power of all Donnelly's outstanding common stock have committed, and have granted irrevocable rights to Magna, to vote in favor of the merger agreement and the merger;

    - historical information concerning Magna's business, prospects, financial performance and condition, operations, technology, management and competitive position;

    - Donnelly management's view of the financial condition, results of operations, business and prospects of Magna before and after giving effect to the merger;

    - current financial market conditions and historical market prices, volatility and trading information with respect to Donnelly Class A common stock and Magna Class A subordinate voting shares and analysts' reports on Magna;

    - the opinion, dated June 24, 2002, of Salomon Smith Barney to the Donnelly board as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for in the merger to the holders of Donnelly Class A common stock (other than holders who have executed the shareholders' agreement and their respective affiliates);

    - that Magna anticipates that it will continue to operate and expand Donnelly's business as a separate entity within the Magna group;

    - the expected tax treatment of the merger permits Donnelly shareholders who desire a long-term investment to retain Magna Class A subordinate voting shares with no U.S. federal income tax effect. See "The Merger--Material United States Federal Income Tax Consequences";

    - the potential impact of the merger on Donnelly's customers, employees and communities; and

    - discussions with Donnelly's management and legal and financial advisors as to the results of their due diligence investigation of Magna's business.

    The Donnelly board of directors also considered risks arising in connection with the merger, including:

    - the conditions to effecting the merger, as described under "The Merger Agreement--Conditions", and the possibility that the merger might not be completed;

    - the potential disruption of Donnelly's business that might result from employee and customer uncertainty and lack of focus following announcement of the merger;

    - the effects of the public announcement of the merger on Donnelly's ability to attract and retain key management, marketing and technical personnel prior to the effective time;

    - the risk associated with Magna Class A subordinate voting shares, including the risk that their value might diminish prior or subsequent to closing;

    - the risk that no superior competing offer can be accepted or approved based on certain provisions required by Magna to be included in the shareholders' agreement and the merger agreement; and

    - other risks described under the caption "Risk Factors".

    In the view of the Donnelly board of directors, these risks were not sufficient, either individually or in the aggregate, to outweigh the advantages of the merger. Donnelly's board of directors concluded that all the foregoing factors considered by the board, including the board's review of the terms of the merger agreement, supported the board's recommendation of the merger.

    The above discussion of the information and factors considered by the Donnelly board of directors is not intended to be exhaustive, but is believed to include all material factors considered by the Donnelly board of directors. In view of the wide variety of factors, both positive and negative, considered by the Donnelly board of directors, the Donnelly board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered or necessarily reach a conclusion as to these factors. Based on the totality of the information and factors considered, the Donnelly board of directors believed and continues to believe that the merger is in the best interests of Donnelly and its shareholders and continues to recommend approval and adoption of the merger agreement and the merger.

MAGNA'S REASONS FOR THE MERGER

    The board of directors of Magna believes that the merger is in the best interest of Magna and its shareholders and is consistent with Magna's stated aim of completing acquisitions that complement its portfolio of automotive technologies and assets. The merger is expected to result in significant operating synergies, increased vertical integration, increased customer diversification and penetration, geographic expansion and access to significant technology on a global basis.

OPINION OF DONNELLY'S FINANCIAL ADVISOR

    Donnelly retained Salomon Smith Barney to act as its exclusive financial advisor in connection with the proposed merger. In connection with this engagement, Donnelly requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, of the exchange ratio provided for in the merger to the holders of Donnelly Class A common stock (other than holders who have executed the shareholders' agreement and their respective affiliates). On
June 24, 2002, at a meeting of the board of directors held to evaluate the proposed merger, Salomon Smith Barney delivered to the Donnelly board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 24, 2002, to the effect that, as of that date and based on and subject to the matters described in the opinion, the exchange ratio was fair, from a financial point of view, to the holders of Donnelly Class A common stock (other than holders who have executed the shareholders' agreement and their respective affiliates).

    In arriving at its opinion, Salomon Smith Barney:

    - reviewed a draft dated June 24, 2002 of the merger agreement;

    - held discussions with senior officers, directors and other representatives and advisors of Donnelly and senior officers and other representatives of Magna concerning the businesses, operations and prospects of Donnelly and Magna;

    - examined publicly available business and financial information relating to Donnelly and Magna;

    - examined financial forecasts and other information and data relating to Donnelly and publicly available financial forecasts relating to Magna, which were provided to or otherwise discussed with Salomon Smith Barney by the managements of Donnelly and Magna;

    - reviewed the financial terms of the merger as described in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of Donnelly Class A common stock and Magna Class A subordinate voting shares, the financial condition and historical and projected earnings and other operating data of Donnelly and Magna, and the capitalization of Donnelly and Magna;

    - considered, to the extent publicly available, the financial terms of other transactions effected which Salomon Smith Barney considered relevant in evaluating the merger;

    - analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating Donnelly and Magna;

    - evaluated the potential pro forma financial impact of the merger on Magna; and

    - conducted other analyses and examinations and considered other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion.

    In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with it. With respect to the publicly available financial forecasts relating to Magna discussed with Magna's management, Salomon Smith Barney assumed that those forecasts reflected reasonable estimates and judgments as to the future financial performance of Magna. With respect to the financial forecasts and other information and data relating to Donnelly provided to or otherwise reviewed by or discussed with Salomon Smith Barney, Donnelly's management advised Salomon Smith Barney that those forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of Donnelly's management as to the future financial performance of Donnelly. Salomon Smith Barney assumed, with Donnelly's consent, that any consummation of the merger will be effected in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals and consents for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Donnelly, Magna or the contemplated benefits of the merger. Salomon Smith Barney also assumed, with Donnelly's consent, that the merger will be treated as a tax-free reorganization for U.S. federal income tax purposes. In addition, representatives of Donnelly advised Salomon Smith Barney, and Salomon Smith Barney therefore assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft merger agreement reviewed by Salomon Smith Barney.


    Salomon Smith Barney's opinion relates to the relative values of Donnelly and Magna. Salomon Smith Barney did not express any opinion as to what the value of the Magna Class A subordinate voting shares actually will be when issued in the merger or the prices at which the Magna Class A subordinate voting shares will trade or otherwise be transferable at any time. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Donnelly or Magna and did not make any physical inspection of the properties or assets of Donnelly or Magna. In connection with its engagement, Salomon Smith Barney was requested to solicit, and it held discussions with, selected third parties regarding the possible acquisition of all or a part of Donnelly. Salomon Smith Barney expressed no view as to, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Donnelly or the effect of any other transaction in which Donnelly might engage. Salomon Smith Barney's opinion is necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion. Donnelly imposed no other instructions or limitations on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.


    THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED JUNE 24, 2002, WHICH DESCRIBES THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS

ATTACHED TO THIS PROSPECTUS/PROXY STATEMENT AS ANNEX C AND IS INCORPORATED INTO THIS PROSPECTUS/PROXY STATEMENT BY REFERENCE. SALOMON SMITH BARNEY'S OPINION IS ADDRESSED TO THE DONNELLY BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE OR ACT ON ANY MATTERS RELATING TO THE MERGER.

    In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Donnelly and Magna. No company, transaction or business used in those analyses as a comparison is identical to Donnelly and Magna or the proposed merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

    The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

    Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Donnelly board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Donnelly board or management with respect to the exchange ratio or the proposed merger.

    The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated
June 24, 2002 to the Donnelly board of directors. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND SALOMON SMITH BARNEY'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SALOMON SMITH BARNEY'S FINANCIAL ANALYSES.

    SELECTED COMPANIES ANALYSIS

    Salomon Smith Barney compared financial and stock market information for Donnelly and the following nine selected publicly traded companies with market capitalizations of less than $1.0 billion in the original equipment manufacturer, or OEM, supply sector of the automotive industry and the following six publicly traded companies with market capitalizations of less than $1.0 billion, with the exception of Gentex Corporation, in the OEM electronics supply sector of the automotive industry:

           OEM SUPPLY SECTOR                       OEM ELECTRONICS SUPPLY SECTOR
---------------------------------------       ---------------------------------------
- Collins & Aikman Corporation                - BEI Technologies, Inc.
- Decoma International Inc.                   - CTS Corporation
- Dura Automotive Systems, Inc.               - Gentex Corporation
- INTERMET Corporation                        - Littlefuse, Inc.
- Intier Automotive Inc.                      - Methode Electronics, Inc.
- Linamar Corp.                               - Stoneridge, Inc.
- Tesma International Inc.
- Tower Automotive, Inc.
- Wescast Industries Inc.

    Salomon Smith Barney reviewed enterprise values, calculated as equity value, plus debt, minority interest, preferred stock and out-of-the-money convertible securities, less cash and investments in affiliates, as multiples of latest
12 months revenues, earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, and earnings before interest and taxes, commonly referred to as EBIT, and calendar year 2002 estimated EBITDA. Salomon Smith Barney reviewed equity values as a multiple of calendar years 2002 and 2003 estimated earnings per share, commonly referred to as EPS. Estimated financial data were based on publicly available research analysts' estimates in the case of the selected companies and internal estimates of Donnelly's management in the case of Donnelly. All multiples were based on closing stock prices on June 21, 2002. Salomon Smith Barney then applied a range of selected multiples derived from the financial data described above for the selected companies to corresponding financial data of Donnelly. This analysis indicated an implied equity reference range for Donnelly of approximately $18.50 to $23.50 per share.

    Salomon Smith Barney also compared financial and stock market information for Magna and the following six selected publicly held companies with market capitalizations in excess of $1.5 billion in the OEM supply sector of the automotive industry:

                   OEM SUPPLY SECTOR
            -------------------------------
            - Dana Corporation
            - Delphi Corporation
            - Johnson Controls, Inc.
            - Lear Corporation
            - Visteon Corporation
            - Valeo S.A.

    Salomon Smith Barney reviewed enterprise values as a multiple of latest
12 months EBITDA and calendar year 2002 estimated EBITDA and equity values as a multiple of calendar years 2002 and 2003 estimated EPS. Estimated financial data for the selected companies and Magna were based on publicly available research analysts' estimates. All multiples were based on closing stock prices on June 21, 2002. Salomon Smith Barney then applied a range of selected multiples derived from the financial data described above for the selected companies to corresponding financial data of Magna. This analysis indicated an implied equity reference range for Magna of approximately $69.00 to $85.00 per share.

    Using the implied equity reference ranges derived for Donnelly and Magna based on this "Selected Companies Analysis", Salomon Smith Barney then calculated the following implied exchange ratio reference range, as compared to the exchange ratio implied in the merger based on the average of the daily average of high and low prices of Magna Class A subordinate voting shares for the twenty consecutive trading days ended June 21, 2002 of $68.71 per share:

                                       EXCHANGE RATIO IMPLIED IN THE MERGER
IMPLIED EXCHANGE RATIO                  BASED ON AVERAGE MAGNA STOCK PRICE
   REFERENCE RANGE                OVER 20 TRADING DAY PERIOD ENDED JUNE 21, 2002
----------------------            -----------------------------------------------
  0.218x - 0.341x                                     0.408x

    PRECEDENT TRANSACTIONS ANALYSIS

    Salomon Smith Barney reviewed the purchase prices and implied transaction multiples in 29 selected transactions in the OEM supply sector of the automotive industry. Salomon Smith Barney reviewed enterprise values in the selected transactions as a multiple of latest 12 months EBITDA. All multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data for Donnelly were based on internal estimates of Donnelly's management. Salomon Smith Barney then applied ranges of selected multiples of latest 12 months EBITDA derived from the selected transactions to Donnelly's latest 12 months and estimated calendar year 2002 EBITDA. This analysis indicated an implied equity reference range for Donnelly of approximately $22.00 to $27.00 per share.

    Using the implied equity reference ranges derived for Donnelly based on this "Precedent Transactions Analysis" and for Magna based on the "Selected Companies Analysis" described above, Salomon Smith Barney then calculated the following implied exchange ratio reference range, as compared to the exchange ratio implied in the merger based on the average of the daily average of high and low prices of Magna Class A subordinate voting shares for the twenty consecutive trading days ended June 21, 2002 of $68.71 per share:

                                       EXCHANGE RATIO IMPLIED IN THE MERGER
IMPLIED EXCHANGE RATIO                  BASED ON AVERAGE MAGNA STOCK PRICE
   REFERENCE RANGE                OVER 20 TRADING DAY PERIOD ENDED JUNE 21, 2002
----------------------            -----------------------------------------------
  0.259x - 0.391x                                     0.408x

    CONTRIBUTION ANALYSIS

    Salomon Smith Barney compared the relative contributions of Donnelly and Magna to the combined company's revenues, EBITDA, EBIT, net income, funds from operations, cash flow from operations, capital expenditures, free cash flow, total assets, shareholders' equity and tangible book value for calendar year 2001 and the combined company's estimated net income for calendar year 2002. Estimated financial data were based on internal estimates of Donnelly's management in the case of Donnelly and publicly available research analysts' estimates in the case of Magna. Salomon Smith Barney then derived implied exchange ratios based on the relative contributions of each of Donnelly and Magna. This analysis indicated the following implied exchange ratio reference range, as compared to the exchange ratio implied in the merger based on the average of the daily average of high and low prices of Magna Class A subordinate voting shares for the twenty consecutive trading days ended June 21, 2002 of $68.71 per share:

                                       EXCHANGE RATIO IMPLIED IN THE MERGER
IMPLIED EXCHANGE RATIO                  BASED ON AVERAGE MAGNA STOCK PRICE
   REFERENCE RANGE                OVER 20 TRADING DAY PERIOD ENDED JUNE 21, 2002
----------------------            -----------------------------------------------
  0.159x - 0.367x                                     0.408x

    DISCOUNTED CASH FLOW ANALYSIS

    Salomon Smith Barney performed a discounted cash flow analysis of Donnelly to calculate the estimated present value of the unlevered, after-tax free cash flows that Donnelly could generate over fiscal years 2002 through 2006. Estimated financial data for Donnelly were based on internal estimates of Donnelly's management. Salomon Smith Barney calculated a range of estimated EBITDA terminal values by applying terminal value multiples ranging from 6.0x to 7.0x to Donnelly's fiscal year 2006 estimated EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 12.0% to

13.0%. This analysis indicated an implied equity reference range for Donnelly of approximately $37.99 to $46.13 per share.

    Salomon Smith Barney also performed a discounted cash flow analysis of Magna to calculate the estimated present value of the unlevered, after-tax free cash flows that Magna could generate over fiscal years 2002 through 2005. Estimated financial data for Magna were based on publicly available research analysts' estimates. Salomon Smith Barney calculated a range of estimated EBITDA terminal values by applying terminal value multiples ranging from 6.0x to 7.0x to Magna's estimated fiscal year 2005 EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 7.5% to 8.5%. This analysis indicated an implied equity reference range for Magna of approximately $103.68 to $123.99 per share.

    Using the implied equity reference ranges derived for Donnelly and Magna based on this "Discounted Cash Flow Analysis", Salomon Smith Barney then calculated the following implied exchange ratio reference range, as compared to the exchange ratio implied in the merger based on the average of the daily average of the high and low prices of Magna Class A subordinate voting shares for the twenty consecutive trading days ended June 21, 2002 of $68.71 per share:

                                       EXCHANGE RATIO IMPLIED IN THE MERGER
IMPLIED EXCHANGE RATIO                  BASED ON AVERAGE MAGNA STOCK PRICE
   REFERENCE RANGE                OVER 20 TRADING DAY PERIOD ENDED JUNE 21, 2002
----------------------            -----------------------------------------------
  0.306x - 0.445x                                     0.408x

    HISTORICAL EXCHANGE RATIO ANALYSIS

    Salomon Smith Barney reviewed the ratio of the closing price of Donnelly Class A common stock to the closing price of Magna Class A subordinate voting shares on June 21, 2002 and the ratios implied by the average closing prices of Donnelly Class A common stock to Magna Class A subordinate voting shares over the one-month, three-month, six-month, 12-month, 24-month and 36-month periods ended June 21, 2002. This analysis indicated an implied exchange ratio reference range of 0.24x to 0.30x, as indicated in the following table, as compared to the exchange ratio implied in the merger of 0.408x based on the average of the daily average of the high and low prices of Magna Class A subordinate voting shares for the twenty consecutive trading days ended June 21, 2002 of $68.71 per share:

       PERIODS                   IMPLIED EXCHANGE RATIO
---------------------            ----------------------
  June 21, 2002                           0.30x
    One month                             0.28
  Three months                            0.27
   Six months                             0.25
   12 months                              0.24
   24 months                              0.26
   36 months                              0.27

    PRO FORMA MERGER ANALYSIS

    Salomon Smith Barney reviewed the potential pro forma effect of the merger on Magna's estimated EPS for calendar years 2002 and 2003, without giving effect to potential cost savings or other synergies that could result from the merger. Estimated financial data were based on publicly available research analysts' estimates in the case of Magna and internal estimates of Donnelly's management in the case of Donnelly. Based on the exchange ratio of 0.408x implied in the merger based on the average of the daily average of the high and low prices of Magna Class A subordinate voting shares for the twenty consecutive trading days ended June 21, 2002 of $68.71 per share and without taking into account potential cost savings or other synergies that could result from the merger, this analysis indicated that the merger could be dilutive to Magna's estimated EPS in each of the periods reviewed. The actual results achieved by the combined company may vary from projected results and the variations may be material.

    OTHER FACTORS

    In rendering its opinion, Salomon Smith Barney also reviewed and considered other factors, including:

    - historical trading prices and trading volumes for Donnelly Class A common stock and Magna Class A subordinate voting shares, including the trading price ranges for Donnelly Class A common stock and Magna Class A subordinate voting shares during the 12-month period preceding June 21, 2002;

    - the relationship between movements in Magna Class A subordinate voting shares, movements in the common stock of the selected companies in the OEM supply sector of the automotive industry and movements in the large-cap auto supplier and S&P 500 indexes;

    - the high and low exchange ratios implied in the merger based on the collar mechanism provided for in the merger;

    - the resulting implied equity reference range for Donnelly based on a hypothetical leveraged buyout of Donnelly; and

    - selected research analysts' reports on Donnelly and Magna, including a comparison of Donnelly's historical EPS and publicly available research analysts' EPS estimates for Donnelly and the EPS estimates for Magna of selected research analysts.

    MISCELLANEOUS


    Under the terms of its engagement, Donnelly has agreed to pay Salomon Smith Barney for its financial advisory services in connection with the merger a retainer fee of $250,000 and, upon completion of the merger, an additional fee equal to 1% of the transaction value. No portion of Salomon Smith Barney's fees was contingent upon it delivering its opinion. Donnelly also has agreed to reimburse Salomon Smith Barney for reasonable travel and other expenses incurred by Salomon Smith Barney in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.


    In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Donnelly and Magna for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. An affiliate of Salomon Smith Barney currently has lending arrangements with Magna for which such affiliate has received, and will receive, customary fees. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Donnelly and Magna and their respective affiliates.

    Salomon Smith Barney is an internationally recognized investment banking firm and was selected by Donnelly based on its reputation, experience and familiarity with Donnelly and its businesses. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of Donnelly's management team and Donnelly's board of directors have interests in the merger that are in addition to their general interests as Donnelly shareholders. As described below, the merger will constitute a change in control of Donnelly for purposes of determining the entitlement of some of Donnelly's executive officers to certain severance and other benefits. In addition, each member of Donnelly's board of directors will have the right to receive certain accelerated deferred compensation and accelerated pension benefits.

    None of the members of Donnelly's board of directors will continue to serve as directors upon completion of the merger.

    The members of Donnelly's board of directors were aware of these additional interests when they approved the merger agreement.

    EXECUTIVE SEVERANCE AGREEMENTS. Donnelly has severance agreements with 18 executive officers and certain other employees, providing for a severance payment in the event of termination of employment under certain circumstances in connection with a change in control of Donnelly. The merger will constitute a change in control for purposes of those agreements. The agreements provide that, upon termination, each executive officer will receive a lump sum payment of one, one and a half or two times his or her highest annual rate of base salary in effect within the three years up to and including the date of termination, plus one, one and a half or two times his or her average earned bonus over the two full fiscal years prior to the change in control. If the executive has not been eligible for an earned bonus for two fiscal years, the average earned bonus shall be deemed to be the executive's target bonus for the current fiscal year multiplied by the average percentage of target bonus paid to Donnelly's corporate management team in the last two fiscal years. If the executive has been eligible for an earned bonus for the last full fiscal year but not for the last two full fiscal years, the average earned bonus will be the average of the executive's actual earned bonus for the last full fiscal year and the executive's target bonus for the current fiscal year multiplied by the average percentage of target bonus paid to Donnelly's corporate management team in the penultimate full fiscal year prior to the change in control. Any amount received, as described above, shall be reduced by the amount of any other severance relating to salary or bonus continuation to be received by the executive upon the executive's termination of employment under any salary or bonus continuation guideline, plan, agreement, policy or arrangement of Donnelly and any severance payments Donnelly is required to make pursuant to the requirements of any United States or foreign law or regulation.


    The severance agreements also provide that upon termination the employee will receive an additional cash payment equal to the sum of the employee's unpaid base salary and accrued vacation pay through the date of termination and the employee's average earned bonus over the two full fiscal years prior to the change in control, prorated for the number of days completed in the fiscal year in which the change of control occurs. If the executive has not been eligible for an earned bonus for two fiscal years or the executive has been eligible for an earned bonus for the last full fiscal year but not for the last two full fiscal years, the average earned bonus shall be adjusted in the same manner as the earned bonus as discussed in the preceding paragraph. The employee will also receive any earned bonus for the fiscal year prior to the change in control, plus any compensation previously deferred by the employee other than pursuant to any deferred stock plan or any tax qualified plan to the extent not previously paid.

    In addition, each eligible executive will be entitled to continuation of health care, life, accidental death and dismemberment, and disability insurance coverage for one, one and a half or two years after the date of termination. These benefits will be provided at the same premium cost and coverage level as in effect at the date of termination, subject to adjustment for changes in the premium costs or coverage for continuing employees. The continuation of these welfare benefits will terminate if the executive is entitled to significantly similar benefits from a subsequent employer. The agreements also require Donnelly to pay the cost of outplacement services for each executive during the two-year period following termination in an amount not to exceed the lesser of 15% of the executive's base salary as of the date of termination or $25,000.


    To the extent not previously paid or provided, Donnelly must timely pay or provide to the executive any other amounts or benefits, including any automobile allowance, required to be paid or provided or which the executive is eligible to receive under any plan, program, policy or practice or contract or agreement of Donnelly and its affiliated companies through the date of termination, and the payments received and the time period over which benefits are payable shall be included for purposes of determining participation eligibility, vesting and the amount of any benefit.



    Also, for those executives who are provided a company-owned or leased vehicle, Donnelly must timely deliver to the executive ownership of the executive's then-provided company vehicle and pay any amounts then owing thereon.


    Each severance agreement provides that if payments to the executive are subjected to the excise tax imposed under Section 4999 of the Internal Revenue Code, Donnelly will pay the executive an amount equal to the excise tax plus all taxes on such payment.


    The aggregate amounts that would be payable as severance to those 18 executive officers of Donnelly, if they were all terminated on the effective date of the merger in a manner that required severance payments, are estimated to be approximately $6.7 million, based on certain assumptions and currently available information.

    EMPLOYEES' SEVERANCE AT SEPARATION PLAN. Upon termination of employment after a change in control of Donnelly (including the merger), any eligible employee (excludes officers with severance agreements) under the Employees' Severance at Separation Plan is entitled to receive a financial severance benefit equal to one week of the employee's gross base rate for each year of completed service, plus one week of gross base rate of pay for every $5,000 by which the employee's annual gross base rate of pay exceeds $10,000, rounded down to the nearest whole number. This financial severance benefit will be at least six weeks, but no more than 52 weeks, of the employee's gross base rate. Upon separation from Donnelly, the employee will receive the financial severance benefit in a lump sum payment on the date of separation. An employee age 55 or older who has completed five or more years of service on the date of separation may elect to receive the financial severance benefit either in a lump sum payment or in equal, weekly installments as salary continuation for up to a two-year period. By electing this latter option, the employee will be placed on an authorized, paid leave of absence and will continue to earn service credits for Donnelly's Employees' Retirement Plan and Retiree Medical Plan during this time.


    Furthermore, for an eligible employee that also participates in Donnelly's Flexible Benefits Program, Donnelly, or its successor, will waive the premium for continuation of the standard flexible benefits package of medical and dental coverage for the number of weeks of severance the employee receives. For an employee age 55 or older who has completed five or more years of service on the date of separation, Donnelly will waive the weekly premium for continuation of the standard flexible benefits package of medical and dental coverage for the number of weeks of severance the employee would have received if the lump sum payment option had been elected.

    Donnelly, or its successor, may provide an eligible employee with external employment assistance. If the employee elects not to accept these services, the employee will not receive any cash or other benefits in lieu of employment assistance.

    To be an eligible employee under the plan, an employee must have completed one year of service and be a regular employee of Donnelly or any of Donnelly's United States subsidiaries which is at least 80% owned by Donnelly, other than an officer of Donnelly or any of such subsidiaries that has entered into a separate Severance Agreement with Donnelly.


    DONNELLY STOCK OPTIONS. All unvested Donnelly employee stock options vested in accordance with their terms by reason of the deemed "change in control" of Donnelly that occurred for purposes of the options upon the execution and delivery of the shareholders' agreement. Options to acquire approximately
69,552 shares, at August 27, 2002, of Donnelly Class A common stock will expire by their terms at the effective time of the merger unless exercised prior to the effective time of the merger. Each holder of the remaining employee stock options, to acquire in the aggregate approximately 131,304 shares, at August 27, 2002, of Donnelly common stock, has entered into a binding, unconditional agreement obligating such holder to exercise, not later than immediately prior to the effective time of the merger, all such options. Donnelly has delivered copies of such agreements to Magna.


    In addition, the vesting periods for certain stock options for certain members of Donnelly's board of directors were accelerated pursuant to the change in control provisions under Donnelly's Nonemployee Director Option Plan. The aggregate amount of Donnelly Class A common stock subject to these options is 18,000 shares, and the options are exercisable at an option price of $13.45 per share, for an estimated pre-tax benefit of $261,900 assuming $28.00 per share of Donnelly Class A common stock.

    PENSION PLAN PAYMENTS FOR OUTSIDE DIRECTORS. Donnelly's Pension Plan for Outside Directors provides that a participant's quarterly retirement benefit will be an amount equal to 25% of the participant's annual retainer and committee retainers in effect for the participant on the date of termination of service on the board. This plan was amended on June 13, 2002, to provide that upon a change in control of Donnelly (including the merger), all participants will be eligible for payment of their retirement benefits when they cease to be directors after a change of control, irrespective of their age or number of years of service. Payment of the retirement benefit will begin on the first working day of the next quarter after the change in control and will continue on the first working day of each quarter thereafter for a period equal to the participant's years of service on the board prior to 1999. The June 13, 2002 amendment also permitted participants to elect to have the balance of the installment payments then remaining paid in a single lump sum payment on the first working day of January of any year after the year in which the change in control occurs. Installment payments will continue to be made until the date on which the lump sum payment is due. The lump sum payment will be equal to the quarterly payment for the participant multiplied by the number of installments then remaining. There will not be any reduction to present value of such payments. All the outside directors have elected to receive a lump sum payment.

    If a participant retired prior to a change in control and is receiving installment payments under this Plan, the installment payments will be continued as in effect prior to the change in control; PROVIDED, HOWEVER, that the participant may elect to be paid the balance of the installments then outstanding in a single lump sum payment on the first working day of January of any year following the year in which the change in control occurs if the participant files a written election to this effect with Donnelly within 30 days after June 13, 2002, the date on which the amendment was adopted. The only retired director entitled to payment has elected to receive a lump sum payment. The lump sum payment will be equal to the quarterly installments multiplied by the number of installments then remaining. There will not be any reduction to present value of such payments.

    Upon a change in control (including the merger), Donnelly, or its successor, must establish a trust in a form known as a "rabbi trust" and must fund the trust with an amount equal to the present value of the amounts payable under the Pension Plan for Outside Directors to participants who have not elected lump sum payments. Once the trust is established and funded, the corpus of the trust would remain subject to the claims of Donnelly's or its successor's creditors.

    The aggregate amounts that would be payable to Donnelly's ten current and former outside directors under the Pension Plan for Outside Directors, as amended, upon a change in control are estimated to be approximately
$3.7 million.

    DEFERRED DIRECTOR FEE PLAN. The Deferred Director Fee Plan, as amended on June 13, 2002, provides that on or before the last day of any year, any director may elect to defer receipt of all or any portion of the director's fees to be earned in succeeding years. Based upon the change of control of Donnelly, each director whose service is terminated within two years of the change of control, shall be entitled to receive the director's deferred fees, plus interest, in 10 annual installments, payable beginning on the first day of the year following the director's termination from the board of directors. Each installment will be the balance of the director's account divided by the number of unpaid installments, with the balance of the director's account continuing to be credited with interest; PROVIDED, HOWEVER, that a director may elect to have the balance of the director's account paid in a single lump sum payment on the first working day of January of any year after the year in which the change in control occurs, if the director files a written election to this effect within 30 days after the date on which the amendment was adopted. Prior to the amendment, payment of deferred compensation occurred in a lump sum in the January following a change in control.

    Upon a change in control (including the merger), Donnelly, or its successor, must establish a trust in a form known as a "rabbi trust" and must fund the trust with an amount equal to the present value of the amounts payable under the Deferred Director Fee Plan to participants who have not elected lump sum payments.

    The aggregate amounts that would be payable under the Deferred Director Fee Plan, as amended, upon a change in control are estimated to be approximately $2.5 million based on certain assumptions and currently available information.

    DEFERRED COMPENSATION PLAN. The Deferred Compensation Plan, as amended and restated, provides that on or before September 15 of any year in which an annual incentive award under the Donnelly Corporation Executive Compensation Plan is earned by an eligible employee, the eligible employee may elect to defer any amount up to 100% of the annual incentive award to be earned for that year. In addition, an eligible employee may elect to defer up to 25% of future base salary. If an eligible employee's employment is terminated within two years after a change in control, the entire amount in the employee's account will be paid to the employee on January 15 of the year following the year in which employment terminates.

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    Upon a change in control (including the merger), Donnelly, or its successor, must establish a trust in a form known as a "rabbi trust" and must fund the trust with an amount equal to the present value of the amounts payable under the Deferred Compensation Plan to participants who have not elected lump sum payments.

    As of July 11, 2002, the aggregate amounts that would be payable under the Deferred Compensation Plan, as amended and restated, upon a change in control are estimated to be approximately $2.7 million based on certain assumptions and currently available information.

    SUPPLEMENTAL RETIREMENT PLAN. The Supplemental Retirement Plan is maintained for a select group of Donnelly employees whose benefits under the Donnelly Corporation Employees' Retirement Plan are limited by the Qualified Retirement Plan rules under the Internal Revenue Code.

    The Supplemental Retirement Plan, as amended by an amendment approved by the board on June 13, 2002, provides that upon a change in control (including the merger), all participants will be 100% vested in their accrued benefit under this plan, regardless of the number of years of service, and if a participant's employment is terminated within two years after the change in control, the actuarial equivalent present value of the participant's accrued benefit will be paid to the participant in a single lump sum payment on January 2 of the year following the year in which the change of control occurs if the participant has filed a written election within thirty days of the date of the amendment.


    Upon a change in control (including the merger), Donnelly, or its successor, must establish a trust known as a "rabbi trust" and must fund the trust with an amount equal to the present value of the amounts payable under the Supplemental Retirement Plan to participants who have not elected lump sum payments.


    NO MODIFICATION OF BENEFIT PLANS. Pursuant to the merger agreement, the surviving corporation may not, and Magna may not cause the surviving corporation to, make any changes, amendments or revisions to Donnelly's Pension Plan for Outside Directors, Deferred Director Fee Plan, Deferred Compensation Plan or Supplemental Retirement Plan, that would adversely affect the amounts or the payment terms with respect to benefits accrued as of the effective time of the merger to be paid to any participant of the plans as of the effective time of the merger. Magna's obligation to refrain from causing the surviving corporation to make any changes, amendments or revisions to these plans is an absolute and unconditional obligation, without regard to the financial ability of the surviving corporation to take such action and, in the case of any obligation of the surviving corporation to make any payment, Magna must make or cause to be made such payment when due in the event that the surviving corporation fails to make such payment for any reason.

    INDEMNIFICATION AND LIABILITY INSURANCE. If the merger is consummated, Magna has agreed to cause the surviving corporation to indemnify the directors and officers of Donnelly as discussed under "The Merger
Agreement--Covenants--Indemnification, Directors and Officers Insurance".


    DONNELLY EXPORT CORPORATION. The holders of Donnelly's Class B Common Stock also own all the outstanding shares of Donnelly Export Corporation, a shareholder Domestic International Sales Corporation under the Internal Revenue Code. Section 5.17 of the merger agreement requires Donnelly to terminate all contracts, agreements and arrangements between Donnelly Export and Donnelly immediately prior to the closing of the merger. The holders of Donnelly's
Class B Common Stock will not derive any financial advantage over the holders of Donnelly's Class A Common Stock from the termination of these contracts, agreements and arrangements, which was required by Magna as a condition to its execution of the merger agreement.


EFFECTIVE TIME OF THE MERGER

    On the day of the closing of the merger, which will occur no later than the business day after satisfaction or waiver of all the conditions to the merger, the merger will become effective upon filing of a certificate of merger with the Department of Consumer and Industry Services, Bureau of Corporations Securities and Land Development, of the State of Michigan (or on such later date and time as may be specified in the articles of merger). It is anticipated that the merger will close on the date of the special meeting.

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ARTICLES OF INCORPORATION AND BY-LAWS

    At the effective time of the merger, the articles of incorporation of Donnelly as in effect immediately prior to the effective time will be the articles of incorporation of the surviving corporation (except that the articles of incorporation shall be amended at the effective time to provide that they are identical to the articles of incorporation of the merger subsidiary and except that the name of the corporation will be Donnelly Corporation) until thereafter changed or amended as provided in the articles of incorporation or by applicable law. The by-laws of the merger subsidiary as in effect immediately prior to the effective time will be the by-laws of the surviving corporation until thereafter changed or amended. The directors and officers of the merger subsidiary will be the directors and officers of the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed, as applicable, and qualified.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material United States federal income tax consequences of the merger. The discussion that follows is based on and subject to the Internal Revenue Code, Treasury Regulations under the Internal Revenue Code, existing administrative interpretations and court decisions as of the date of this proxy statement/prospectus, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. The following discussion does not address the effects of the merger under any state, local or foreign tax laws.

    The tax treatment of a Donnelly shareholder may vary depending upon the shareholder's particular situation, and certain Donnelly shareholders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons who do not hold Donnelly stock as capital assets, employees of Donnelly and individuals who hold Donnelly stock as part of a straddle, conversion or other integrated transaction) may be subject to special rules not discussed below. This discussion assumes that shareholders of Donnelly hold their shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code. Each Donnelly shareholder is urged to consult its tax advisor with respect to the specific tax consequences of the merger, including the effect of United States federal, state, local, foreign and other tax rules, and the effect of possible changes in tax laws.

    The closing of the merger is conditional upon Donnelly receiving an opinion from its counsel, Varnum, Riddering, Schmidt & Howlett LLP, to the effect that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes, and that Magna, the merger subsidiary and Donnelly will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. Based on those conclusions, the United States federal income tax consequences of the merger will be as follows:

    TAX CONSEQUENCES TO MAGNA, MERGER SUBSIDIARY AND DONNELLY. For United States federal income tax purposes, no gain or loss will be recognized by Magna, the merger subsidiary or Donnelly as a result of the merger.

    TAX CONSEQUENCES TO DONNELLY SHAREHOLDERS. For United States federal income tax purposes, (i) no gain or loss will be recognized by a shareholder of Donnelly upon the surrender of the shareholder's shares of Donnelly stock and the issuance from treasury of Magna Class A subordinate voting shares pursuant to the merger, except with respect to cash, if any, received in lieu of a fractional Magna Class A subordinate voting share, (ii) the aggregate tax basis of the Magna Class A subordinate voting shares received in exchange for shares of Donnelly stock pursuant to the merger (including a fractional Magna Class A subordinate voting share for which cash is received) will be the same as the aggregate tax basis of the shares of Donnelly stock exchanged, (iii) the holding period for Magna Class A subordinate voting shares received in exchange for shares of Donnelly stock will include the shareholder's holding period for the shares of Donnelly stock, provided the shares of Donnelly stock were held as capital assets by the holder at the effective time of the merger, and (iv) a shareholder of Donnelly who receives cash in lieu of a fractional Magna Class A subordinate voting share will recognize gain or loss equal to the difference, if any, between the shareholder's tax basis in the fractional share (determined under clause (ii) above) and the amount of cash received.

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    The opinions described above will be based on certain assumptions, and
Varnum, Riddering, Schmidt & Howlett LLP will receive and rely upon representations contained in certificates of officers of Magna and Donnelly. The inaccuracy or incompleteness of any of those assumptions or representations might jeopardize the validity of the opinions rendered. An opinion of counsel will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting positions contrary to those expressed above, and no assurance can be given that a contrary position will not be asserted successfully by the Internal Revenue Service or adopted by a court if the issues were litigated. Neither Magna nor Donnelly intends to obtain a ruling from the Internal Revenue Service with respect to the tax consequences of the merger.

    The tax consequences of the merger described above may not apply to individuals who received Donnelly stock as compensation or to Donnelly shareholders who, for United States federal income tax purposes, are nonresident aliens, foreign corporations, foreign partnerships, foreign trusts or foreign estates.

    WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT INTEND THAT THIS DISCUSSION BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, AS NOTED ABOVE, WE DO NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, IN LIGHT OF YOUR INDIVIDUAL CIRCUMSTANCES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

    The following summary fairly represents the material Canadian federal income tax consequences generally applicable to non-resident holders in respect of the holding and disposition of Magna Class A subordinate voting shares. For purposes of the Canadian INCOME TAX ACT and any applicable income tax treaty or convention, a non-resident holder is a holder who, at all relevant times, is neither resident nor deemed to be resident in Canada at any time, does not use or hold, and is not deemed to use or hold, the Magna Class A subordinate voting shares in connection with a trade or business that the holder carries on, or is deemed to carry on, in Canada at any time, and who for purposes of the Canadian INCOME TAX ACT holds the Magna Class A subordinate voting shares as capital property, deals at arm's length with Magna and Donnelly and is not affiliated with Magna and Donnelly. Special rules, which are not addressed in this discussion, may apply to a holder that is an insurer that carries on business in Canada or elsewhere.

    This summary is based on the current provisions of the Canadian INCOME
TAX ACT and the regulations thereunder, the current provisions of the CANADA-UNITED STATES INCOME TAX CONVENTION (1980) (THE "CANADA-U.S. TAX CONVENTION"), counsel's understanding of the current administrative and assessing policies and practices published by the Canada Customs and Revenue Agency and all specific proposals to amend the Canadian INCOME TAX ACT and the regulations thereunder that have been publicly announced by or on behalf of the Canadian Minister of Finance prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax consequences and does not otherwise take into account or anticipate any other changes in the law or administrative and assessing policies or practices, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations. This summary assumes that Magna Class A subordinate voting shares will at all relevant times be listed on a prescribed stock exchange for purposes of the Canadian INCOME TAX ACT (which currently includes the TSX and the NYSE).

    THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER AND NO REPRESENTATION WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER IS MADE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE INCOME TAX CONSIDERATIONS RELEVANT TO THEM, HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

    DIVIDENDS. Dividends, including stock dividends, paid or credited or deemed to be paid or credited to a non-resident holder of Class A subordinate voting shares will be subject to Canadian non-resident withholding tax at a rate of 25% of the gross amount of such dividends under the Canadian INCOME TAX ACT. This rate may be reduced under an applicable income tax treaty or convention between Canada and such non-resident holder's country of residence. In the case of a non-resident holder which is the beneficial owner of such dividends and a resident of the United States for the purposes of the CANADA-U.S. TAX CONVENTION, the rate of non-resident

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withholding tax in respect of dividends on the Magna Class A subordinate voting shares will generally be reduced to a rate of 15% of the gross amount of such dividends (except that where such beneficial owner is a corporation and owns at least 10% of our voting stock, the rate of withholding tax is reduced to 5%). Under the CANADA-U.S. TAX CONVENTION, dividends paid or credited to a non-resident holder that is a United States tax exempt organization as described in Article XXI of the CANADA-U.S. TAX CONVENTION that has complied with certain administrative procedures will generally not be subject to Canadian withholding tax.

    DISPOSITIONS. A non-resident holder will not be subject to tax under the Canadian INCOME TAX ACT in respect of capital gains realized on the disposition or deemed disposition (including on the death of the non-resident holder) of Magna Class A subordinate voting shares unless such shares are "taxable Canadian property" (within the meaning of the Canadian INCOME TAX ACT) to the holder at the time of the disposition. Magna Class A subordinate voting shares will generally not constitute taxable Canadian property to a non-resident holder provided such shares are listed on a prescribed stock exchange for purposes of the Canadian INCOME TAX ACT (which currently includes the TSX and the NYSE) on the date of disposition and, at any time during the five-year period immediately preceding the disposition or deemed disposition of the Magna Class A subordinate voting shares, the non-resident holder, persons with whom such holder did not deal at arm's length, or the non-resident holder together with such persons has not owned 25% or more of the issued shares of any class or series of Magna's capital stock. For this purpose, it is the position of the Canada Customs and Revenue Agency that a non-resident holder of an interest in or option to acquire Magna Class A subordinate voting shares will be considered to hold the Magna Class A subordinate voting shares to which such interest or option relate. Non-resident holders' Magna Class A subordinate voting shares may be deemed to be taxable Canadian property in certain circumstances.

    In any event, under the CANADA-U.S. TAX CONVENTION, capital gains realized by a resident of the United States for purposes of the CANADA-U.S. TAX CONVENTION on the disposition of Magna Class A subordinate voting shares will generally not be taxable under the Canadian INCOME TAX ACT unless the value of the Magna Class A subordinate voting shares is derived principally from real property situated in Canada.

ACCOUNTING TREATMENT

    The merger will be accounted for under the purchase method of accounting, in accordance with United States and Canadian generally accepted accounting principles. Under the purchase method of accounting, the aggregate consideration paid by Magna for the shares of Donnelly common stock, together with the direct costs of the merger, will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values, with the excess consideration allocated to goodwill. The results of Magna's operations will include the results of operations of Donnelly from the date of completion of the merger.

ANTITRUST APPROVALS


    Under U.S. antitrust laws, Magna and Donnelly may not complete the merger until Magna and Donnelly have notified the Antitrust Division of the United States Department of Justice and the Federal Trade Commission of the merger by filing the necessary report forms and until a required waiting period has ended. Similar requirements exist with respect to the European Union and Brazil. Magna and Donnelly have filed the required information and materials to notify the U.S. Department of Justice and the Federal Trade Commission of the merger and the required waiting period expired on August 12, 2002. Magna and Donnelly have also made the necessary foreign filings but await clearance from the European Union and Brazilian authorities.


LISTING OF MAGNA CLASS A SUBORDINATE VOTING SHARES ON THE NYSE AND THE TSX

    In the merger agreement, Magna has agreed to use its best efforts to list for trading on the NYSE and the TSX the Magna Class A subordinate voting shares to be issued in connection with the merger. Such authorization for listing is a condition to the obligations of Magna, the merger subsidiary and Donnelly to consummate the merger. See "The Merger--Material Canadian Federal Income Tax Consequences".

RESALE OF MAGNA CLASS A SUBORDINATE VOTING SHARES ISSUED IN THE MERGER;
  AFFILIATES

    The Magna Class A subordinate voting shares to be issued to Donnelly shareholders in connection with the merger will be freely transferable under the Securities Act of 1933, as amended, except for Magna Class A subordinate voting shares issued to any person deemed to be an affiliate of Donnelly for purposes of Rule 145 under the Securities Act of 1933, as amended, at the effective time. Those affiliates may not sell their Magna Class A subordinate voting shares acquired in connection with the merger except pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering such shares, or in compliance with Rule 145 promulgated under the Securities Act of 1933, as amended, or another applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

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    Pursuant to the merger agreement, Donnelly has agreed to use all reasonable efforts to cause each person who is an affiliate of Donnelly as that term is used in Rule 145 under the Securities Act to deliver to Magna on or prior to the effective time of the merger a written agreement that such affiliate will not sell, pledge, transfer or otherwise dispose of any Magna Class A subordinate voting shares received in the merger in violation of the Securities Act of 1933, as amended.

NO DISSENTERS' RIGHTS

    Under Michigan law, shareholders of a company whose shares are traded on a national securities exchange, or who will receive shares traded on a national securities exchange, are not entitled to appraisal rights in a merger. Accordingly, holders of Donnelly stock are not entitled to appraisal rights in connection with the merger because shares of Donnelly Class A common stock and Magna Class A subordinate voting shares are traded on the NYSE.

                              THE MERGER AGREEMENT

    In this section of the prospectus/proxy statement, we describe the material provisions of the merger agreement. We have attached a copy of the merger agreement as Annex A to this prospectus/proxy statement and incorporate the merger agreement into this prospectus/proxy statement by reference. The summary of the merger agreement we provide below is qualified in its entirety by reference to the merger agreement. We encourage you to read the merger agreement because it is the legal document that governs the merger.

THE MERGER

    Under the terms and subject to the conditions set forth in the merger agreement, the merger subsidiary will merge with and into Donnelly, with Donnelly continuing as the surviving corporation. The surviving corporation will be a wholly owned subsidiary of Magna after the merger, will have the name "Donnelly Corporation", and will do business under the name "Magna Donnelly Corporation".

CONSIDERATION TO BE RECEIVED IN THE MERGER; EXCHANGE RATIO

    Each share of Donnelly common stock that you own will be exchanged for a fraction of a Class A subordinate voting share of Magna equal to the exchange ratio that would provide each Donnelly shareholder with Magna Class A subordinate voting shares valued at approximately $28.00 for each share of Donnelly common stock exchanged, so long as the average price of a Magna
Class A subordinate voting share during a twenty trading day period is between $61.00 and $80.00. The exchange ratio is based on the average of the high and low prices for each trading day of Magna Class A subordinate voting shares on the NYSE over a twenty trading day period ending with the second trading day preceding the date of the merger. The exchange ratio will be calculated as follows:

    - if the average trading price of Magna Class A subordinate voting shares as calculated above is between $61.00 and $80.00, inclusive, the exchange ratio will equal $28.00 divided by such average trading price;

    - if the average trading price is less than $61.00, the exchange ratio will be fixed at .459 (except to the extent the ratio may be increased in the limited circumstances described under "Termination" below); and

    - if the average trading price is greater than $80.00, the exchange ratio will be fixed at .350.

    This means that the fraction of a Magna Class A subordinate voting share received as the merger consideration for each share of Donnelly common stock will be between .350 and .459, except as provided below.

    If the average trading price of Magna Class A subordinate voting shares over the twenty trading day period ending on the second trading day preceding the date of the merger is less than $52.28, Donnelly has the right to terminate the merger agreement (although this right to terminate is subject to a five business-day notice period during which Magna may prevent Donnelly from terminating the merger agreement pursuant to this right by agreeing to increase the exchange ratio above .459, which otherwise would be the exchange ratio, to the quotient

                                       47
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of $24.00 divided by the average trading price of Magna Class A subordinate voting shares over the twenty NYSE trading days ending on the second trading day immediately prior to the date of the merger). Under such circumstances the exchange ratio could be higher than .459.


    On August 28, 2002, the last day for which this information could be calculated before the date of this prospectus/proxy statement, Magna Class A subordinate voting shares closed at $63.00, and the average trading price of Magna Class A subordinate voting shares as calculated above for the twenty trading day period ending with that date was $59.86. If this latter amount was the average trading price of Magna Class A subordinate voting shares for the twenty trading day period ending with the second trading day preceding the effective date of the merger, the exchange ratio would be equal to 0.459 and Donnelly shareholders would receive 0.459 Magna Class A subordinate voting shares in exchange for each share of Donnelly common stock. Based on a value of Magna Class A subordinate voting shares equal to $63.00, their closing price on August 28, 2002, this exchange ratio would result in Donnelly shareholders receiving Magna Class A subordinate voting shares with a total value of $28.92 per share of Donnelly common stock. This calculation is intended solely to illustrate the calculation of the exchange ratio.


    TREATMENT OF DONNELLY STOCK HELD BY MAGNA AND THE MERGER SUBSIDIARY OR ANY WHOLLY OWNED SUBSIDIARY OF DONNELLY. Any shares of Donnelly common stock held by Magna, by the merger subsidiary or by any wholly owned subsidiary of Magna, Donnelly or the merger subsidiary shall be canceled and no Magna Class A subordinate voting shares or other consideration shall be delivered in exchange for any such shares.

PROCEDURES FOR SURRENDER OF DONNELLY CERTIFICATES; FRACTIONAL SHARES

    SURRENDER OF DONNELLY CERTIFICATES. As soon as practicable after the effective time of the merger, Computershare Trust Company of New York, Magna's exchange agent for the merger, will send a letter of transmittal and instructions with respect to the surrender by shareholders of their Donnelly stock certificates to each former Donnelly shareholder. Magna will deposit with Computershare Trust Company of New York certificates representing the Magna Class A subordinate voting shares to be issued in the merger and cash payable in lieu of fractional Magna Class A subordinate voting shares. The certificates and cash remaining after one year will be returned to Magna, and the former holders of Donnelly stock shall thereafter look only to Magna, and not to Computershare Trust Company of New York, for payment of their claim for Magna Class A subordinate voting shares.

    Upon surrender by Donnelly shareholders of their certificates representing shares of Donnelly common stock, together with a duly executed letter of transmittal and other documents, the shareholders will be entitled to receive stock certificates representing the whole Magna Class A subordinate voting shares which such holder has the right to receive pursuant to the merger agreement in respect of the shares of Donnelly common stock formerly evidenced by such certificates, together with a cash payment in lieu of fractional Magna Class A subordinate voting shares, if any, and dividends with a record date following the effective time of the merger.

    After the merger, until so surrendered to the exchange agent, each certificate that previously represented shares of Donnelly stock will represent only the right to receive upon surrender a certificate evidencing the whole Magna Class A subordinate voting shares into which such shares of Donnelly common stock were converted in the merger and cash in lieu of fractional Magna Class A subordinate voting shares, if any, and any dividends with a record date following the effective time of the merger.

    Holders of certificates previously representing shares of Donnelly stock will not be paid cash in lieu of fractional Magna Class A subordinate voting shares or dividends or other distributions payable to holders of record of Magna Class A subordinate voting shares as of any record date after the effective time, until their certificates are surrendered to the exchange agent. When such certificates are surrendered, any cash in lieu of fractional Magna Class A subordinate voting shares and any unpaid dividends with a record date after the effective time but prior to such surrender with respect to whole Magna Class A subordinate voting shares will be paid without interest (however such unpaid dividends will be paid on the payment date for such dividends, if later than the time when the certificates are surrendered).

    Donnelly's stock transfer books will be closed at the effective time of the merger, and no further transfers of shares of Donnelly common stock will be recorded on its stock transfer books. If a transfer of ownership of

                                       48
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Donnelly common stock that is not registered in the transfer records of Donnelly has occurred, a certificate representing the proper number of Magna Class A subordinate voting shares will be issued to a person other than the person in whose name the certificate so surrendered is registered, together with a cash payment in lieu of fractional Magna Class A subordinate voting shares, if any, and payment of dividends or distributions, if any, so long as the Donnelly stock certificates are accompanied by all documents required to evidence and effect the transfer and the person requesting such payment pays any transfer or other taxes required by reason of the transfer or the issuance of Magna Class A subordinate voting shares or establishes to Magna's satisfaction that such taxes have been paid.

    FRACTIONAL SHARES. No fractional shares of Magna stock will be issued to any Donnelly shareholder upon surrender of certificates previously representing Donnelly stock. Instead, the exchange agent will pay to each of those shareholders an amount in cash determined by multiplying the fractional share interest to which the holder would otherwise be entitled by the average trading price of a Magna Class A subordinate voting share during the twenty trading day period ending on the second trading day preceding the date of the merger.

REPRESENTATIONS AND WARRANTIES

    Magna, the merger subsidiary and Donnelly have respectively made representations and warranties in the merger agreement with respect to themselves relating to, among other things:

    - their corporate organization, standing and power;

    - their capital structures;

    - the authorization, execution, delivery, and enforceability of the merger agreement and related matters, including approval of the merger agreement and the merger by the Magna board and the Donnelly board and, in the case of Donnelly, its required shareholder vote, and in the case of Magna, the fact that no approval of its shareholders is required;

    - required consents, approvals, orders and authorizations of governmental authorities relating to, and non-contravention of certain agreements as a result of, the merger agreement;

    - documents filed by each of Magna and Donnelly with the SEC and the accuracy of the information contained in such documents;

    - absence of certain material changes or events with respect to Magna and Donnelly since December 31, 2001;

    - actions and omissions related to the qualification of the merger as a reorganization for tax purposes;

    - engagement of and payment of fees to brokers, investment bankers, finders and financial advisors in connection with the merger agreement;

    - accuracy of information included in this prospectus/proxy statement;

    - internal accounting controls and the accuracy of financial statements; and

    - the absence of litigation and other proceedings which would prevent or materially delay the performance of the parties' obligations under the merger agreement or which seek damages in connection with the merger.

    The merger agreement also contains certain additional representations and warranties of Donnelly, relating to, among other things:

    - compliance with applicable laws, permits and licensing requirements;

    - taxes and tax returns;

    - the absence of litigation and judgments which have had or would reasonably be expected to have a material adverse effect with respect to Donnelly;

                                       49
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    - employee benefit plans and compliance with the Employee Retirement Income
      Security Act of 1974;

    - the absence of certain undisclosed liabilities;

    - intellectual property;

    - properties, title to properties and related matters;

    - customer warranties;

    - environmental matters;

    - insurance;

    - related party transactions;

    - excess parachute payments;

    - the opinion of its financial advisor;

    - exemption of the merger from the requirements of Section 780 and Chapter 7B of the Michigan Business Corporation Act, and the inapplicability of other state takeover laws;

    - disclosure of material facts;

    - labor and union matters;

    - vesting and termination of certain stock options; and

    - subsidiaries and joint ventures.

    The representations and warranties made by the parties to the merger agreement will not survive the effective time, but they impact conditions to closing regarding the obligations of Magna and the merger subsidiary, on the one hand, and Donnelly, on the other hand.

DEFINITION OF MATERIAL ADVERSE EFFECT

    The merger agreement defines a material adverse effect with respect to Donnelly as a material adverse effect on the assets, liabilities, equity, business, operations, results of operations, condition (financial or otherwise) or prospects of Donnelly and its subsidiaries, taken as a whole, excluding
(i) such effects resulting from events or occurrences related to general economic or market conditions or conditions affecting the automotive industry in general and (ii) any development, related claims or other event solely to the extent arising out of any facts expressly disclosed (including those disclosed in any pleadings) to Magna by Donnelly prior to the date of the merger agreement in respect of any lawsuit, potential claim or agreement specified in the disclosure letter accompanying the merger agreement (called the "Company Letter"); PROVIDED that, for all purposes of the merger agreement, and without limiting the generality of the foregoing, a material adverse effect with respect to Donnelly shall be deemed to have occurred in the event of any liability of, effect on or claim against Donnelly or any of its subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a pre-tax effect of $30 million or greater, net of any insurance or similar recovery, on the consolidated assets, liabilities, equity, earnings before interest, taxes, depreciation and amortization ("EBITDA") or net income of Donnelly in any one or more fiscal quarters or other financial periods (with any such expected effect in any financial period prior to 2006 to be added to any such expected effect in any other financial period prior to 2006 for purpose of determining whether such $30 million threshold has been reached); PROVIDED FURTHER that (i) any individual liabilities, effects or claims with such a pre-tax effect of $100,000 or less and (ii) any failure, as a result of ordinary competitive pressures, by Donnelly or any of its subsidiaries to obtain new business after the date of the merger agreement, regardless of whether such business was included in the business plan of Donnelly previously delivered to Magna, shall be disregarded for purposes of determining whether a material adverse effect has occurred or will occur.

    The merger agreement defines a material adverse effect with respect to Magna as a material adverse effect on the assets, liabilities, equity, business, operations, results of operations, condition (financial or otherwise) or

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prospects of Magna and its subsidiaries, taken as a whole, excluding such effects resulting from events or occurrences related to general economic or market conditions or conditions affecting the automotive industry in general; PROVIDED that, for all purposes of the merger agreement, and without limiting the generality of the foregoing, a material adverse effect with respect to Magna shall be deemed to have occurred in the event of any liability of, effect on or claim against Magna or any of its subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a pre-tax effect of
(i) in the case of any one-time effect, $500 million or greater, and (ii) in the case of any recurring effect, an average of $100 million or greater per fiscal year for two or more years, in either case on the consolidated assets, liabilities, equity, earnings before interest, taxes, depreciation and amortization (EBITDA) or net income of Magna in any one or more fiscal quarters or other financial periods.

COVENANTS

    CONDUCT OF BUSINESS PENDING THE MERGER. The merger agreement provides that, except as contemplated by the merger agreement or unless Magna agrees in writing, Donnelly and its subsidiaries will carry on their business in the ordinary course in substantially the same manner as conducted in the past, and, except as expressly required by the merger agreement, will not (except for various exceptions provided in the merger agreement), among other things, without the written consent of Magna:

    - amend its articles of incorporation or by-laws;

    - issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, including options or warrants (other than the issuance of shares of capital stock upon the exercise of employee stock options outstanding on the date the merger agreement was executed);

    - declare, set aside or pay any dividends (other than Donnelly's regular quarterly cash dividends) or make any other distributions with respect to, or purchase or redeem any shares of capital stock (including options) or other securities;

    - acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets or properties of or equity in, any business for more than $2 million or (ii) any material assets or properties other than purchases of raw materials or equipment in the ordinary course of business;

    - make any capital contributions to, or other investments in, any person that is not a majority owned subsidiary of Donnelly, other than additional capital contributions or investments aggregating less than $500,000 that are in respect of Donnelly's existing investments;

    - sell, lease, license, mortgage or otherwise encumber or dispose of any of its assets, except in the ordinary course of business consistent with past practice or in connection with the liquidation of a specified joint venture;

    - incur, assume, issue or guarantee any indebtedness for borrowed money, other than (i) indebtedness incurred in the financing of customer contracts and accounts receivables in the ordinary course of business, consistent with past practices, (ii) indebtedness or other loans among Donnelly and its wholly owned subsidiaries or between such wholly owned subsidiaries, (iii) other indebtedness in a maximum aggregate principal amount not exceeding $5 million or (iv) in connection with refinancing existing indebtedness;

    - alter the corporate structure or ownership of Donnelly or any of its non-wholly owned subsidiaries;

    - enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any benefit plan or employment or consulting agreement, except as set forth in the Company Letter;

    - increase the compensation payable or to become payable to its officers or other employees, except for increases required by employment agreements existing on the date the merger agreement and increases in the ordinary course of business consistent with past practice in salaries or wages of such officers or other employees and except as set forth in the Company Letter;

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    - grant or award or amend any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards;

    - change or modify its accounting policies (except as required by changes in United States generally accepted accounting principles);

    - except as provided in the Company Letter, make or agree to make any capital expenditure other than (i) in the ordinary course of business to support takeover work or other contracts awarded by an OEM after the date of the business plan of Donnelly previously provided to Magna, (ii) as specified in such business plan, or (iii) to the extent not specified in such business plan, capital expenditures not in excess of $1 million individually or $5 million in the aggregate;

    - settle or compromise any suit, proceeding or claim or threatened suit, proceeding or claim not covered by insurance and in excess of $1 million in the aggregate;

    - settle or compromise any liability under any tax law or environmental law in excess of $1 million or that would cause a material restraint on Donnelly's business operations;

    - make any material tax election not required by law;

    - except as provided in the Company Letter, make any material amendment or waive any material provision of any contract, arrangement or understanding requiring the lease or purchase of equipment, materials, supplies or services in excess of $1 million individually or $5 million in the aggregate that is not cancelable without a penalty on ninety (90) or fewer days' notice;

    - knowingly violate or fail to perform any material obligations imposed by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

    - make any payment of any nature to Donnelly Export Corporation except to allow it to make regular quarterly cash dividends in the ordinary course of business consistent with past practice;

    - take or agree to take any action, or fail to take any action, that would cause any representation or warranty set forth in the merger agreement to be untrue or incorrect in any material respect or result in any conditions set forth in the merger agreement not being satisfied; or

    - authorize, recommend, propose or announce an intention to do, or enter into any agreement or arrangement to do, any of the foregoing.

    NO SOLICITATION. The merger agreement provides that until the merger agreement is terminated in accordance with its terms, neither Donnelly nor its officers, directors, employees, advisors or agents shall (i) solicit, initiate or encourage the submission of any proposal for a merger, sale of substantially all the assets of or other business combination involving Donnelly or any of its subsidiaries or any proposal or offer to acquire an equity interest in excess of 5% in Donnelly or any of its subsidiaries (any such proposal is referred to as a "Takeover Proposal"), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

    The merger agreement requires Donnelly to promptly advise Magna of any Takeover Proposal or any inquiry which could reasonably be expected to lead to a Takeover Proposal and to keep Magna advised of the material terms of such Takeover Proposal and the identity of the person making such Takeover Proposal. Donnelly must also keep Magna promptly and fully informed of the status, changes in and details of any such Takeover Proposal, inquiry or communication.

    The merger agreement prohibits Donnelly from terminating, amending, modifying or waiving the provisions of any confidentiality, standstill or similar agreement to which it or its subsidiaries is a party. Donnelly must also enforce, to the fullest extent permitted by law, the provisions of any such agreements.

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    REORGANIZATION.  The merger agreement provides that neither Magna, Donnelly nor any of their respective subsidiaries will take any action, or fail to take any action, that would jeopardize the qualification of the merger as a reorganization under Section 368(a) of the Internal Revenue Code.

    REDEMPTION OF PREFERRED STOCK. Prior to the effective time, Donnelly must duly call for redemption and, immediately prior to the effective time, duly redeem all outstanding shares of Donnelly's 7 1/2% Cumulative Preferred Stock.

    EMPLOYEE BENEFITS. With respect to any employee benefit plans of Magna in which the employees of Donnelly or any of its wholly owned subsidiaries participate subsequent to the effective time of the merger, Magna will, or will cause the surviving corporation to, (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees under any such employee benefit plan that is a welfare plan (as defined in Section 3(1) of ERISA), in which such employees may be eligible to participate, to the same extent that such limitations are or would be waived or satisfied with respect to any particular employee under a comparable benefit plan of Donnelly or its affiliates as in effect immediately prior to the effective time, and
(ii) recognize all service of the employees of Donnelly and its wholly owned subsidiaries for all purposes (excluding benefit accruals under any defined benefit pension plan, deferred profit sharing plans and eligibility for benefits under any post-retirement medical plans) in any employee benefit plan of Magna in which such employees are eligible to participate, to the same extent that such service is or would be recognized under a comparable plan of Donnelly or its affiliates as in effect immediately prior to the effective time of the merger.

    The merger agreement provides that the surviving corporation shall not and Magna shall cause the surviving corporation to not make any changes, amendments or revisions to (i) the Donnelly Pension Plan for Outside Directors, (ii) the Donnelly Deferred Director Fee Plan, (iii) the Donnelly Deferred Compensation Plan or (iv) the Donnelly Supplemental Retirement Plan, that would adversely affect the amounts or the payment terms with respect to benefits accrued as of the effective time of the merger and to be paid to the participants therein as of the effective time. Notwithstanding the foregoing, the surviving corporation may make any other changes, amendments or revisions to the foregoing plans as permitted by the terms of such plans and applicable law. As of the effective time, the surviving corporation will terminate Donnelly's 2002 management bonus plan and each participant in such plan shall be entitled to such participant's benefits thereunder as disclosed in the Company Letter, prorated through the effective time of the merger.

    The merger agreement provides that the surviving corporation will and Magna will cause the surviving corporation to provide retiree medical benefits after the effective time of the merger as follows: (i) with respect to each current retiree at the effective time who receives medical benefits that are fully paid for by Donnelly or one of its wholly owned subsidiaries, the surviving corporation will continue after the effective time to provide medical benefits substantially similar to those that the surviving corporation provides from time to time to its employees to such retiree (at no cost or expense to such retiree); (ii) with respect to each current retiree at the effective time who receives medical benefits that are partially paid for by Donnelly or one of its wholly owned subsidiaries and partially paid for by the retiree, the surviving corporation will continue after the effective time to provide medical benefits and pay a percentage of the cost of medical benefits for such retiree that is equal to the percentage of the cost of medical benefits, subject to existing Donnelly maximum contribution amounts, for such retiree that is paid by Donnelly or one of its wholly owned subsidiaries immediately prior to the effective time;
(iii) with respect to each current employee of Donnelly or one of its wholly owned subsidiaries at the effective time who (A) commenced employment with Donnelly or one of its wholly owned subsidiaries on or before July 1, 1998, and
(B) retires after the effective time with both ten or more years of service to Donnelly or one of its wholly owned subsidiaries or successors and at an age of fifty-five years or older, the surviving corporation will provide medical benefits and pay a percentage of the cost of medical benefits for such person that is equal to the percentage of the cost of medical benefits, subject to existing Donnelly maximum contribution amounts, that would have been required to be paid by Donnelly or one of its wholly owned subsidiaries upon such retirement immediately prior to the effective time with respect to the retirees referenced in (ii) above; provided that for purposes of the foregoing, the surviving corporation shall take account of the greater of actual years of service and ten years; (iv) with respect to each current employee of Donnelly or one of its wholly owned subsidiaries at the effective time who (A) commenced employment with Donnelly or one of its

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wholly owned subsidiaries after July 1, 1998, and (B) retires after the effective time, such person shall be entitled to participate in such retiree medical programs and receive such medical benefits as may be offered by the surviving corporation to its employees in accordance with the terms of such programs. For purposes of determining an employee's eligibility under such retiree medical programs, the surviving corporation shall take account of the combined service of such employee with Donnelly or one of its wholly owned subsidiaries and the surviving corporation.

    DONNELLY STOCK OPTIONS. Prior to the effective time, Donnelly will use all reasonable efforts to cause the holders of certain company stock options to exercise all such options.

    SPECIAL MEETING OF DONNELLY SHAREHOLDERS. The merger agreement provides that Donnelly shall duly call a special meeting of its shareholders for the purpose of voting upon the merger agreement, the merger and related matters and use its best efforts duly to give notice of, convene and hold such special meeting. Through its board of directors, Donnelly must recommend to its shareholders approval and adoption of the merger agreement and approval of the merger, unless Donnelly has received a superior proposal or unless Magna has delivered a material adverse effect notice. Notwithstanding the foregoing or any other provision of the merger agreement, Donnelly shall adjourn the special meeting from time to time until certain of the conditions set forth in the merger agreement have been satisfied or waived. "Superior proposal" means any bona fide written Takeover Proposal that the board of directors of Donnelly determines in good faith after consultation with Donnelly's legal and financial advisors, and taking into account all the terms and conditions of the Takeover Proposal, including the likelihood of consummation of such proposal, is more favorable to Donnelly's shareholders than the merger and for which financing, to the extent required, is then fully committed or reasonably determined by the board of directors of Donnelly to be available.

    INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. If the merger is consummated, Magna has agreed to cause the surviving corporation to indemnify the directors and officers of Donnelly for a period of six years to the same extent such persons are indemnified under Donnelly's articles of incorporation and by-laws and certain existing indemnity agreements including against claims arising from or related to acts or omissions occurring in connection with the merger agreement, the negotiations and approval of the merger agreement, and the consummation of the transaction contemplated by the merger agreement, and to maintain (except to the extent the merger agreement allows the substitution of other insurance) for a period of six years Donnelly's existing directors and officers insurance.

    TERMINATION OF CERTAIN AFFILIATE ARRANGEMENTS. Prior to the effective time, Donnelly will terminate all contracts, agreements and arrangements with Donnelly Export Corporation.

    FEES AND EXPENSES. Except as provided below, all fees and expenses incurred in connection with the merger and the merger agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated; provided that all expenses incurred in connection with (i) the fees of counsel incurred pursuant to a certain joint retainer agreement in connection with any filings made pursuant to Council Regulation No. 4064/89 of the European Community, as amended, and antitrust statutes of countries other than the United States and (ii) the printing of the registration statement and this prospectus/proxy statement shall be divided equally between Magna and the Donnelly.

    Donnelly shall pay to Magna upon demand, in same day funds, a termination fee of $8 million if Magna terminates the merger agreement because (i) Donnelly shall have failed to comply in any material respect with any of its covenants or agreements contained in the merger agreement required to be complied with prior to the date of such termination, which failure to comply, if curable, has not been cured within twenty business days following receipt of written notice of such failure to comply, or (ii) Donnelly has breached (which breach, if curable, has not been cured within twenty business days following receipt by the breaching party of written notice of the breach) any representation or warranty such that Magna's condition to closing with respect to the accuracy of Donnelly's representations and warranties would not be satisfied if the effective time occurred on such 20th business day.

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    Magna shall pay to Donnelly upon demand, in same day funds, a termination fee of $8 million if Donnelly terminates the merger agreement because (i) Magna shall have failed to comply in any material respect with any of its covenants or agreements contained in the merger agreement required to be complied with prior to the date of such termination, which failure to comply, if curable, has not been cured within twenty business days following receipt of written notice of such failure to comply, or (ii) Magna or merger subsidiary has breached (which breach, if curable, has not been cured within twenty business days following receipt by the breaching party of written notice of the breach) any representation or warranty such that Donnelly's condition to closing with respect to the accuracy of Magna's representations and warranties would not be satisfied if the effective time occurred on such twentieth business day.

    If Donnelly or Magna fails promptly to pay any fees or expenses due and, in order to obtain such payment, Donnelly, Magna or the merger subsidiary commences a suit that results in a judgment against such other party for any such amount, such other party shall pay to the commencing party its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee from the date such payment was due. Payment of the termination fee shall be the sole and exclusive damages remedy which Magna or Donnelly, as the case may be, shall be entitled against the other.

    STOCK EXCHANGE LISTING. Magna will use its best efforts to list on the NYSE and the TSX the Magna Class A subordinate voting shares to be issued in the merger.

    PUBLIC ANNOUNCEMENTS. Magna and Donnelly have agreed not to issue any press release or other written public statement with respect to the transactions contemplated by the merger agreement without prior consultation with the other party, except as required by applicable law, or pursuant to any listing agreement with a national securities exchange or the TSX.

    EXERCISE OF HOHE CALL OPTIONS. Donnelly shall use all reasonable efforts, including negotiations with, among other parties, Paul Hohe, Elisabeth Hohe, Peter Hohe, Dr. Maria Hohe-Schramm and Margarete Meyer, to exercise certain outstanding call options with respect to certain shares and economic interests in Donnelly Hohe GmbH & Co. K.G. and Donnelly Hohe Verwaltungs GmbH such that the closings of the share and economic interest transfers shall occur immediately prior to the effective time, but shall be conditioned on the satisfaction or waiver of the conditions to the merger. If Donnelly is unable to exercise such call options on this basis, then upon Magna's request to Donnelly, delivered at least ten business days prior to the date of the effective time, Donnelly shall exercise such call options pursuant to their terms on a date specified by Magna. If Magna has made such request to exercise such call options on such conditional basis, then, at the time the call options are exercised and transferred, Magna shall loan or cause to be loaned to Donnelly all amounts necessary to permit such exercise and such closings.

    ALL REASONABLE EFFORTS. Upon the terms and subject to the conditions of the merger agreement, each party has agreed to use all reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate and make effective, in the most expeditious manner possible, the merger and other transactions contemplated by the merger agreement including:

    - making all necessary registrations and filings with all third parties and governmental entities;

    - obtaining all necessary consents, approvals or waivers from third parties;

    - defending any lawsuits or other legal proceedings challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement; and

    - executing and delivering all additional instruments necessary to complete the transactions contemplated by, and to carry out the purpose of, the merger agreement.

    These obligations of the parties shall not, however, require (i) either party to make any divestiture or consent to any divestiture in order to fulfill any condition or obtain any consent, authorization or approval or to appeal an injunction or order, or to post a bond in respect of such appeal or (ii) Magna to comply with any request for additional information from any governmental entity which would be unduly burdensome or expensive.

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    ADDITIONAL COVENANTS.  The merger agreement provides for additional covenants relating to, among other things:

    - the preparation and filing of this prospectus/proxy statement and the registration statement on Form F-4 of which it is a part;

    - the filing and other actions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Council Regulation No. 4064/89 of the European Community, as amended;

    - obtaining comfort letters from the independent accountants of both Magna and Donnelly;

    - access to information and confidentiality;

    - payment of real estate transfer taxes;

    - actions with respect to state takeover statutes;

    - notifying the other parties of certain breaches of representations and warranties, certain failures to comply with the covenants of the merger agreement and any event that would reasonably be expected to have a material adverse effect on Magna or Donnelly;

    - conduct of any shareholder litigation;

    - the commitment or refinancing of debt agreements of Donnelly; and

    - the compliance of Donnelly affiliates with certain securities laws.

CONDITIONS

    MUTUAL CONDITIONS. The obligations of Magna and Donnelly to effect the merger are subject to the satisfaction or waiver of the following conditions:

    - the Magna Class A subordinate voting shares issuable in the merger shall have been authorized for listing on the NYSE and the TSX, subject to official notice of issuance;


    - the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated and any required approval of the merger shall have been obtained pursuant to any other applicable antitrust statute (see "The Merger-Antitrust Approvals");



    - the merger (i) shall have been cleared by the European Commission,
      (ii) shall be deemed to have been cleared by the European Commission due to expiry of the time limit pursuant to the Council Regulation
      No. 4064/89 of the European Community, or (iii) may be consummated due to a derogation from the suspension obligation granted by the European Commission in accordance with Council Regulation No. 4064/89 of the European Community (see "The Merger-Antitrust Approvals");


    - the registration statement covering the Magna Class A subordinate voting shares to be issued in the merger (of which this prospectus/proxy statement is a part) shall have become effective in accordance with the provisions of the Securities Act of 1933, as amended, and no stop order or certain other SEC proceedings related to the registration statement shall have been issued, remain in effect, been initiated or, to the parties' knowledge, been threatened by the SEC and not dismissed;

    - no court or other governmental entity shall have enacted or issued any law, rule, regulation or order making the merger and of the transactions contemplated by the merger agreement illegal; and

    - at least 30 days shall have passed between the mailing date of this prospectus/proxy statement and the date of the special meeting at which the required vote approving the merger agreement and the merger shall have been duly obtained.

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    CONDITIONS OF DONNELLY'S OBLIGATION TO EFFECT THE MERGER.  The obligations of Donnelly to effect the merger will be subject to the satisfaction or waiver of the following additional conditions:

    - Magna and the merger subsidiary shall have performed in all material respects each of their agreements contained in the merger agreement and each of the representations and warranties of Magna and the merger subsidiary contained in the merger agreement shall be true and correct at the effective time and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at the effective time; PROVIDED, HOWEVER, this condition shall be deemed (i) not to have been satisfied if the cumulative effect of all inaccuracies in such representations and warranties (without regard to any qualification in any particular representation or warranty as to materiality or material adverse effect with respect to Magna) has had or would reasonably be expected to have a material adverse effect on Magna and (ii) to have been satisfied if the cumulative effect of all inaccuracies in such representations and warranties has not had and would not reasonably be expected to have a material adverse effect on Magna;

    - Donnelly shall have received a "comfort letter" from Magna's independent accountant;

    - Donnelly shall have received an opinion from Varnum, Riddering, Schmidt and Howlett LLP to the effect that, for federal income tax purposes, the merger will constitute a "reorganization" within the meaning of
      Section 368 of the Internal Revenue Code of 1986, as amended and Donnelly, the merger subsidiary and Magna will each be a party to that reorganization, all within the meaning of Section 368(b) of the Code;

    - during the twenty consecutive trading day period used to determine the trading price of Magna Class A subordinate voting shares there shall be no event or occurrence that would cause a material adverse effect with respect to Magna; PROVIDED, HOWEVER, that if there is such an event or occurrence that would reasonably cause such a material adverse effect with respect to Magna, then this condition will be satisfied if Magna gives notice to Donnelly that the merger will occur on the twenty-second trading day after Magna publicly announces such material adverse effect; and

    - Magna shall not have been advised by its independent accountant of any material accounting irregularities that would require it to restate its financial statements filed with the SEC, and to Magna's knowledge, Magna shall not be subject to any material pending or threatened investigation by the SEC concerning such financial statements; PROVIDED, HOWEVER, that Magna may elect to deem any failure to satisfy this condition to be a material adverse effect with respect to Magna for purposes of the immediately preceding condition, in which case this condition shall be deemed satisfied.

    CONDITIONS OF MAGNA'S OBLIGATION TO EFFECT THE MERGER. The obligations of Magna to effect the merger will be subject to the satisfaction or waiver of the following additional conditions:

    - Donnelly shall have performed in all material respects each of its agreements contained in the merger agreement and each of the representations and warranties of Donnelly contained in the merger agreement shall be true and correct at the effective time and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at the effective time; however, this condition shall be deemed (i) not to have been satisfied if the cumulative effect of all inaccuracies in such representations and warranties (without regard to any qualification in any particular representation or warranty as to materiality or material adverse effect with respect to Donnelly) has had or would reasonably be expected to have a material adverse effect on Donnelly and (ii) to have been satisfied if the cumulative effect of all inaccuracies in such representations and warranties has not had and would not reasonably be expected to have a material adverse effect on Donnelly;

    - Donnelly shall have obtained the consent or approval of each person that is not a governmental entity whose consent or approval is specified in the Company Letter;

    - all authorizations, consents, orders, declarations or approvals of, or registrations, declarations of filings with, or expirations of waiting periods imposed by, any governmental entity specified in the Company Letter shall have been obtained and shall be in full force and effect;

    - Magna shall have received a "comfort letter" from Donnelly's independent accountant;

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    - since the date of the merger agreement, there shall have been no material adverse effect with respect to Donnelly or any event that would reasonably be expected to result in a material adverse effect on Donnelly;

    - Donnelly shall not have been advised by its independent accountants of any accounting irregularities that would require Donnelly to restate its financial statements filed with the SEC and, to Donnelly's knowledge, there shall not be any pending or threatened investigation by the SEC concerning such financial statements;

    - prior to the effective time Donnelly shall have received from each holder of certain Donnelly stock options a binding agreement to exercise all such options held by such holder and Donnelly shall have delivered to Magna copies of such agreements prior to August 1, 2002; and

    - if Magna has requested that Donnelly exercise the Hohe call options, the closing of the purchase transactions resulting from such exercise shall have occurred.

TERMINATION

    The merger agreement may be terminated at any time prior to the effective time:

    - by mutual written consent;

    - by either Magna or Donnelly if the required approval of the merger by the shareholders of Donnelly is not obtained at the special meeting or any adjournment thereof;

    - by either Magna or Donnelly if the other of them shall have failed to comply in any material respect with any of its covenants or agreements contained in the merger agreement, which failure, if curable, has not been cured within twenty business days following receipt of written notice;

    - by either Magna or Donnelly if there has been a breach by the other of them of any representation, warranty, covenant or agreement and the breach, if curable, has not been cured within 20 business days following receipt of written notice and such breach results in a failure of the condition to close related to the breaching party's representations and warranties being accurate;

    - by either Magna or Donnelly if: (i) the merger has not been effected on or prior to the close of business on December 31, 2002 (however the right to terminate pursuant to this provision is not available to a party whose failure to fulfill any of its obligations contained in the merger agreement is the proximate cause of the failure of the merger to have occurred on or prior to such date); or (ii) any court or other governmental entity shall have issued an order, decree or ruling permanently enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree or ruling shall have become final and non-appealable;

    - by Magna if Magna or the merger subsidiary shall have received a notice or request from any United States or European antitrust authority, or certain requests for additional information from certain regulatory authorities, the compliance with which would be, after Magna's good faith efforts to narrow the scope of such notice or request, unduly burdensome or expensive;

    - by Donnelly if the twenty day average of the high and low trading prices of a Magna Class A subordinate voting share on the second trading day preceding the closing date is less than $52.28; PROVIDED, HOWEVER, Donnelly may not terminate the merger agreement pursuant to this provision unless both (i) Donnelly shall have (a) provided notice to Magna prior to the date of the Donnelly shareholders meeting of its intention to terminate the merger agreement and (b) duly called, given notice of and convened the special meeting and immediately thereafter duly adjourned the meeting to the date that is five business days thereafter and (ii) Magna shall have not, on or prior to 5:00 p.m., Holland, Michigan time, on the business day next preceding the date of such adjourned special meeting, provided notice to Donnelly that the exchange ratio shall be increased to equal the quotient of $24.00 divided by the average of the high and low trading prices of Magna Class A subordinate voting shares for the 20 consecutive NYSE trading days immediately preceding the second NYSE trading day preceding the effective time of the merger, provided that Magna shall have no obligation to increase the exchange ratio; or

    - by Donnelly if both (i) Magna has given notice to Donnelly of the occurrence of a material adverse effect and the closing has been postponed until the twenty-second trading day following the announcement of such material adverse effect with respect to Magna and (ii) either (a) the average of the high and low trading prices of Magna Class A subordinate voting shares over twenty trading days ending on the second trading day preceding the effective date of the merger, or (b) the average of the average high and low trading prices of Magna Class A subordinate voting shares for the three trading days immediately prior to the date of the merger, is less than $61.00.

    Upon termination, the merger agreement will become void and there will be no liability on the part of Donnelly, Magna or the merger subsidiary, or their respective officers or directors (except for provisions relating to confidentiality, brokers, fees and expenses, and general provisions), however nothing contained in the merger agreement will relieve any party from any liability for any breach of a representation or warranty, or any breach of a covenant, in the merger agreement.

AMENDMENTS

    The parties to the merger agreement may amend the merger agreement, but any amendment that, by law or in accordance with the rules of any relevant stock exchange, requires further approval by the Donnelly shareholders will not be made without the further approval of those shareholders. To the extent such Donnelly shareholder approval is required, the shareholders party to the shareholders' agreement have the voting power to approve any such amendment. Any amendment must be in writing.

EXTENSION; WAIVER

    The merger agreement permits Donnelly and Magna each to extend the time for performance of any of the obligations of the other party, to waive any inaccuracies in the representations and warranties of the other party and waive compliance with any of the agreements or conditions contained in the merger agreement. Any extension or waiver is valid only if set forth in a written instrument duly executed by the party making such extension or waiver.

                            SHAREHOLDERS' AGREEMENT

    The description of the shareholders' agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the agreement. A copy of the shareholders' agreement is attached as Annex B to this prospectus/proxy statement and is incorporated by reference herein. As an inducement for Magna and merger subsidiary to enter into the merger agreement, certain Donnelly shareholders and Donnelly Export Corporation entered into the shareholders' agreement. The shareholders party to the shareholders' agreement own in the aggregate 1,841,449 shares of Donnelly Class B common stock and 665,692 shares of Donnelly Class A common stock, and otherwise control the vote of 1,408,200 shares of Donnelly Class B common stock and 637,730 shares of Donnelly Class A common stock, which represented, in the aggregate,
(i) approximately 79.62% of the outstanding Donnelly Class B common stock and
(ii) approximately 19.33% of the outstanding Donnelly Class A common stock, as of June 7, 2002, and on that date represented in the aggregate approximately 72% of the votes entitled to be cast by holders of Class B common stock and Class A common stock, voting together as a class, at any duly held meeting of Donnelly's shareholders. The current percentage of votes represented by shares owned by persons who are party to the shareholders' agreement is approximately 71%. Set forth below is a brief summary of the principal terms of the shareholders' agreement.

    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The shareholders made representations and warranties in the shareholders' agreement relating to, among other things, their authority to enter into the shareholders' agreement, their ownership of Donnelly common stock and, to their knowledge, the accuracy of Donnelly's representations and warranties contained in the merger agreement.

    REPRESENTATIONS AND WARRANTIES OF DONNELLY EXPORT CORPORATION. Donnelly Export Corporation made representations and warranties relating to, among other things, that it has no assets and that its capital stock has a fair market value not greater than $100,000, and that all contracts, agreements or arrangements between it and Donnelly may be terminated prior to the effective time without any liability on the part of Donnelly.

    REPRESENTATIONS AND WARRANTIES OF MAGNA AND THE MERGER SUBSIDIARY. Magna and the merger subsidiary made representations and warranties relating to, among other things, their authority to enter into the shareholders' agreement.

    SURVIVAL OF REPRESENTATIONS. None of the representations or warranties will survive the merger.

    COVENANTS; IRREVOCABLE PROXY. The shareholders' agreement provides that (except as otherwise permitted in the shareholders' agreement) until the earlier of (i) the effective time of the merger or (ii) the termination of the shareholders' agreement in accordance with its terms:

    - the shareholders will vote all shares of Donnelly common stock they own or have voting control over in favor of the merger and the approval of the merger agreement and each of the other transactions contemplated by the merger agreement;

    - the shareholders will vote against (i) any other Takeover Proposal,
      (ii) certain other amendments to Donnelly's articles of incorporation or by-laws, and certain proposals or transactions that would in any manner impede the merger and (iii) any action or agreement which would result in a breach of the merger agreement;

    - the shareholders will not (i) sell, transfer, convert or otherwise dispose of any shares of Donnelly common stock they own or have voting control over at the time the merger agreement is executed or (ii) enter into any voting arrangement;

    - the shareholders will not (i) solicit, initiate or actively encourage the submission of any Takeover Proposal, (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal,
      (iii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to any Takeover Proposal or (iv) take any other action or facilitate any inquiries or the making of any Takeover Proposal;

    - the shareholders will promptly advise Magna of (i) any Takeover Proposal or any inquiry or communication that could reasonably be expected to lead to any Takeover Proposal, (ii) the material terms of any Takeover Proposal and (iii) the identity of the person or persons making any such Takeover Proposal inquiry or communication;

    - the shareholders irrevocably appoint Magna as their attorney and proxy to vote all shares of Donnelly common stock that the shareholders own or are entitled to vote in favor of the merger and the approval of the merger agreement, the merger, and each of the other transactions contemplated by the merger agreement; and

    - Donnelly Export Corporation agreed to terminate all agreements and arrangements with Donnelly, effective as of the closing of the merger.

    In addition, the shareholders agreed to certain restrictions on their ability to transfer Magna Class A subordinate voting shares following the merger.

    TERMINATION. The shareholders' agreement will terminate only upon termination of the merger agreement pursuant to its terms.

                     DESCRIPTION OF MAGNA SHARE CAPITAL AND
                             CORPORATE CONSTITUTION


    The authorized share capital of Magna consists of 99,760,000 preference shares issuable in series, an unlimited number of Class A subordinate voting shares and 1,412,341 Class B shares. Holders of Class B shares are entitled, at any time and from time to time, to convert each Class B share into a Class A subordinate voting share. As at June 30, 2002 there were issued and outstanding 89,181,398 Class A subordinate voting shares and 1,096,509 Class B shares. There are no preference shares of Magna outstanding. Donnelly shareholders will receive Class A subordinate voting shares in the merger.



    Holders of Class A subordinate voting shares and Class B shares of Magna generally vote together as a single class, with the holders of Class A subordinate voting shares entitled to one vote per share and the holders of Class B shares entitled to 500 votes per share. Under applicable law, a separate class vote of the holders of Class A subordinate voting shares is required in certain circumstances. Holders of Class A subordinate voting shares also have the special voting rights afforded under Magna's Corporate Constitution as described below. Based on the number of shares outstanding as of June 30, 2002, Class B shares carry in the aggregate approximately 86% of the total votes attaching to the Class A subordinate voting shares and the Class B shares; accordingly, holders of Class B shares currently control Magna.


    Under current law and the attributes of the Class B shares and the Class A subordinate voting shares, neither a tender offer to holders of Class B shares nor a private contract to purchase Class B shares (regardless of the price paid therefor) would necessarily result in an offer to purchase Class A subordinate voting shares.

    The holders of Class A subordinate voting shares and Class B shares are entitled on a pro rata basis to (i) any dividends (except for certain stock dividends, as described below) that may be declared by the board of directors and (ii) the remaining assets of Magna, in the event of Magna's liquidation, dissolution or winding up, after the satisfaction of all obligations of Magna and its subsidiaries, subject in each case to the preferential rights attaching to shares ranking in priority to the Class A subordinate voting shares and Class B shares.

    Under Magna's articles of incorporation, the board of directors may declare a simultaneous dividend payable in Class A subordinate voting shares on the Class A subordinate voting shares and in Class A subordinate voting shares or Class B shares on the Class B shares, but no dividend payable in Class B shares may be declared on the Class A subordinate voting shares.

    Neither the Class A subordinate voting shares nor the Class B shares may be subdivided, consolidated, reclassified, or otherwise changed unless contemporaneously therewith the other class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

    The Corporate Constitution set out in Magna's articles of incorporation (the "Corporate Constitution") provides for the declaration and payment of certain minimum annual dividends on the Class A subordinate voting shares and Class B shares. Unless otherwise approved by ordinary resolution of the holders of each of the Class A subordinate voting shares and the Class B shares, voting as separate classes, holders of Class A subordinate voting shares and Class B shares shall be entitled to receive, and Magna shall pay, as and when declared by the board of directors out of funds properly applicable to the payment of dividends, non-cumulative dividends in respect of each fiscal year such that the aggregate of the dividends paid or payable in respect of such year is (i) equal to at least 10% of Magna's after-tax profits after providing for dividends on outstanding preference shares, if any, for such year and (ii) on average, equal to at least 20% of Magna's "after-tax profits" as defined in the Corporate Constitution after providing for dividends on outstanding preference shares, if any, for such fiscal year and the two immediately preceding fiscal years.

    In addition to the entitlements described above, the holders of Class A subordinate voting shares have certain voting rights under Magna's articles of incorporation. If at any time Magna's after-tax profits are less than 4% of its "share capital" (defined as the average of the stated capital attributable to the Class A subordinate voting shares and the Class B shares at the beginning and at the end of the fiscal year in question) for two consecutive fiscal years or Magna fails to pay the required dividends referred to above for a period of two consecutive fiscal years, the holders of Class A subordinate voting shares shall, until such 4% return is achieved in a succeeding fiscal year and all required dividends are paid, have the exclusive right, voting separately as a class, to nominate and elect two directors at the next meeting of shareholders at which directors are elected. If the 4% return is not achieved or the required dividends are not paid for any two consecutive fiscal years following the initial two consecutive fiscal years, then holders of Class A subordinate voting shares shall, until the 4% return is achieved in a succeeding fiscal year and all required dividends are paid, have the exclusive right, voting separately as a class, to nominate and elect two additional directors at the next meeting of shareholders at which directors are to be elected, and such right to elect an increasing number of directors shall continue for each consecutive two-year period. Neither the Corporate Constitution nor the Business Corporations Act (Ontario) prevents the holders of the Class B shares or Magna's directors from increasing the size of the board of directors without the approval of the holders of the Class A subordinate voting shares.

    Magna has achieved after-tax profits in excess of 4% of its share capital, as defined in the Corporate Constitution, in each of its fiscal years since the adoption of the Corporate Constitution in January 1985 with the exception of fiscal 1990.

    The Corporate Constitution also requires the approval of holders of a majority of the outstanding Class A subordinate voting shares and holders of a majority of the outstanding Class B shares, each voting separately as a class:

    (a) in addition to any other approval required by the Business Corporations Act (Ontario), for any increase in the maximum number of authorized shares of any class of shares of Magna;

    (b) in addition to any other approval required by the Business Corporations Act (Ontario), for the creation of a new class or series of shares having voting rights of any kind (other than on default of payment of dividends) or having rights to participate in the profits of Magna in any manner (other than a class or series convertible into existing classes of shares or a class or series having a fixed dividend or dividend determined without regard to profits);

    (c) for the making of an investment by Magna in an "unrelated business", as defined in the Corporate Constitution, where such investment together with the aggregate of all other investments in unrelated businesses on the date thereof exceeds 20% of the "available equity", as defined in the Corporate Constitution, of Magna at the end of the fiscal quarter immediately preceding the date of the investment; or

    (d) for any deviations by Magna from the requirements set forth in the Corporate Constitution that certain portions of Magna's pre-tax profits will be distributed or used as specified therein.

          COMPARISON OF DONNELLY AND MAGNA CLASS A SUBORDINATE VOTING
                               SHAREHOLDER RIGHTS

    The rights of holders of Donnelly Class A common stock and Class B common stock are currently governed by the laws of the state of Michigan, including the Michigan Business Corporation Act ("MBCA"), Donnelly's Second Restated and Amended Articles of Incorporation and Donnelly's by-laws. As a result of the merger, holders of Donnelly common stock will receive Magna Class A subordinate voting shares, the rights and privileges of which are governed by the Business Corporations Act (Ontario) ("OBCA"), Magna's Amended and Restated Articles of Incorporation, Magna's by-laws, the securities laws applicable in Canada and by the securities laws of the United States applicable to Canadian corporations. While the rights and privileges of shareholders of an OBCA corporation such as Magna are, in many instances, comparable to those of shareholders of a Michigan corporation such as Donnelly, there are material differences.

    The following is a summary of the material differences between the rights of holders of Donnelly common stock and those of holders of Magna Class A subordinate voting shares. These differences arise from differences between the MBCA and the OBCA and between Donnelly's articles and by-laws and Magna's articles and by-laws.

    This summary does not purport to be complete and is qualified in its entirety by reference to the MBCA and the OBCA and the respective articles and by-laws of Donnelly and Magna. Copies of the Magna and Donnelly articles and by-laws are hereby incorporated herein by reference and will be sent to Donnelly Shareholders upon request.

SUMMARY OF MATERIAL DIFFERENCES BETWEEN CURRENT RIGHTS OF DONNELLY SHAREHOLDERS
  AND RIGHTS THOSE SHAREHOLDERS WILL HAVE AS MAGNA CLASS A SUBORDINATE VOTING SHAREHOLDERS IMMEDIATELY FOLLOWING THE MERGER

               DONNELLY COMMON STOCK                        MAGNA CLASS A SUBORDINATE VOTING SHARES
               ---------------------                        ---------------------------------------
APPROVAL OF MERGERS, EXTRAORDINARY TRANSACTIONS
----------------------------------------------------------------------------------------------------------
Under the MBCA and Donnelly's articles, a merger      Under the OBCA, extraordinary corporate actions,
  (other than a merger between a parent and           such as an amalgamation with another corporation
subsidiary) or share exchange generally must be       (other than an amalgamation between a parent
approved by shareholders entitled to cast at least    corporation and one or more of its wholly owned
two-thirds of the total number of votes entitled to   subsidiaries or between two or more of such
be cast on the plan at a meeting of shareholders      subsidiaries), a continuance under the laws of
called to consider the merger or share exchange. If   another jurisdiction, a sale, lease or exchange of
the plan of merger contains a provision which, if     all or substantially all the property of the
contained in a proposed amendment to the articles of  corporation other than in the ordinary course of
incorporation of the corporation, would entitle a     business, and other extraordinary corporate actions,
class or series of shares to vote as a class, then    such as the winding-up or dissolution of the
the merger or share exchange must also be approved    corporation, are required to be approved by special
by a majority of shareholders of such class or        resolution. A special resolution is a resolution
series entitled to vote on the merger or share        passed by at least two-thirds of the votes cast at
exchange. A class or series of shares is not          the special meeting of the shareholders to which the
entitled to vote separately as a class or series if   resolution is submitted. A special resolution to
the board of directors determines on a reasonable     approve an extraordinary corporate action is also
basis that the class or series is to receive          required in some cases to be approved separately by
consideration under the plan of merger or share       the holders of a class or series of shares,
exchange that has a fair value that is not less than  including a class or series that does not otherwise
the fair value of the shares of the class or series   carry the right to vote (generally if such class or
on the date of adoption of the plan.                  series is affected differently from other shares by
Other extraordinary transactions such as the sale,    such action). A corporation may also apply to a
lease, exchange or other disposition of all the       court for an order approving an arrangement, which
assets and property of the corporation (other than    can be any form of corporate reorganization,
in the usual and regular course of its business)      including one or more amendments to the articles of
require approval by shareholders entitled to cast at  incorporation, an exchange of the corporation's
least two-thirds of the total number of votes         securities for securities, cash or property of
entitled to be cast thereon.                          another corporation, an amalgamation, a transfer of
                                                      all or substantially all the property of the
                                                      corporation to another corporation in exchange for
                                                      securities, money or other property of such other
                                                      corporation, a liquidation or a dissolution. The
                                                      court may make such order as it considers
                                                      appropriate with respect to such proposed
                                                      arrangement.
----------------------------------------------------------------------------------------------------------
AMENDMENT TO GOVERNING DOCUMENTS
----------------------------------------------------------------------------------------------------------
Under the MBCA, an amendment to a corporation's       Under the OBCA, an amendment to a corporation's
  articles generally requires shareholder approval    articles generally requires shareholder approval by
by a majority of the outstanding shares entitled to   special resolution. In addition, if certain
vote thereon (although                                amendments to the articles

               DONNELLY COMMON STOCK                        MAGNA CLASS A SUBORDINATE VOTING SHARES
               ---------------------                        ---------------------------------------
approval by two-thirds of the votes entitled to be    of incorporation directly or indirectly affect the
cast is required to amend certain provisions of       rights of a particular class or series of shares,
Donnelly's articles). If any class or series of       that class or series is entitled to vote separately
shares is entitled to vote on the amendment as a      on the amendment as a class, whether or not that
class, the amendment must be approved by a majority   class or series otherwise carries the right to vote.
of the outstanding shares of such class or series of  Under the OBCA, unless the articles or by-laws
shares. The shareholders or board of directors may    otherwise provide, the directors may, by resolution,
amend or repeal the corporation's by-laws unless the  make, amend or repeal any by-law that regulates the
articles of incorporation or by-laws specifically     business or affairs of a corporation. Where the
provide that the power to adopt new by-laws is        directors make, amend or repeal a by-law, they are
reserved exclusively to the shareholders or that the  required to submit the by-law, amendment or repeal
by-laws or any particular by-law may not be altered   to the shareholders at the next meeting of
or repealed by the board.                             shareholders, and the shareholders may, by an
                                                      ordinary resolution, which is a resolution passed by
                                                      at least a majority of the votes cast by
                                                      shareholders who voted in respect of the resolution,
                                                      confirm, reject or amend the by-law, amendment or
                                                      repeal.
----------------------------------------------------------------------------------------------------------
DISSENTER'S RIGHTS
----------------------------------------------------------------------------------------------------------

The MBCA provides that shareholders are generally     The OBCA provides that shareholders entitled to vote
  entitled to dissent from and obtain payment of the  on certain matters are entitled to exercise
fair value of their shares in the event of any of     dissenter rights and to be paid the fair value of
the following actions:                                their shares. The OBCA does not distinguish for this
-  consummation of a plan of merger to which the      purpose between listed and unlisted shares. Such
   corporation is a party and which requires          matters include the following:
   shareholder approval under the MBCA or the         -  any amalgamation (other than with one or more
   articles of incorporation and the shareholder is   wholly- owned subsidiaries, or between one or more
   entitled to vote on the merger, or the                such subsidiaries);
   corporation is a subsidiary that is merged with    -  an amendment to the articles to add, remove or
   its parent under the MBCA;                         change restrictions on the issue, transfer or
-  consummation of a plan of share exchange to which     ownership of shares;
   the corporation is a party as the corporation      -  an amendment to the articles to add, remove or
   whose shares will be acquired, if the shareholder  change any restriction upon the business or
   is entitled to vote on the plan;                      businesses that the corporation may carry on or
-  consummation of a sale or exchange of all, or         upon the powers the corporation may exercise;
   substantially all, of the property of the          -  a continuance under the laws of another
   corporation other than in the usual and regular       jurisdiction;
   course of business, if the shareholder is          -  a sale, lease or exchange of all or substantially
   entitled to vote on the sale or exchange,          all of the property of the corporation other than in
   including a sale in a dissolution, but excluding      the ordinary course of business;
   a sale pursuant to a court order;                  -  an arrangement proposed by the corporation if the
-  an amendment to the articles of incorporation         applicable court order permits a shareholder to
   which materially alters or abolishes a                dissent in connection with that arrangement; or
   preferential right of shares having preferences    -  amendments to the articles of the corporation
   or which creates, alters or abolishes a material   which require a separate vote by class or series.
   provision or right in respect of the redemption
   of the shares or a sinking fund for the
   redemption or purchase of the shares if the
   shareholder does not vote for or consent to the
   amendment;
-  the corporation proposes to issue, directly or
   through a subsidiary, its securities in
   connection with a merger, acquisition of shares
   or interests of another entity or an acquisition
   of assets, provided that the securities to be
   issued are or may be converted into common stock
   of the acquiring corporation and the number of
   shares to be issued in the transaction will
   exceed 100% of the number of common shares
   outstanding immediately prior to the acquisition
   plus the number of shares issuable on conversion
   or exchange of any shares then outstanding;

               DONNELLY COMMON STOCK                        MAGNA CLASS A SUBORDINATE VOTING SHARES
               ---------------------                        ---------------------------------------

-  any corporate action taken pursuant to a
   shareholder vote to the extent that the articles,
   by-laws or a board resolution provide that
   shareholders are entitled to dissent and obtain
   payment for their shares; and
-  the approval of certain acquisitions resulting in
   a change of control.
Shareholders may not dissent from the first five of
the foregoing types of corporate actions to the
extent the shares are listed on a national
securities exchange, to the extent shareholders
receive cash or listed shares in the first two of
the foregoing types of corporate actions or to the
extent the shareholders receive, within one year of
the date of the transaction, cash or listed shares
in the third of the foregoing types of corporate
action pursuant to a plan of dissolution.
----------------------------------------------------------------------------------------------------------
MINORITY SHAREHOLDER RIGHTS
----------------------------------------------------------------------------------------------------------

The MBCA allows a shareholder to bring an action to   The OBCA provides an oppression remedy that enables
establish that the acts of the directors or those in  a complainant to apply to a court for relief against control of the corporation are illegal, fraudulent  certain corporate conduct. The court may make any
or willfully unfair and oppressive to the             order it thinks fit to rectify the matters
corporation or the shareholder. The term "willfully   complained of, if the court is satisfied that:
unfair and oppressive" means a continuing course of   -  any act or omission of the corporation or an
conduct or a significant action or series of actions  affiliate effects or threatens to effect a result;
that substantially interferes with the interests of   -  the business or affairs of the corporation or an
the shareholder as a shareholder. If the shareholder  affiliate are, have been or are threatened to be
establishes grounds for relief, the court may make       carried on or conducted in a manner; or
any order or grant relief as it considers             -  the powers of the directors of the corporation or
appropriate. A shareholder cannot bring an            an affiliate are, have been or are threatened to be
oppression action if its shares are listed on a          exercised in a manner,
national securities exchange.                         that is oppressive or unfairly prejudicial to, or
                                                      that unfairly disregards the interests of, any
                                                      security holder, creditor, director or officer of
                                                      the corporation.
                                                      A complainant entitled to apply for an oppression
                                                      remedy can be:
                                                      -  a present or former registered holder or
                                                      beneficial owner of securities of a corporation or
                                                         any of its affiliates;
                                                      -  a present or former director or officer of a
                                                      corporation or any of its affiliates; or
                                                      -  any other person who, in the discretion of the
                                                      court, is a proper person to make such an
                                                         application.
----------------------------------------------------------------------------------------------------------
DERIVATIVE ACTIONS
----------------------------------------------------------------------------------------------------------
Under the MBCA, a shareholder may bring a derivative  Under the OBCA, a complainant (defined in the same
action provided that:                                 manner as for the purposes of the oppression remedy,
-  the shareholder was a shareholder at the time of   as set out above) may apply to the court for leave
   the act or omission complained of or became a      to bring an action in the name and on behalf of a
   holder through transfer by operation of law from   corporation or any subsidiary, or to intervene in an
   one who was a shareholder at such time;            existing action to which any such corporation or
                                                      subsidiary is a party, for the purpose of
                                                      prosecuting, defending or discontinuing the action
                                                      on behalf

               DONNELLY COMMON STOCK                        MAGNA CLASS A SUBORDINATE VOTING SHARES
               ---------------------                        ---------------------------------------

-  the shareholder fairly and adequately represents   of such corporation or subsidiary. No action may be
   the interests of the corporation in enforcing the  brought and no intervention in an action may be made
   right of the corporation; and                      unless the complainant has given 14 days' notice to
-  the shareholder continues to be a shareholder      the directors of the corporation or its subsidiary
   until the time of the judgment, unless the         of the complainant's intention to apply to the court
   failure to remain a shareholder resulted from a    and the court is satisfied that:
   corporate action which the shareholder did not     -  the directors of the corporation or its
   acquiesce to and the proceeding was commenced      subsidiary will not bring, diligently prosecute or
   prior to termination of the shareholder's status      defend or discontinue the action;
   as a shareholder.                                  -  the complainant is acting in good faith; and
Furthermore a shareholder cannot commence a           -  it appears to be in the interests of the
derivative action unless all the following            corporation or its subsidiary that the action be
conditions have been met:                                brought, prosecuted, defended or discontinued.
-  a written demand has been made on the corporation  The court in connection with a derivative action may
   to take suitable action;                           make any order it thinks fit.
-  90-days have expired from the date the demand was  A court may require a complainant to pursue a claim made, unless the shareholder was notified earlier  in respect of a wrong to the corporation by way of a that the corporation rejected the demand prior to  derivative action and a claim in respect of a wrong
   the expiry of the 90-days or irreparable harm      to the complainant personally by way of the
   would occur to the corporation by waiting for the  oppression remedy.
   expiration of the 90-day period.
A court may, on a motion of the corporation, dismiss
a derivative action if the court finds that a
determination has been made by certain combinations
of disinterested directors that such group has made
a determination in good faith after reasonable
investigation of the facts on which its conclusions
are based, that the derivative proceeding is not in
the best interests of the corporation.
----------------------------------------------------------------------------------------------------------
SHAREHOLDER CONSENT INSTEAD OF A MEETING
----------------------------------------------------------------------------------------------------------
Under the MBCA, the articles of incorporation of a    Under the OBCA, shareholder action without a meeting
corporation may provide that any action required or   may be taken only by written resolution signed by
permitted to be taken at an annual or special         all shareholders who would be entitled to vote
  meeting of shareholders may be taken without a      thereon at a meeting.
meeting, without prior notice, and without a vote,
if consents in writing setting forth the action to
be taken are signed by shareholders of outstanding
shares having not less than the minimum number of
votes that would be necessary to authorize or take
the action at a meeting at which all shares entitled
to vote on the action were present and voted. If the
articles of incorporation do not permit shareholder
action to be taken in such a manner, as Donnelly's
do not, then such action may be taken without a
meeting, without prior notice and without a vote
only if all shareholders consent in writing.
----------------------------------------------------------------------------------------------------------
QUORUM OF SHAREHOLDERS
----------------------------------------------------------------------------------------------------------
Under the MBCA, unless specified otherwise in a       Magna's by-laws provide that a quorum for any
corporation's articles of incorporation or by-laws,   meeting of shareholders shall be at least 2 persons
shareholders holding a majority of shares entitled    present in person, each being a shareholder entitled
  to be cast at the meeting constitute a quorum for   to vote thereat or a duly appointed proxy for an
such meeting. Donnelly's by-laws currently provide    absent shareholder so entitled. Since not otherwise
that shares entitled to cast a majority of the votes  provided in Magna's by-laws, the OBCA requires those
present at any meeting constitute a quorum.           present or represented by proxy to hold a majority
                                                      of shares entitled to vote at the meeting.

               DONNELLY COMMON STOCK                        MAGNA CLASS A SUBORDINATE VOTING SHARES
               ---------------------                        ---------------------------------------
----------------------------------------------------------------------------------------------------------
PAYMENT OF DIVIDENDS
----------------------------------------------------------------------------------------------------------
Under the MBCA, the board may authorize the           Under the OBCA, a corporation may pay a dividend by
  corporation to make a distribution to its           issuing fully paid shares of the corporation or
shareholders of money or other property, other than   options or rights to acquire such shares. A
the corporation's shares, however, such distribution  corporation may also pay a dividend in money or
cannot be made if, after giving effect to the         property unless there are reasonable grounds for
distribution, the corporation would not be able to    believing that (1) the corporation is, or would
pay its debts as they become due in the usual course  after the payment be, unable to pay its liabilities of business, or the corporation's total assets would  as they become due; or (2) the realizable value of
be less than the sum of its total liabilities plus,   the corporation's assets would thereby be less than
unless the articles provide otherwise, the amount     the aggregate of its liabilities and stated capital
that would be needed, if the corporation were         of all classes. A repurchase or redemption by the
dissolved at the time of the distribution, to         corporation of its shares, or other reduction of
satisfy the preferential rights upon dissolution of   capital, is generally subject to solvency tests
shareholders whose preferential rights are superior   similar to those applicable to the payment of
to those receiving the distribution.                  dividends. Magna's Corporate Constitution provides
                                                      for the declaration and payment of certain minimum
                                                      annual dividends as described in "Description of
                                                      Magna Share Capital and Corporate Constitution".
----------------------------------------------------------------------------------------------------------
DIRECTOR QUALIFICATION
----------------------------------------------------------------------------------------------------------
The MBCA does not contain specific director           A majority of the directors of an OBCA corporation
  qualifications or residency requirements; provided  generally must be resident Canadians and a majority
that the articles of incorporation or by-laws may     of resident Canadian directors must be present at a
prescribe qualifications for directors. Neither       meeting in order to transact business. Certain
Donnelly's articles nor its by-laws contain any       persons are disqualified by the OBCA from being
director qualifications or residency requirements.    directors, such as bankrupts or persons under
                                                      18 years of age or of unsound mind.
----------------------------------------------------------------------------------------------------------
FIDUCIARY DUTIES OF DIRECTORS
----------------------------------------------------------------------------------------------------------
Pursuant to the MBCA, directors and officers are      Pursuant to the OBCA, the duty of loyalty requires
  required to act in good faith, with the care an     directors to act honestly and in good faith with a
ordinarily prudent person would exercise under        view to the best interests of the corporation, and
similar circumstances and in a manner he or she       the duty of care requires that the directors
believes to be in the best interests of the           exercise the care, diligence and skill that a
corporation.                                          reasonably prudent person would exercise in
                                                      comparable circumstances.
----------------------------------------------------------------------------------------------------------
CALL OF SPECIAL SHAREHOLDERS' MEETING
----------------------------------------------------------------------------------------------------------
The MBCA provides that a special meeting of           The OBCA provides that shareholder meetings may be
  shareholders may be called by the board, or by      called by the board of directors, and must be called
officers, directors or shareholders as provided in    by the board of directors, when so requisitioned by
the corporation's by-laws. In addition, a court may,  holders of not less than 5% of the issued shares of upon the application of the holders of not less than  the corporation that carry the right to vote at the
10% of all the shares entitled to vote at a meeting,  meeting sought. A court may also order, in its
order a special shareholders' meeting to be held.     discretion, the calling of a meeting upon the
Under Donnelly's by-laws, special meetings of         application of a director or a shareholder entitled
shareholders may be called by the chairman of the     to vote at the meeting.
board, the president or the secretary pursuant to a
board resolution, or upon written request signed by
any five of Donnelly's directors.
----------------------------------------------------------------------------------------------------------
INDEMNIFICATION OF DIRECTORS AND OFFICERS
----------------------------------------------------------------------------------------------------------
Under the MBCA, a corporation has the power to        Under the OBCA, a corporation may indemnify a
  indemnify a person who was or is a party, or is     director or officer, a former director or officer or
threatened to be made a party, to a threatened,       a person who acts or acted at the corporation's
pending, or completed action, suit, or proceeding,    request as a director or officer of another
whether civil, criminal, administrative, or           corporation of which the corporation is or was a
investigative and whether formal or informal, other   shareholder or creditor, and his or her heirs and
than a                                                legal

               DONNELLY COMMON STOCK                        MAGNA CLASS A SUBORDINATE VOTING SHARES
               ---------------------                        ---------------------------------------

derivative action, by reason of the fact that he or   representatives, against all costs, charges and
she is or was a director, officer, employee, or       expenses, including an amount paid to settle an
agent of the corporation, or is or was serving at     action or satisfy a judgment, reasonably incurred by
the request of the corporation as a director,         him or her in respect of any civil, criminal or
officer, partner, trustee, employee, or agent of      administrative action or proceeding to which he or
another foreign or domestic corporation or other      she is made a party by reason of being or having
entity. This indemnification extends to expenses,     been a director or officer of the corporation or
including attorneys' fees, judgments, penalties,      such other corporation, if:
fines, and amounts paid in settlement, actually and   -  he or she acted honestly and in good faith with a
reasonably incurred by the indemnified person in      view to the best interests of the corporation; and
connection with the action, suit, or proceeding, if:  -  in the case of a criminal or administrative
-  the person acted in good faith and in a manner he  action or proceeding that is enforced by a monetary
   or she reasonably believed to be in or not            penalty, he or she had reasonable grounds to
   opposed to the best interests of the corporation      believe that his or her conduct was lawful.
   or its shareholders; and                           Any such person is entitled to such indemnity from
-  with respect to a criminal action or proceeding,   the corporation if he or she was substantially
   if the person had no reasonable cause to believe   successful on the merits in his or her defense of
   his or her conduct was unlawful.                   the action or proceeding and fulfilled the
A corporation may pay or reimburse the reasonable     conditions set out in (1) and (2) above. A
expenses incurred by an indemnified person in         corporation may, with the approval of a court, also
advance of final disposition of the proceeding if     indemnify any such person in respect of an action by
the person undertakes in writing to repay the         or on behalf of the corporation or such other
advance if it is ultimately determined that he or     corporation to procure a judgment in its favor, to
she did not meet the applicable standard of conduct   which such person is made a party by reason of being
required by the MBCA for the indemnification of a     or having been a director or officer of the
person under the circumstances.                       corporation or such other corporation, if he or she
Under Donnelly's articles, directors and officers of  fulfills the conditions set out in (1) and
Donnelly are to be indemnified to the fullest extent  (2) above. Magna's by-laws require Magna to
permitted by law in connection with any actual or     indemnify the persons permitted to be indemnified by
threatened civil, criminal, administrative or         the provisions of the OBCA summarized above and
investigative action, suit or proceeding arising out  authorize Magna to execute indemnity agreements in
of their service to Donnelly or one of its            favor of such persons, to the fullest extent
subsidiaries. Donnelly is permitted to purchase       permitted by the OBCA, as well as to maintain
insurance to protect itself and indemnified persons   insurance against the risk of liability.
against any liability asserted against such person
or incurred by such person, whether or not Donnelly
would have the power to indemnify such person by law
or under the articles.
For a description of the indemnification provisions
included in the merger agreement, see "The Merger
Agreement--Covenants--Indemnification, Directors and
Officers Insurance".
----------------------------------------------------------------------------------------------------------
DIRECTOR LIABILITY
----------------------------------------------------------------------------------------------------------

Under the MBCA, the articles of incorporation may     The OBCA provides that no provision in a contract,
  contain provisions eliminating or limiting the      the articles, the by-laws or a resolution relieves a
liability of a director to the corporation or its     director or officer from the duty to act in
shareholders for money damages for any action taken   accordance with the OBCA or relieves him or her from
or any failure to take any action as a director,      liability for a breach thereof.
except liability for:
-  the amount of a financial benefit received by a
   director to which he or she is not entitled;
-  intentional infliction of harm on the corporation
   or its shareholders;
-  declaration of an improper distribution or share
   dividend, making a distribution to shareholders
   without providing for debts, obligations or
   liabilities of the corporation and making an
   improper loan to a director,

               DONNELLY COMMON STOCK                        MAGNA CLASS A SUBORDINATE VOTING SHARES
               ---------------------                        ---------------------------------------

   officer or employee of the corporation; and
-  an intentional criminal act.
Donnelly's articles provide that directors will not
be personally liable to Donnelly or its shareholders
for monetary damages for a breach of a fiduciary
duty as a director, except for liability:
-  for any breach of the director's duty of loyalty
   to Donnelly or its shareholders;
-  for acts or omissions not in good faith or which
   involve intentional misconduct or a knowing
   violation of law;
-  resulting from a violation of certain sections of
   the MBCA;
-  for any transaction from which the director
   derived improper personal benefits; or
-  for any act or omission occurring prior to
   March 1, 1987.
----------------------------------------------------------------------------------------------------------
ACCESS TO CORPORATE RECORDS
----------------------------------------------------------------------------------------------------------
Under the MBCA, any shareholder of record in person   Under the OBCA, shareholders, creditors, their
  or by attorney or other agent, may, during the      agents and legal representatives may examine the
usual hours of business, inspect for any proper       articles, by-laws, minutes of meetings and
purpose the corporation's stock ledger, a list of     resolutions of shareholders, register of directors
its shareholders, and its other books and records,    and securities register of the corporation during
if the shareholder gives the corporation written      usual business hours and take extracts therefrom,
demand describing with reasonable particularity his   free of charge. Shareholders and others have the
or her purpose and the records he or she desires to   right to obtain a shareholder list, upon payment of
inspect, and the records sought are directly          a reasonable fee, as long as such list is used only
connected with the purpose. A proper purpose shall    in connection with an effort to influence voting by
mean a purpose reasonably related to such person's    shareholders of the corporation, an offer to acquire
interest as a shareholder.                            shares of the corporation or any other matter
                                                      relating to the affairs of the corporation.
----------------------------------------------------------------------------------------------------------
DIRECTOR REQUIREMENTS
----------------------------------------------------------------------------------------------------------
Under the MBCA the number of directors shall be       Under the OBCA, the number of directors is set out
  fixed by, or in the manner provided in, the         in the articles of the corporation. The OBCA
by-laws, unless the articles fix the number. If the   requires, however, that a corporation whose
articles of incorporation specifies the number of     securities are publicly traded have not fewer than
directors, the number of directors can only be        three directors, at least one-third of whom are not
changed by amending the articles of incorporation.    officers or employees of the corporation or any of
Donnelly's articles permit the board to consist of    its affiliates. However, where the articles provide
between eight and twelve members, the exact number    for a minimum and maximum number of directors, the
to be determined by board resolution. Donnelly        shareholders may authorize the directors by special
currently has 10 directors.                           resolution to determine the number of directors from
                                                      time to time. The articles of Magna provide for a
                                                      minimum of 2 and a maximum of 15 directors. The
                                                      directors of Magna have been authorized by special
                                                      resolution to set the number of directors from time
                                                      to time and such number has currently been set at
                                                      13.
----------------------------------------------------------------------------------------------------------
VACANCY ON BOARD OF DIRECTORS
----------------------------------------------------------------------------------------------------------
Under the MBCA, unless otherwise limited by the       Generally, under the OBCA, if a vacancy occurs in
  articles of incorporation, a vacancy in the board   the board of directors, the remaining directors, if
of directors may be filled by the shareholders or     constituting a quorum, may appoint a qualified
the directors. If the directors remaining in office   person to fill the vacancy for the remainder of the
do not constitute a quorum of directors, the vacancy  vacating director's term. In the absence of a
may be filled by affirmative vote of a majority of    quorum, the remaining directors shall call a

               DONNELLY COMMON STOCK                        MAGNA CLASS A SUBORDINATE VOTING SHARES
               ---------------------                        ---------------------------------------
the directors remaining in office. Under Donnelly's   meeting of shareholders to fill the vacancy. If the
articles, a vacancy shall be filled by a vote of a    shareholders have authorized the directors by
majority of the directors then in office and any      special resolution to determine the number of
directors chosen shall hold office until the next     directors (the directors of Magna have such
annual meeting of shareholders.                       authority), the directors may not appoint additional
                                                      directors between meetings of shareholders to fill
                                                      vacancies created by increasing the number of
                                                      directors if the total number of directors would
                                                      thereby exceed by more than one-third the number of
                                                      directors required to have been elected at the last
                                                      annual meeting.
----------------------------------------------------------------------------------------------------------
REMOVAL OF DIRECTORS
----------------------------------------------------------------------------------------------------------
Under the MBCA, the shareholders of a corporation     Under the OBCA, the shareholders of a corporation
  may, by resolution passed by a majority of the      may, by resolution passed by a majority of the votes
shares entitled to vote thereon at a meeting of       cast thereon at a meeting of shareholders, remove
shareholders, remove a director with or without       any director from office and may elect any qualified
cause unless the corporation's articles provide that  person to fill the resulting vacancy.
a director may only be removed for cause. The
articles of a corporation may specify a higher vote
to remove a director without cause. Donnelly's
articles provide for removal with or without cause.
----------------------------------------------------------------------------------------------------------
TRANSACTIONS WITH INTERESTED DIRECTORS
----------------------------------------------------------------------------------------------------------
Under the MBCA, a transaction in which a director or  The OBCA requires that a director or officer of a
officer has an interest will not be enjoined, set     corporation who is (1) a party to a material
  aside or give rise to an award of damages or other  contract or transaction or proposed material
sanctions if the interested director or officer       contract or transaction with the corporation, or
establishes that (1) the transaction was fair to      (2) a director or an officer of, or has a material
the corporation at the time it was entered into,      interest in, any person who is a party to a material
(2) the material facts of the transaction and the     contract or transaction or proposed material
director or officer's interest were disclosed or      contract or transaction with the corporation shall
known to the board, a committee of the board or the   disclose in writing to the corporation or request to
independent director or directors, and the board,     have entered in the minutes of meetings of directors
committee or independent director or directors        the nature and extent of his or her interest. An
authorized, approved or ratified the transaction, or  interested director is prohibited from voting on a
(3) the material facts of the transaction and the     resolution to approve the contract or transaction
director or officer's interest were disclosed or      except in specific circumstances, such as a contract
known to the shareholders entitled to vote and they   or transaction relating primarily to his or her
authorized, approved or ratified the transaction.     remuneration, a contract or transaction for
                                                      indemnification or liability insurance of the
                                                      director, or a contract or transaction with an
                                                      affiliate of the corporation. If a director or
                                                      officer has disclosed his or her interest in
                                                      accordance with the OBCA and the contract or
                                                      transaction was reasonable and fair to the
                                                      corporation at the time it was approved, the
                                                      director or officer is not accountable to the
                                                      corporation or its shareholders for any profit or
                                                      gain realized from the contract or transaction and
                                                      the contract or transaction is neither void nor
                                                      voidable by reason only of the interest of the
                                                      director or officer or that the director is present
                                                      at or is counted to determine the presence of a
                                                      quorum at the meeting of directors that authorized
                                                      the contract or transaction. The OBCA further
                                                      provides that even if a director or officer does not
                                                      disclose his or her interest in accordance with the
                                                      OBCA, or (in the case of a director) votes in
                                                      respect of a resolution on a contract or transaction
                                                      in which he or she is interested contrary to the
                                                      OBCA, if the director or officer acted honestly and
                                                      in good faith and the contract or transaction was
                                                      reasonable and fair to the corporation at the time
                                                      it was

               DONNELLY COMMON STOCK                        MAGNA CLASS A SUBORDINATE VOTING SHARES
               ---------------------                        ---------------------------------------
                                                      approved, the director or officer is not accountable
                                                      to the corporation or to its shareholders for any
                                                      profit or gain realized from the contract or
                                                      transaction by reason only of his or her holding the
                                                      office of director or officer and the contract or
                                                      transaction is not by reason only of the director's
                                                      or officer's interest therein void or voidable, if
                                                      the contract or transaction has been confirmed or
                                                      approved by the shareholders by special resolution,
                                                      on the basis of disclosure in reasonable detail of
                                                      the nature and extent of the director's or officer's
                                                      interest in the notice of meeting or management
                                                      proxy circular.
----------------------------------------------------------------------------------------------------------
TAKEOVER LEGISLATION
----------------------------------------------------------------------------------------------------------

Chapters 7A and 7B of the MBCA affect attempts to     The OBCA does not contain any provisions comparable
  acquire control of Michigan corporations. In        to Chapters 7A and 7B of the MBCA.
general, under Chapter 7A, "business combinations"
(defined to include, among other transactions,
certain mergers, dispositions of assets or shares
and recapitalizations) between covered Michigan
business corporations or their subsidiaries and an
"interested shareholder" (defined as the direct or
indirect beneficial owner of at least 10% of the
voting power of a covered corporation's outstanding
shares) can be consummated only if approved by at
least 90% of the votes of each class of the
corporation's shares entitled to vote and by at
least two-thirds of such voting shares not held by
the interested shareholder or such shareholder's
affiliates, unless five years have elapsed after the
person involved became an "interested shareholder"
and unless certain price and other conditions are
satisfied. The board may exempt "business
combinations" with a particular "interested
shareholder" by resolution adopted prior to the time
the "interested shareholder" attained the status.
Chapter 7A of the MBCA does not apply to the merger
of Donnelly and the merger subsidiary, since the
merger does not involve any "interested
shareholders".
In general, under Chapter 7B of the MBCA, an entity
that acquires "control shares" of a corporation may
vote the control shares on any matter only if a
majority of all shares, and of all non-"interested
shares", of each class of shares entitled to vote as
a class, approve such voting rights. Interested
shares are shares owned by officers, employees or
directors of the corporation the entity making the
control share acquisition. Control shares are shares
that, when added to shares already owned by an
entity, would give the entity voting power in the
election of directors over any of three thresholds:
one-fifth, one-third and a majority. The effect of
the statute is to condition the acquisitions of
voting control of a corporation on the approval of a
majority of the pre-existing disinterested
shareholders. The board has the option of choosing
to amend the corporation's by-laws before a control
share acquisition occurs to provide that Chapter 7B
does not apply to the corporation.

                                    EXPERTS

    The consolidated balance sheets of Magna as of December 31, 2001 and 2000 and the consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated by reference in this prospectus/proxy statement, have been incorporated in reliance on the report of Ernst & Young LLP, independent public accountants, given on the authority of that firm as experts in accounting and auditing.

    The financial statements and schedule of Donnelly incorporated by reference in this prospectus/proxy statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the Magna Class A subordinate voting shares to be issued in the merger will be passed upon for Magna by J. Brian Colburn, Executive Vice-President, Special Projects and Secretary of Magna. Certain legal matters with respect to the federal income tax consequences of the merger to Donnelly shareholders will be passed upon by Varnum, Riddering, Schmidt & Howlett LLP, Grand Rapids, Michigan.

                      WHERE YOU CAN FIND MORE INFORMATION


    You can obtain current information on the exchange ratio by calling toll-free 1-800-245-7630.


    Donnelly and Magna file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed at the SEC's public reference rooms. Please call the SEC at 1-800-SEC-0330 for information on the public reference rooms or visit the following locations of the SEC:

Public Reference Room  Northeast Regional Office  Midwest Regional Office
450 Fifth Street,      Woolworth Building         Citicorp Center
  N.W.
Room 1024              233 Broadway               500 West Madison Street
Washington, DC 20549   New York, NY 10279         Suite 1400
                                                  Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024,
Washington, D.C. 20549, at prescribed rates. Magna's and Donnelly's SEC filings are also available to the public from commercial document retrieval services and certain of Magna's filings and all of Donnelly's filings are available at the web site maintained by the SEC at http://www.sec.gov.

    Magna filed a registration statement on Form F-4 to register with the SEC the Magna Class A subordinate voting shares that will be issued to Donnelly shareholders in the merger. This prospectus/proxy statement is a part of that registration statement and constitutes a prospectus of Magna in addition to being a proxy statement of Donnelly. As allowed by SEC rules, this prospectus/proxy statement does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    The SEC allows Donnelly and Magna to "incorporate by reference" information into this prospectus/proxy statement, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus/proxy statement, except for any information superseded by information in (or incorporated by reference in) this prospectus/proxy statement. This prospectus/proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about our companies and their financial condition.


DONNELLY'S SEC FILINGS (FILE NO. 001-09716)             DESCRIPTION OR PERIOD/AS OF DATE
-------------------------------------------      -----------------------------------------------
Annual Report on Form 10-K.....................  Year ended December 31, 2001, filed on
                                                 March 28, 2002.
Quarterly Report on Form 10-Q..................  Quarter ended March 31, 2002, filed on
                                                 May 15, 2002.
Quarterly Report on Form 10-Q..................  Quarter ended June 30, 2002, filed on
                                                 August 13, 2002.
Current Report on Form 8-K.....................  Filed on May 21, 2002.
Current Report on Form 8-K.....................  Filed on June 27, 2002.
Proxy Statement on Schedule 14A................  For the Annual Meeting of Shareholders held on
                                                 May 17, 2002, filed on April 5, 2002.
Registration Statement of Form 8-A.............  Description of Donnelly common stock contained in its Registration Statement on Form 8-A filed
                                                 on February 18, 1997, and any amendment or
                                                 report filed for the purpose of updating the
                                                 description.



MAGNA SEC FILINGS (FILE NO. 001-11444)                  DESCRIPTION OR PERIOD/AS OF DATE
--------------------------------------           -----------------------------------------------
Annual Report on Form 40-F.....................  Year ended December 31, 2001, filed on
                                                 May 5, 2002.
Report on Form 6-K.............................  Filed on February 19, 2002.
Report on Form 6-K.............................  Filed on March 14, 2002.
Report on Form 6-K.............................  Filed on April 8, 2002.
Report on Form 6-K.............................  Filed on May 6, 2002.
Report on Form 6-K.............................  Filed on May 13, 2002.
Report on Form 6-K.............................  Filed on May 31, 2002.
Report on Form 6-K.............................  Filed on June 10, 2002.
Report on Form 6-K.............................  Filed on June 26, 2002.
Report on Form 6-K.............................  Filed on July 16, 2002.
Report on Form 6-K.............................  Filed on July 19, 2002.
Report on Form 6-K.............................  Filed on July 22, 2002.
Report on Form 6-K.............................  Filed on August 8, 2002.
Report on Form 6-K.............................  Filed on August 14, 2002.
Report on Form 6-K.............................  Filed on August 28, 2002.
Report on Form 6-K.............................  Filed on August 29, 2002.


    Donnelly and Magna are also incorporating by reference additional documents that either company may file with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, between the date of this prospectus/proxy statement and the effective time. These include periodic reports, such as annual reports on Form 10-K or Form 40-F, quarterly reports on Form 10-Q, current reports on Form 8-K, and reports on Form 6-K, as well as proxy statements.

    Magna has supplied all information contained or incorporated by reference in this prospectus/proxy statement relating to Magna, and Donnelly has supplied all such information relating to Donnelly.

    If you are a shareholder, Magna and Donnelly may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC, or the SEC Internet worldwide web site as described above. In addition, information about Magna, including the documents which form the subject of Magna's SEC filings listed above, can be obtained at http://www.sedar.com. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus/proxy statement. Shareholders may obtain documents incorporated by reference in this prospectus/proxy statement by requesting them in writing or by telephone from the appropriate party at the following address:

Donnelly Corporation                             Magna International Inc.
49 East Third Street                             337 Magna Drive
Holland, Michigan 49423                          Aurora, Ontario
(616) 786-6080                                   Canada L4G 7K1
Attn: Corporate Secretary                        (905) 726-7072
                                                 Attn: Executive Vice-President,
                                                 Special Projects and Secretary


    If you would like to request documents from us, please do so by September 25, 2002 to receive them before the special meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.


    WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSED MERGER INVOLVING OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU.

    THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                           MAGNA INTERNATIONAL INC.,
                        MAGNA MIRRORS ACQUISITION CORP.
                                      AND
                              DONNELLY CORPORATION
                           DATED AS OF JUNE 25, 2002

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                            --------

                                     ARTICLE I
                                     THE MERGER

Section 1.1   The Merger..................................................     A-8
Section 1.2   Effective Time..............................................     A-8
Section 1.3   Effects of the Merger.......................................     A-9
Section 1.4   Charter and By-laws; Directors; Officers....................     A-9
              Conversion of Securities and Issuance of Surviving
Section 1.5     Corporation Stock.........................................     A-9
              Parent to Make Certificates and Cash Available; Transfer
Section 1.6     Taxes; Withholding........................................    A-10
Section 1.7   Dividends...................................................    A-11
Section 1.8   No Fractional Securities....................................    A-11
Section 1.9   Return of Exchange Fund.....................................    A-11
Section 1.10  Adjustment of Exchange Ratio................................    A-12
              No Further Ownership Rights in Company Common Stock; Company
Section 1.11    Stock Options.............................................    A-12
Section 1.12  Closing of Company Transfer Books...........................    A-12
Section 1.13  Lost Certificates...........................................    A-12
Section 1.14  Further Assurances..........................................    A-12
Section 1.15  Closing.....................................................    A-12


                                     ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
Section 2.1   Organization, Standing and Power.                                 A-13
Section 2.2   Capital Structure...........................................    A-13
Section 2.3   Authority...................................................    A-13
Section 2.4   Consents and Approvals; No Violation........................    A-14
Section 2.5   Registration Statement and Proxy Statement/Prospectus.......    A-14
Section 2.6   Absence of Certain Changes or Events........................    A-15
Section 2.7   No Required Vote of Parent Shareholders.....................    A-15
Section 2.8   Reorganization..............................................    A-15
Section 2.9   Brokers.....................................................    A-15
Section 2.10  Accounting Controls; Financial Statements...................    A-15
Section 2.11  Accounting Matters..........................................    A-15
Section 2.12  Litigation..................................................    A-15


                                    ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1   Organization, Standing and Power.                                 A-16
Section 3.2   Capital Structure...........................................    A-17
Section 3.3   Authority...................................................    A-17
Section 3.4   Consents and Approvals; No Violation........................    A-18
Section 3.5   SEC Documents and Other Reports.............................    A-18
Section 3.6   Registration Statement and Proxy Statement/Prospectus.......    A-19
Section 3.7   Absence of Certain Changes or Events........................    A-19
Section 3.8   Permits and Compliance......................................    A-19
Section 3.9   Tax Matters.................................................    A-20
Section 3.10  Actions and Proceedings.....................................    A-21
Section 3.11  Certain Agreements..........................................    A-21
Section 3.12  ERISA.......................................................    A-22
Section 3.13  Certain Liabilities.........................................    A-23
Section 3.14  Intellectual Property.......................................    A-24

Section 3.15  Properties, Title and Related Matters.......................    A-24
Section 3.16  Customer Warranties.........................................    A-25
Section 3.17  Environmental Matters.......................................    A-25
Section 3.18  Insurance...................................................    A-26
Section 3.19  Related Party Transactions..................................    A-26
Section 3.20  Parachute Payments to Disqualified Individuals..............    A-27
Section 3.21  Opinion of Financial Advisor................................    A-27
Section 3.22  State Takeover Statutes.....................................    A-27
Section 3.23  Reorganization..............................................    A-27
Section 3.24  Brokers.....................................................    A-27
Section 3.25  Votes Required..............................................    A-27
Section 3.26  Disclosure..................................................    A-27
Section 3.27  Accounting Controls.........................................    A-27
Section 3.28  Accounting Matters..........................................    A-28
Section 3.29  Labor Matters...............................................    A-28
Section 3.30  Old Company Stock Options...................................    A-28
Section 3.31  Subsidiaries and Joint Ventures.............................    A-28


                                     ARTICLE IV
                     COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 4.1   Conduct of Business by the Company Pending the Merger.            A-29
Section 4.2   No Solicitation; Third Party Standstill Agreements..........    A-31
Section 4.3   Reorganization..............................................    A-31
Section 4.4   Redemption of Company 7 1/2% Preferred......................    A-31

                                     ARTICLE V
                               ADDITIONAL AGREEMENTS
Section 5.1   Special Meeting of Shareholders.                                  A-31
Section 5.2   Filings; Other Actions......................................    A-32
Section 5.3   Comfort Letters.............................................    A-32
Section 5.4   Access to Information.......................................    A-33
Section 5.5   Compliance with the Securities Act..........................    A-33
Section 5.6   Stock Exchange Listings.....................................    A-33
Section 5.7   Fees and Expenses...........................................    A-33
Section 5.8   Reasonable Efforts..........................................    A-34
Section 5.9   Public Announcements........................................    A-34
Section 5.10  Real Estate Transfer and Gains Tax..........................    A-34
Section 5.11  State Takeover Laws.........................................    A-35
Section 5.12  Indemnification; Directors and Officers Insurance...........    A-35
Section 5.13  Notification of Certain Matters.............................    A-35
Section 5.14  Shareholder Litigation......................................    A-35
Section 5.15  Company Debt Agreements.....................................    A-36
Section 5.16  Company Stock Options.......................................    A-36
Section 5.17  Donnelly Export.............................................    A-36
Section 5.18  Benefit Plans...............................................    A-36
Section 5.19  Exercise of Hohe Call Options...............................    A-37


                                     ARTICLE VI
                         CONDITIONS PRECEDENT TO THE MERGER
Section 6.1   Conditions to Each Party's Obligation to Effect the Merger.       A-38
              Conditions to Obligation of the Company to Effect the
Section 6.2     Merger....................................................    A-38
              Conditions to Obligations of Parent and Sub to Effect the
Section 6.3     Merger....................................................    A-39

Section 7.2   Effect of Termination.......................................    A-42
                                    ARTICLE VII
                         TERMINATION, AMENDMENT AND WAIVER
Section 7.1   Termination.                                                      A-41
Section 7.3   Amendment...................................................    A-42
Section 7.4   Waiver......................................................    A-42


                                    ARTICLE VIII
                                 GENERAL PROVISIONS
Section 8.1   Non-Survival of Representations and Warranties.                   A-43
Section 8.2   Notices.....................................................    A-43
Section 8.3   Interpretation..............................................    A-43
Section 8.4   Counterparts................................................    A-44
Section 8.5   Entire Agreement; No Third-Party Beneficiaries..............    A-44
Section 8.6   Governing Law...............................................    A-44
Section 8.7   Assignment..................................................    A-44
Section 8.8   Severability................................................    A-44
Section 8.9   Enforcement of this Agreement...............................    A-45

                           LOCATION OF DEFINED TERMS

DEFINED TERM                                                    SECTION
------------                                                  -----------
Agreement...................................................  Recitals
Average Price...............................................  1.5(c)
Blue Sky Laws...............................................  2.4
Certificate of Merger.......................................  1.2
Certificates................................................  1.6(b)
Chinese Joint Ventures......................................  8.3
Closing.....................................................  1.15
Closing Date................................................  1.15
Code........................................................  Recitals
Commitments.................................................  3.8
Company.....................................................  Recitals
Company Annual Report.......................................  3.2
Company Articles of Incorporation...........................  1.4(a)
Company Class A Common Stock................................  Recitals
Company Class B Common Stock................................  Recitals
Company Closing Certificate.................................  6.3(a)
Company Common Stock........................................  Recitals
Company Debt................................................  5.15
Company Letter..............................................  Article III
Company Liability Policies..................................  3.18
Company Material Adverse Effect.............................  3.1(a)
Company Permits.............................................  3.8
Company Plan................................................  3.12(h)
Company Policies............................................  3.18
Company Preferred Stock.....................................  3.2
Company Required Vote.......................................  3.25
Company SEC Documents.......................................  3.5
Company 7 1/2% Preferred....................................  3.2
Company Stock Options.......................................  3.2
Company Stock Plans.........................................  3.2
Confidentiality Agreement...................................  5.4
Constituent Corporations....................................  Recitals
DOL.........................................................  3.12(a)
Donnelly Export.............................................  Recitals
EBITDA......................................................  2.1
EC Merger Regulation........................................  2.4
Effective Time..............................................  1.2
Encumbrances................................................  3.15(b)
Environmental Laws..........................................  3.17
Environmental Permits.......................................  3.17
ERISA.......................................................  3.12(a)
ERISA Affiliate.............................................  3.12(h)
Exchange Act................................................  2.4
Exchange Agent..............................................  1.6(a)
Exchange Fund...............................................  1.6(a)
Exchange Ratio..............................................  1.5(c)
Filing Office...............................................  1.2
Financial Statements........................................  3.5
GAAP........................................................  3.5
Gains Taxes.................................................  5.10

DEFINED TERM                                                    SECTION
------------                                                  -----------
Governmental Entity.........................................  2.4
Hazardous Substances........................................  3.17
Hohe........................................................  3.31
Hohe Call Options...........................................  3.31
Hohe Call Option Closings...................................  5.19
Hohe Holders................................................  3.31
HSR Act.....................................................  2.4
IRS.........................................................  3.9
Indemnified Parties.........................................  5.12
Intellectual Property.......................................  3.14(b)
Joint Venture...............................................  3.31
Lien........................................................  2.4
Mailing Date................................................  5.2(a)
MBCA........................................................  1.1
Market Price................................................  1.5(c)
Marks.......................................................  3.14(a)
Medical Benefits............................................  5.18(d)
Merger......................................................  Recitals
Merger Consolidation Increase Notice........................  7.1(g)
Multiemployer Plan..........................................  3.12(h)
Multiple Employer Plan......................................  3.12(h)
New Company Stock Options...................................  3.2
Non-Controlled Subsidiaries.................................  8.3
non-wholly owned Subsidiary.................................  3.31
NYSE........................................................  1.5(c)
Old Company Stock Options...................................  3.2
Other Plans.................................................  3.2
Parent......................................................  Recitals
Parent Class B Stock........................................  2.2
Parent Closing Certificate..................................  6.2(a)
Parent Common Stock.........................................  Recitals
Parent Hohe Request.........................................  5.19
Parent Letter...............................................  Article II
Parent MAE Notice...........................................  6.2(d)
Parent Material Adverse Effect..............................  2.1
Parent Preferred Stock......................................  2.2
Parent SEC Documents........................................  Article II
Parent Stock................................................  2.2
Parent Stock Price..........................................  1.5(c)
PBGC........................................................  3.12(a)
Permits.....................................................  3.17
Principal Shareholders......................................  Recitals
Proxy Statement/Prospectus..................................  2.5
Registration Statement......................................  2.3
Rule 145 Affiliates.........................................  5.5
Salomon Smith Barney........................................  3.21
SEC.........................................................  Article II
Securities Act..............................................  2.3
Shareholders' Agreement.....................................  Recitals
Special Meeting.............................................  Recitals
Special Meeting Resumption Date.............................  7.1(g)
Sub.........................................................  Recitals

DEFINED TERM                                                    SECTION
------------                                                  -----------
Sub Common Stock............................................  1.5(a)
Sub Preferred Stock.........................................  1.5(d)
Subsidiary..................................................  8.3
Subsidiary and Joint Venture Agreements.....................  3.31
Superior Proposal...........................................  5.1
Surviving Corporation.......................................  1.1
Takeover Proposal...........................................  4.2(a)
Taxes.......................................................  3.9
Tax Return..................................................  3.9
Termination Fee.............................................  5.7(b)
TSE.........................................................  2.4
wholly owned Subsidiary.....................................  8.3
1998 Plan...................................................  3.2

                                    ANNEX A
                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER dated as of June 25, 2002 (this "Agreement"), among Magna International Inc., an Ontario corporation ("Parent"), Magna Mirrors Acquisition Corp., a Michigan corporation and a wholly owned subsidiary of Parent ("Sub"), and Donnelly Corporation, a Michigan corporation (the "Company" and, together with Sub, the "Constituent Corporations").

                              W I T N E S S E T H:

    WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of (a) Class A Common Stock, par value $.10 per share, of the Company ("Company Class A Common Stock") and (b) Class B Common Stock, par value $.10 per share, of the Company ("Company Class B Common Stock" and, together with the Company Class A Common Stock, the "Company Common Stock"), not owned by Parent, the Company or their respective wholly owned Subsidiaries (as hereinafter defined) will be converted into the right to receive a fraction of a Class A Subordinate Voting Share, without par value, of Parent ("Parent Common Stock");

    WHEREAS the Board of Directors of the Company has unanimously approved this Agreement and intends to submit this Agreement to the holders of the Company Common Stock for their consideration at a special meeting of shareholders (the "Special Meeting") for the purpose of approving this Agreement and the Merger;

    WHEREAS Parent, Sub, Donnelly Export Corporation, a Michigan corporation ("Donnelly Export"), and certain of the holders of the Company Class B Common Stock (collectively, the "Principal Shareholders") have entered into a Shareholders' Agreement (including an irrevocable proxy) of even date herewith (the "Shareholders' Agreement"), pursuant to which, among other things, each Principal Shareholder has agreed to vote the shares held or controlled by it in favor of the Merger and this Agreement;

    WHEREAS the Principal Shareholders in the aggregate hold or control shares of Company Common Stock that, as of June 7, 2002, represented an aggregate of approximately 72% of the total voting power of all currently outstanding shares of voting stock of the Company with respect to approval of the Merger;

    WHEREAS the respective Boards of Directors of each of Parent, Sub and, as of the date hereof, the Company have determined that the Merger upon the terms and subject to the conditions of this Agreement would be advantageous and beneficial to their respective corporations and that such transaction is consistent with and in furtherance of such entities' respective long-term business strategies; and

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Michigan Business Corporation Act (the "MBCA"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the MBCA.

    Section 1.2 EFFECTIVE TIME. Upon the terms and subject to the conditions hereof, a Certificate of Merger (the "Certificate of Merger") shall be duly prepared and executed by the Company and Sub and thereafter delivered to the Department of Consumer and Industry Services, Bureau of Corporations, Securities and Land Development of the State of Michigan (the "Filing Office") for filing as provided in the MBCA as soon as practicable on the Closing Date (as defined in Section 1.15). The Merger shall become effective upon the filing of the Certificate of Merger with the Filing Office or at such other later date or time as the Constituent Corporations shall agree as specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

    Section 1.3 EFFECTS OF THE MERGER. The Merger will have the effects set forth in this Agreement and the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, immunities, powers and franchises of the Company and of Sub and all the property (real, personal and mixed) of the Company and of Sub and all debts due to either the Company or Sub on any account, and all choses in action, and every other interest of or belonging to or due to either the Company or Sub, will vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities, obligations, restrictions, disabilities and duties had been incurred or contracted by the Surviving Corporation. The title to any real estate or any interest therein vested, by deed or otherwise, in the Company or Sub shall not revert or in any way become impaired by reason of the Merger.

    Section 1.4 CHARTER AND BY-LAWS; DIRECTORS; OFFICERS.

    (a) At the Effective Time, the Second Restated and Amended Articles of Incorporation of the Company, as amended (the "Company Articles of Incorporation"), shall be amended to be identical to the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, and shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; PROVIDED, HOWEVER, that, at the Effective Time, Article I of the Company Articles of Incorporation shall be amended to read in its entirety as follows:
"The name of the corporation is Donnelly Corporation." At the Effective Time, the By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Articles of Incorporation of the Surviving Corporation or by applicable law.

    (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation until his or her successor is duly elected and qualified.

    (c) The officers of Sub at the Effective Time shall be the officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

    (d) At the Effective Time, the Surviving Corporation will file with the Filing Office a certificate to do business as Magna Donnelly Corporation.

    Section 1.5 CONVERSION OF SECURITIES AND ISSUANCE OF SURVIVING CORPORATION STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of the Constituent Corporations:

    (a) Each share of Common Stock of Sub ("Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully paid and nonassessable share of Preferred Stock of the Surviving Corporation.

    (b) All shares of Company Common Stock that are held by Parent, Sub or any wholly owned subsidiary of the Company, Parent or Sub shall be cancelled and no cash, capital stock of Parent or other consideration shall be delivered in exchange therefor.

    (c) Subject to Sections 1.8 and 1.10, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled as set forth in Section 1.5(b)) shall be converted into the right to receive the Exchange Ratio (as hereinafter defined) of validly issued, fully paid and nonassessable shares of Parent Common Stock. The "Exchange Ratio" shall be a number equal to the quotient, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth, of (x) $28.00 divided by (y) the Market Price (as hereinafter defined) of a share of Parent Common Stock on the New York Stock Exchange, Inc. ("NYSE") trading day immediately preceding the date of the Effective Time (the "Parent Stock Price"); PROVIDED, HOWEVER, that in no event (except as set forth in the next two provisos to this sentence) shall the Exchange Ratio be (A) less than an amount equal to the quotient of $28.00 divided by $80.00 or (B) greater than an amount equal to the quotient of $28.00 divided by $61.00; PROVIDED, HOWEVER, that in the event that Parent delivers to the Company the Merger Consideration Increase Notice pursuant to Section 7.1(g), the Exchange Ratio shall instead be as set forth therein; and PROVIDED FURTHER, that, in the event of any adjustment of the Exchange Ratio pursuant to Section 1.10, all such dollar amounts shall be commensurately adjusted, as mutually agreed by Parent and the Company, each acting reasonably and in good faith. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically cease to exist and each holder thereof or of a Certificate (as hereinafter defined) representing any such shares shall cease to have any rights with respect thereto, except that each holder of such a Certificate shall have the right to receive (i) any dividends and other distributions (paid with respect to shares of Parent Common Stock) in accordance with Section 1.7, (ii) certificates representing the shares of Parent Common Stock into which such shares are converted and (iii) any cash (without interest) in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor in accordance with Section 1.8, all upon the surrender of such Certificate in accordance with Section 1.6. The "Market Price" on any date means the average of the Average Prices (as hereinafter defined) for the 20 consecutive NYSE trading days immediately preceding such date. The "Average Price" for any date means the average of the daily high and low prices per share of Parent Common Stock as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source reasonably selected by Parent).

    (d) The Surviving Corporation shall issue at the Effective Time to Parent 1,000 shares of Common Stock of the Surviving Corporation in consideration for the issuance by Parent of Parent Common Stock contemplated by Section 1.5(c) and payment by Parent of cash as contemplated by Section 1.8.

    Section 1.6 PARENT TO MAKE CERTIFICATES AND CASH AVAILABLE; TRANSFER TAXES; WITHHOLDING.

    (a) Parent shall authorize such person or persons as shall be reasonably acceptable to the Company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of Parent Common Stock issuable and the cash then payable pursuant to Sections 1.7 and 1.8 (such shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest or other income resulting from such investments shall be paid to Parent.

    (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates"), a letter of transmittal in form reasonably acceptable to Parent (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, and cash in lieu of any fractional shares of Parent Common Stock in accordance with Section 1.8 and any dividends or other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be cancelled by the Exchange Agent. No interest shall be paid or shall accrue on any cash payable upon surrender of any Certificate.

    (c) Each share of Parent Common Stock into which a share of Company Common Stock shall be converted shall be validly issued, fully paid and nonassessable, and shall be deemed to have been issued at the Effective Time. All shares of Parent Common Stock shall be issued directly by Parent and no shares of Parent Common Stock shall at any time be held by the Surviving Corporation. If any certificate representing shares of Parent Common Stock or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the

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person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent. The valuation of any such deductions and withholdings shall be effected by the Exchange Agent in a manner consistent with Section 1.8.

    Section 1.7 DIVIDENDS. No dividends or other distributions that are declared on or after the Effective Time on the shares of Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing shares of Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in this Article I. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such shares of Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

    Section 1.8 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution, stock split or reclassification shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(i) the Market Price of a share of Parent Common Stock on the NYSE trading day immediately prior to the date of the Effective Time by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of this Article I. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a Company shareholder shall be aggregated, and no such Company shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value as so determined of one full share of Parent Common Stock with respect to such Certificates surrendered.

    Section 1.9 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the former shareholders of the Company for one year after the Effective Time shall be delivered to Parent and any such former shareholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for shares of Parent Common Stock into which such shares of Company Common Stock are convertible, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock. Neither Parent nor Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

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    Section 1.10 ADJUSTMENT OF EXCHANGE RATIO. In the event that, prior to the
Effective Time, Parent effects any reclassification, reorganization, stock split, reverse stock split, combination, stock dividend or other similar event with respect to shares of Parent Common Stock, any change or conversion of Parent Common Stock into other securities or any cash dividend (other than regular quarterly cash dividends of Parent) or other distribution with respect to the shares of Parent Common Stock, appropriate and proportionate adjustments shall be made to the Exchange Ratio (or, in the case of such a reclassification, reorganization, combination, change, conversion or other distribution, an equitable adjustment shall be made to the consideration to be received by holders of Company Common Stock in the Merger), as mutually agreed by Parent and the Company, each acting reasonably and in good faith, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

    Section 1.11 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK; OLD COMPANY STOCK OPTIONS. All shares of Parent Common Stock and cash issued or paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other property paid pursuant to Sections 1.7 and 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time. As contemplated by Section 3.30, all Old Company Stock Options (as defined in Section 3.2) that are not duly exercised by the holders thereof prior to the Effective Time shall terminate and be of no further force and effect and shall not give rise to any claim against the Surviving Corporation by such holders.

    Section 1.12 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Parent, such Certificates shall be cancelled and exchanged as provided in this Article I.

    Section 1.13 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct (but consistent with the practices Parent applies to its own shareholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and/or cash or other property payable pursuant to this Article I.

    Section 1.14 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

    Section 1.15 CLOSING. The closing of the Merger (the "Closing") and all actions contemplated by this Agreement to occur at the Closing shall take place at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York, at 10:00 a.m., New York City time, on a date to be specified by the parties, which (subject to fulfillment or waiver of the conditions set forth in Article VI) shall (subject to Sections 6.2(d) and (e)) be no later than the business day following the day on which the last of the conditions set forth in
Article VI shall have been fulfilled or waived (other than those that this Agreement contemplates will be satisfied at or immediately prior to the Effective Time) or at such other time and place as Parent and the Company shall agree (the "Closing Date").

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                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

    Except as disclosed in Parent's Annual Report on Form 40-F for the year ended December 31, 2001 or Parent's Report on Form 6-K dated April 4, 2002, in each case in the form filed by Parent with the Securities and Exchange Commission (the "SEC"), including the exhibits thereto (the "Parent SEC Documents"), or in the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"), each of Parent and Sub represents and warrants to the Company as follows:

    Section 2.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. For all purposes of this Agreement, a "Parent Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, equity, business, operations, results of operations, condition (financial or otherwise) or prospects of Parent and its Subsidiaries, taken as a whole, excluding such effects resulting from events or occurrences related to general economic or market conditions or conditions affecting the automotive industry in general; PROVIDED that, for all purposes of this Agreement, and without limiting the generality of the foregoing, a Parent Material Adverse Effect shall be deemed to have occurred in the event of any liability of, effect on or claim against Parent or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a pre-tax effect of (i) in the case of any one-time effect, $500 million or greater, and (ii) in the case of any recurring effect, an average of $100 million or greater per fiscal year for two or more years, in either case on the consolidated assets, liabilities, equity, earnings before interest, taxes, depreciation and amortization ("EBITDA") or net income of Parent in any one or more fiscal quarters or other financial periods.

    Section 2.2 CAPITAL STRUCTURE. At the date hereof, the authorized stock of Parent consists of (i) an unlimited number of shares of Parent Common Stock,
(ii) 1,412,341 Class B Shares, without par value ("Parent Class B Stock" and, together with the Parent Common Stock, the "Parent Stock"), and
(iii) 99,760,000 preference shares, without par value (the "Parent Preferred Stock"). At the close of business on May 21, 2002, 82,633,675 shares of Parent Common Stock, 1,096,509 shares of Parent Class B Stock and no shares of Parent Preferred Stock were issued and outstanding. As of the close of business on June 21, 2002, except as set forth in Section 2.2 of the Parent Letter or as disclosed in the Parent SEC Documents, there are no options, warrants, calls, rights, securities or agreements to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, security or agreement. At the date hereof, the capital stock of Sub consists of 1,000 shares of Sub Common Stock and 1,000 shares of Preferred Stock, par value $.01 per share, of Sub ("Sub Preferred Stock"), of which, as of the date of this Agreement, 1,000 shares of Sub Common Stock were issued and outstanding, all of which shares were owned directly by Parent and no shares of Sub Preferred Stock were outstanding.

    Section 2.3 AUTHORITY. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The filing of a registration statement on Form F-4 with the SEC by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the Parent Common Stock to be issued in connection with the Merger as contemplated by this Agreement (together with any amendments or supplements thereto, whether prior to or after the effective

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date thereof, and including all information incorporated by reference therein, the "Registration Statement") has been duly authorized by Parent's Board of Directors.

    Section 2.4 CONSENTS AND APPROVALS; NO VIOLATION. No filing or registration with, or authorization, consent or approval of, any domestic (federal, state or local), foreign (federal, state, provincial, territorial or local) or supranational court, governmental body, regulatory agency, authority, commission, tribunal or securities exchange (a "Governmental Entity") is required by or with respect to Parent, Sub or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) the filing of a premerger notification and report form by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and such filings as are required under Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation"), and under the respective antitrust statutes in Brazil and Mexico, (ii) the filing of the Certificate of Merger with the Filing Office and appropriate documents with the relevant authorities of other states, if any, specified in Section 2.4 of the Parent Letter in which Parent or any of its Subsidiaries is qualified to do business, (iii) such filings as may be required in connection with the taxes described in
Section 5.11, (iv) pursuant to applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and the NYSE, (v) the filing with the SEC by Parent of the Registration Statement under the Securities Act and of such reports as may be required by Sections 13 and 16(a) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), or by The Toronto Stock Exchange (the "TSE") or Canadian federal or provincial securities laws or regulations in connection with this Agreement and the transactions contemplated hereby and (vi) such other filings, approvals, orders, notices, registrations, declarations and consents as may be required under any applicable state takeover or similar laws, and any applicable state environmental laws or laws with respect to the ownership by a foreign entity of real property, but with respect to this clause (vi), only as specified in Section 2.4 of the Parent Letter. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (with or without due notice or lapse of time or both) result in any violation of, or default or the loss of a material benefit under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (each, a "Lien") upon, any property or asset of Parent or any of its Subsidiaries under any provision of (i) the respective certificates or articles of incorporation or bylaws or comparable organizational documents of Parent or Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument, permit, concession, franchise or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected or (iii) any judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clause (ii) or (iii), for violations, defaults, losses, rights or Liens that would not, individually or in the aggregate, prevent, delay or impair the consummation of the Merger in any respect and would not have a Parent Material Adverse Effect or materially impact the ability of Parent and Sub to perform their respective obligations under this Agreement.

    Section 2.5 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein (together with any amendments or supplements thereto, and including all information incorporated by reference therein, the "Proxy Statement/Prospectus") relating to this Agreement will
(i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement/Prospectus, at the time of the mailing of the Proxy Statement/Prospectus to the Company's shareholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement/Prospectus or the Registration Statement, such event shall be so described and promptly disclosed to the Company, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as

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required by law, disseminated to the shareholders of the Company. The
Registration Statement and the Proxy Statement/Prospectus will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act.

    Section 2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
Section 2.6 of the Parent Letter, from December 31, 2001 through the date of this Agreement, (a) Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that has resulted in or would reasonably be expected to result in a Parent Material Adverse Effect, (b) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or would reasonably be expected to have a Parent Material Adverse Effect, (c) there has been no change in the capital stock of Parent and no dividend or distribution of any kind declared, paid or made by Parent on any class of its stock, except for regular quarterly cash dividends declared or paid on Parent Stock, and (d) there has been no other event causing a Parent Material Adverse Effect, nor any development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

    Section 2.7 NO REQUIRED VOTE OF PARENT SHAREHOLDERS. No vote of the shareholders of Parent is required by law, the organization documents of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

    Section 2.8 REORGANIZATION. To the knowledge of Parent, neither Parent nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    Section 2.9 BROKERS. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    Section 2.10 ACCOUNTING CONTROLS; FINANCIAL STATEMENTS. In all material respects, Parent maintains a system of internal accounting controls sufficient to provide reasonable assurances, to the extent required by Section 13(b)(2)(B) of the Exchange Act, that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with accounting principles generally accepted in Canada (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

    Section 2.11 ACCOUNTING MATTERS. Parent has not been advised by its independent accountants of any material accounting irregularities that would reasonably be expected to require Parent to restate its consolidated financial statements included in the Parent SEC Documents (other than as required by any change in accounting principles generally accepted in Canada or the United States). To Parent's knowledge, Parent is not subject to any material pending or threatened investigation by the SEC concerning such consolidated financial statements.

    Section 2.12 LITIGATION. As of the date of this Agreement, there is no action, suit or proceeding pending or, to Parent's knowledge, threatened before any Governmental Entity involving Parent or Sub (i) which, if adversely determined, would prevent or materially delay the performance by Parent and Sub of their obligations under this Agreement or (ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. As of the date of this Agreement, none of Parent, Sub or any of their

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respective Subsidiaries or their assets is subject to any outstanding orders, rulings, judgments or decrees which would prevent or materially delay the performance by Parent and Sub of their obligations under this Agreement.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, its Current Report on Form 8-K dated May 20, 2002, or its Proxy Statement dated April 5, 2002, in each case, in the form filed by the Company with the SEC, or in the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), the Company represents and warrants to each of Parent and Sub as follows:

    Section 3.1 ORGANIZATION, STANDING AND POWER.

    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. For all purposes of this Agreement (including
       Section 6.3(a)), a "Company Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, equity, business, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, excluding (i) such effects resulting from events or occurrences related to general economic or market conditions or conditions affecting the automotive industry in general and (ii) any development, related claims or other event solely to the extent arising out of any facts expressly disclosed (including those disclosed in any pleadings) to Parent by the Company prior to the date hereof in respect of any lawsuit, potential claim or agreement specified in Section 3.1(a) of the Company Letter; provided that, for all purposes of this Agreement (including
       Section 6.3(a)), and without limiting the generality of the foregoing, a Company Material Adverse Effect shall be deemed to have occurred in the event of any liability of, effect on or claim against the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a pre-tax effect of $30 million or greater, net of any insurance or similar recovery, on the consolidated assets, liabilities, equity, EBITDA or net income of the Company in any one or more fiscal quarters or other financial periods (with any such expected effect in any financial period prior to 2006 to be added to any such expected effect in any other financial period prior to 2006 for purpose of determining whether such $30 million threshold has been reached); provided further that (i) any individual liabilities, effects or claims with such a pre-tax effect of $100,000 or less and (ii) any failure, as a result of ordinary competitive pressures, by the Company or any of its Subsidiaries to obtain new business after the date hereof, regardless of whether such business was included in the business plan of the Company previously delivered to Parent, shall be disregarded for purposes of determining whether a Company Material Adverse Effect has occurred or will occur.

    (b) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as specified in Section 3.1(b) of the Company Letter, the Company has heretofore made available to Parent a complete and correct copy of the charter and by-laws or comparable organization documents, each as amended to date, of the Company and each of its Subsidiaries (other than its wholly owned Subsidiaries). The respective

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       charters, by-laws and comparable organizational documents of the Company and its Subsidiaries are in full force and effect.

    Section 3.2 CAPITAL STRUCTURE. At the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Company Class A Common Stock, 15,000,000 shares of Company Class B Common Stock, 250,000 shares of
7 1/2% Cumulative Preferred Stock, par value $10 per share (the "Company 7 1/2% Preferred") and 1,000,000 shares of preferred stock, no par value ("Company Preferred Stock"). At the close of business on June 7, 2002, (i) 6,563,493 shares of Company Class A Common Stock, 4,081,321 shares of Company Class B Common Stock, 53,112 shares of Company 7 1/2% Preferred and no shares of Company Preferred Stock were issued and outstanding, (ii) no shares of Company Common Stock or other securities of the Company were held in the treasury of the Company or by its Subsidiaries and (iii) 442,962 shares and 408,953 shares of Company Common Stock were reserved for issuance pursuant to options
("New Company Stock Options") granted under the Company's 1998 Employee Stock Option Plan (the "1998 Plan") and pursuant to options (the "Old Company Stock Options" and, together with the New Company Stock Options, the "Company Stock Options") granted under the Company's other stock option plans (the "Other Plans" and, together with the 1998 Plan, the "Company Stock Plans"), respectively. Each Company Stock Plan is listed in Section 3.2 of the Company Letter. Except as specified in Section 3.2 of the Company Letter, true and complete copies of each contract, agreement, instrument or document listed or referred to in any Section of the Company Letter have been furnished by the Company to Parent. Except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All the outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except for Company Stock Options issued pursuant to the Company Stock Plans covering not in excess of 851,915 shares of Company Common Stock or as set forth in Section 3.2 of the Company Letter, there are no options, warrants, calls, rights, securities or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, security or agreement. Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Section 3.2 of the Company Letter, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all Liens, except that each outstanding share of capital stock of Donnelly Export is owned by a holder of Company Class B Common Stock, free and clear of all Liens. The Company does not have outstanding any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as disclosed in Section 3.2 of the Company Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Except as set forth in Section 3.2 of the Company Letter,
Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC (the "Company Annual Report"), is a true and correct statement of all the information required to be set forth therein by the rules and regulations of the SEC.

    Section 3.3 AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the affirmative vote by the holders of Company Common Stock entitled to vote not less than two-thirds of the total number of votes entitled to be cast by holders of Company Common Stock, with the holders of Company Class A Common Stock and Company Class B Common Stock voting together as a single class. The Board of Directors of the Company has approved and adopted this Agreement and, subject to the provisions of Section 5.1, recommends this Agreement to the Company's shareholders. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the Company's shareholders as described above and the filing of the Certificate of Merger with the Filing Office. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The filing of the Proxy Statement/Prospectus with the SEC (with respect to the Company) has been duly authorized by the Company's Board of Directors.

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    Section 3.4 CONSENTS AND APPROVALS; NO VIOLATION. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or will be necessary to allow the Surviving Corporation and its Subsidiaries to operate the business of the Company and its Subsidiaries in substantially the same manner as operated immediately prior to the Merger, except (i) the filing of a premerger notification and report form by Parent under the HSR Act and such filings as are required under the EC Merger Regulation, and under the respective antitrust statutes in Brazil and Mexico and other applicable jurisdictions, (ii) the filing of the Certificate of Merger with the Filing Office and appropriate documents with the relevant authorities of other states, if any, specified in Section 3.4 of the Company Letter in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings as may be required in connection with the taxes described in
Section 5.10, (iv) pursuant to applicable requirements, if any, of Blue Sky Laws and the NYSE, (v) the filing with the SEC by the Company of the Proxy Statement/Prospectus and of such reports as may be required by the Exchange Act in connection with this Agreement and the transactions contemplated hereby and
(vi) such other filings, approvals, orders, notices, registrations, declarations and consents under applicable state takeover or similar laws, and any applicable state environmental laws or laws with respect to the ownership by a foreign entity of real property, but with respect to this clause (vi), only as specified in Section 3.4 of the Company Letter. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (with or without notice or lapse of time, or both) result in any violation of, or default or the loss of a material benefit under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon, any of the properties, assets or operations of the Company or any of its Subsidiaries under any provision of (i) the Company Articles of Incorporation or Bylaws of the Company, (ii) any provision of the comparable charter or organization documents of any Subsidiary of the Company, (iii) any loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, agreement (other than stock option agreements under the Company Stock Plans, which provide for accelerated vesting of the underlying options upon the Effective Time, the Pension Plan for Outside Directors, the Deferred Compensation Plan, the Supplemental Retirement Plan and the Deferred Director Fee Plan, each of which plans accelerates or could accelerate payment after the Effective Time) or other instrument, permit, concession, franchise or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected or (iv) any judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (iii) or (iv), for violations, defaults, losses, rights (including rights of acceleration of payments or vesting) or Liens that are specified in Section 3.4 of the Company Letter and that, individually and in the aggregate, would not prevent, delay or impair the consummation of the Merger in any respect and would not have a Company Material Adverse Effect or materially impact the ability of the Company to perform its obligations under this Agreement.

    Section 3.5 SEC DOCUMENTS AND OTHER REPORTS. The Company has filed all required documents with the SEC since January 1, 1999 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents, when taken together with any amendment thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except as set forth in subsequent Company SEC Documents filed prior to the date hereof, in this Agreement or in
Section 3.5 of the Company Letter. The combined consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with accounting principles generally accepted in the United States ("GAAP") (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the

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consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein), except as set forth in subsequent Company SEC Documents filed prior to the date hereof, in this Agreement or in Section 3.5 of the Company Letter. Except as disclosed in the Company SEC Documents, the Company has not, since December 31, 2001, made any material change in the accounting policies applied in the preparation of its financial statements.

    Section 3.6 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/ Prospectus will
(i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement/Prospectus, at the time of the mailing of the Proxy Statement/Prospectus to the Company's shareholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement/Prospectus or the Registration Statement, such event shall be so described and promptly disclosed to Parent, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The Registration Statement and the Proxy Statement/Prospectus will comply (with respect to the Company and its Subsidiaries) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

    Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
Section 3.7 of the Company Letter, from December 31, 2001 through the date of this Agreement, (a) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Company Material Adverse Effect, (b) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Company Material Adverse Effect, (c) there has been no change in the capital stock of the Company and no dividend or distribution of any kind declared, paid or made by the Company or by Donnelly Export on any class of its stock, except for regular quarterly cash dividends declared or paid on Company Common Stock, Company 7 1/2% Preferred or the common stock of Donnelly Export, (d) there has not been (i) any payment or agreement to pay any compensation of any nature whatsoever (other than pursuant to any agreement as in effect on the date hereof or otherwise in the ordinary course of business consistent with past practice), or any award or grant under any Company Plan (as defined in Section 3.12(h)) as in effect on the date hereof, to any officer or key employee of the Company or of any of its Subsidiaries, (ii) any granting by the Company or any of its Subsidiaries to any such officer or key employee of any severance or termination award or (iii) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such officer or key employee, (e) there would have been no breach by the Company of Section 4.1, assuming that such Section and this Agreement had been in effect since such date in accordance with their respective terms and (f) there has been no other event causing a Company Material Adverse Effect, nor any development that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Company Material Adverse Effect. Set forth in
Section 3.7 of the Company Letter is a list of the indebtedness of the Company and its Subsidiaries as of the date of this Agreement, excluding any indebtedness in an amount not greater than $1 million individually or $5 million in the aggregate, and a summary of any material changes in the terms of such indebtedness between December 31, 2001 and the date of this Agreement.

    Section 3.8 PERMITS AND COMPLIANCE. Each of the Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company or any of its Subsidiaries to own, sell, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, and no suspension or cancellation of

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any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where such suspension or cancellation has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of (i) its charter, bylaws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries except, in the case of clauses (ii) and (iii), for any violations that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except for Commitments (as hereinafter defined) to be entered into after the date hereof permitted under the provisions of Section 4.1, Section 3.8 of the Company Letter sets forth a complete and correct list of each contract, agreement or arrangement, written or unwritten, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound that (i) relates to the borrowing of money or the guaranty of any obligation to borrow money, in each case, in excess of $1 million,
(ii) involves revenues or expenditures in excess of $1 million per annum (excluding purchase and sale orders entered into in the ordinary course of business consistent with past practice), (iii) is a collective bargaining or employment agreement involving any employee or employees of the Company or any of its Subsidiaries, (iv) obligates the Company or any of its Subsidiaries not to compete with any business or otherwise restricts its right to carry on its business, (v) relates to any acquisition of the capital stock or any of the assets of the Company or any Subsidiary by another person (other than in the ordinary course of the Company's or such Subsidiary's business consistent with past practice, with respect to assets) and pursuant to which the Company or any Subsidiary has continuing obligations or liabilities, (vi) relates to any acquisition by the Company or any of its Subsidiaries of the capital stock or any substantial part of the assets of another person that was entered into in the three years prior to the date hereof, (vii) is a contract with any supplier, customer, distributor or fabricator involving an amount in excess of $1 million per annum that is not cancelable by the Company without causing a Company Material Adverse Effect (excluding purchases and sales orders entered into in the ordinary course of business consistent with past practice), (viii) relates to any merger, consolidation, recapitalization, dissolution, liquidation or other reorganization of the Company or any of its Subsidiaries pursuant to which the Company or any such Subsidiary has continuing obligations or liabilities,
(ix) relates to consulting or other professional services (other than contracts for information technology and other services entered into in the ordinary course of business consistent with past practice and providing for fees that are less than $1 million in the aggregate) or to investment banking or other financial advisory services (including any agreements requiring the Company or any of its Subsidiaries to use a particular investment bank in any financing or other transaction), (x) is referred to in Section 3.19 of the Company Letter,
(xi) is an after-market agreement with a distributor who purchases in excess of $1 million of goods from the Company and the Subsidiaries per annum,
(xii) provides for pricing concessions or givebacks in excess of 5% per annum of the price of any product supplied to a customer or (xiii) is a sales representative agreement pursuant to which compensation to the representative is reasonably expected to exceed $250,000 in any year or in respect of which the cost to the Company or any of its Subsidiaries would exceed $250,000 upon the termination thereof by the Company or such Subsidiary (collectively, the "Commitments"). Except as set forth in Section 3.8 of the Company Letter, neither the Company nor any of its Subsidiaries is in breach of or default or has suffered the loss of a material benefit under or the acceleration of its obligations under or the termination of (and, to the knowledge of the Company, no event has occurred which with notice or the passage of time or both would constitute or result in a breach of or default or such a loss of a material benefit or acceleration under or the termination of) any Commitment, except for breaches, defaults or losses that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

    Section 3.9 TAX MATTERS. Except as otherwise set forth in Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have timely filed all income Tax Returns and all other Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are true, correct and complete in all respects, (ii) all Taxes (whether or not shown on any Tax Return) required to have been paid by the Company and each of its Subsidiaries have been timely paid, (iii) the Company and each of its Subsidiaries have complied with all rules and regulations relating to the withholding of Taxes, (iv) neither the Company nor any of its Subsidiaries has waived in writing any statute of limitations in respect of its Taxes and, to the Company's knowledge, no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, (v) to the Company's knowledge, no issues that have been raised

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by the relevant taxing authority in connection with the examination of the Tax
Returns referred to in clause (i) are currently pending, (vi) all deficiencies asserted or assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full,
(vii) the Financial Statements reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, (viii) there are no Liens for Taxes (other than for current Taxes not yet due and payable or, if past due, which are being contested in good faith by appropriate proceedings and set forth in Section 3.9 to the Company Letter) on the assets of the Company or any of its Subsidiaries, (ix) any Tax Returns referred to in clause (i) relating to federal and state income Taxes for any period commencing after December 31, 1997, have been examined by the Internal Revenue Service (the "IRS") or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (x) there is no action, suit, investigation, audit, claim or assessment pending or proposed or, to the Company's knowledge, threatened with respect to Taxes of the Company or any of its Subsidiaries and no reasonable basis exists therefor, (xi) Donnelly Export has no assets, the shares of the capital stock of Donnelly Export have a fair market value not greater than $100,000 and all contracts, agreements or arrangements between Donnelly Export and the Company or any of its Subsidiaries may be terminated prior to the Effective Time without any liability on the part of the Company or its Subsidiaries and (xii) Donnelly Export has no "accumulated DISC income," as such term is defined in Treasury Regulations
Section 1.996-3(b). For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

    Section 3.10 ACTIONS AND PROCEEDINGS. Except as set forth in Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries or against any of the directors, officers or employees of the Company or any of its Subsidiaries as such, any of its or their properties, assets or business that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their directors, officers or employees as such, or any of its or their properties, assets or businesses that (a) if determined or resolved adversely to the Company or any Subsidiary of the Company in accordance with the claimant's or plaintiff's demands, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect or (b) seek to, or is reasonably likely to, prevent, delay or impair the Merger or the other transactions contemplated by this Agreement. With respect to each such action, suit, claim, proceeding or investigation set forth in Section 3.10 of the Company Letter, the Company has furnished to Parent true and correct copies of each pleading, filing, notice of other material correspondence or e-mail relating thereto.

    Section 3.11 CERTAIN AGREEMENTS. Except as set forth in Section 3.11, 4.1(h) or 4.1(i) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth in
Section 3.11 of the Company Letter, no holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries is or will be entitled to receive cash or other consideration (other than Company Common Stock) from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement.

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    Section 3.12 ERISA.

    (a) Section 3.12(a) of the Company Letter contains a list of each Company Plan (as hereinafter defined). With respect to each Company Plan, the Company has made available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS and the two most recent actuarial reports and financial statements, (ii) such Company Plan and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iv) the most recent summary plan description for each Company Plan for which a summary plan description is required, (v) the most recent determination letter, if any, issued by the IRS with respect to (A) any Company Plan intended to be qualified under
Section 401(a) of the Code or (B) any Company Plan or related trust intended to be tax-exempt under any other provision of the Code, (vi) any request for a determination currently pending before the IRS and (vii) all material correspondence with the IRS, the Department of Labor ("DOL") or the Pension Benefit Guaranty Corporation ("PBGC") relating to any outstanding controversy or pending correction under the IRS's Employee Plans Compliance Resolution System or the DOL's Voluntary Fiduciary Correction Program. Each Company Plan complies in form, and has been operated and administered in compliance, with the Employee Retirement Income Security Act of 1974 and the regulations, promulgated thereunder ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, except for noncompliance that, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

    (b) No "reportable event" (other than those for which the 30-day notice to the PBGC has been waived) or "prohibited transaction" (other than those for which there is an available exemption) (as such terms are defined in ERISA and the Code, as applicable) has occurred with respect to any Company Plan during the six years preceding the Closing Date. Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA to the PBGC in connection with any Company Plan which is subject to Title IV of ERISA which has not been fully paid prior to the date hereof, other than liability for premiums due the PBGC, which premiums have been paid when due, and, except as set forth on Section 3.12(b) of the Company Letter, no such Plan has been terminated or is reasonably expected to be terminated or to be subject to proceedings by the PBGC under Title IV of ERISA on or before the Closing Date. No amendment to any Company Plan has been adopted that would require the provision of security to such Plan under Section 401(a)(29) of the Code.

    (c) All the information furnished by the Company to Parent prior to the date hereof in respect of (i) the present value of all "benefit liabilities" (whether or not vested) (as defined in Section 4001(a)(16) of ERISA) under each Company Plan which is subject to Title IV of ERISA or (ii) the actuarial present value (determined in accordance with reasonable actuarial methods and assumptions disclosed in writing to Parent prior to the date hereof) of all liabilities of the Company and its ERISA Affiliates to provide life insurance or medical benefits after termination of employment or service to any current or former employee, director, consultant or dependent (other than as required by Section 4980B of the Code or Part 6 of Title 1 of ERISA), is true and complete in all material respects. The Company and its ERISA Affiliates have validly reserved the right to amend or terminate any life insurance or health or medical benefits provided to retirees and their dependents, including any amendment or termination that may be adopted before or after the retirement or termination of services of such persons.

    (d) Except as set forth on Section 3.12(d) of the Company Letter, none of the Company Plans is a Multiemployer Plan or a Multiple Employer Plan and neither the Company nor any ERISA Affiliate has contributed or been required to contribute to any Multiemployer Plan or Multiple Employer Plan within the six years preceding the Closing Date. No withdrawal liability has been incurred by or asserted against, or is reasonably expected to be asserted against, the Company or any ERISA Affiliate with respect to any Multiemployer Plan. The Company has received no notice and has no knowledge or reasonable expectation that any Company Plan is insolvent or in reorganization within the meaning of Title IV of ERISA or that increased contributions to any Company Plan may be required to avoid a reduction in plan benefits or the imposition of any excise tax.

    (e) There has been no failure by the Company or any ERISA Affiliate to make any required contribution or pay any amount due to any Company Plan as required by Section 412 of the Code, Section 302 of ERISA, or the terms of any such Company Plan.

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    (f) There have been no claims made against any administrator of a Company
Plan or such Company Plan itself for any liability other than a liability to pay benefits under such Company Plan in accordance with the terms thereof.

    (g) All Company Plans that are intended to be qualified under
Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or will be filed on a timely basis and there is no reason why any Company Plan is not so qualified in operation.

    (h) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established, maintained or contributed to by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates may have any liability, (ii) "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA),
(iii) "Multiple Employer Plan" means a plan described in PBGC Reg.
Section 4001.2 and subject to Section 413(c) of the Code and the regulations promulgated thereunder and (iv) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to
Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

    (i) Except as disclosed in Section 3.12(i) of the Company Letter, neither the Company nor any Subsidiary of the Company maintains or contributes to any arrangement (other than a Company Plan) providing pension or welfare benefits that is established or maintained by the Company or any Subsidiary for the benefit of employees who are or were employed outside the United States. Any such arrangement listed on Section 3.12(i) of the Company Letter complies in form and has been operated and administered in compliance with applicable laws, except for noncompliance that, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; and the Financial Statements appropriately reflect all liabilities with respect to any such arrangement and neither the Company nor any Subsidiary of the Company has incurred or expects to incur any liabilities with respect to any such arrangement, other than as disclosed in Section 3.12(i) of the Company Letter.

    (j) Section 3.12(j) of the Company Letter contains a list, as of the date of this Agreement, of all (i) severance and employment agreements with officers, directors, employees and consultants of the Company and each ERISA Affiliate,
(ii) severance programs and policies of the Company and each ERISA Affiliate with or relating to its officers, directors, employees or consultants and
(iii) plans, programs, agreements and other arrangements of the Company and each ERISA Affiliate with or relating to its officers, directors, employees or consultants which contain change of control or similar provisions, and in the case of each of (i), (ii) and (iii) above, such list shall be limited only to such agreements, programs, policies, plans and other arrangements that involve a severance or employment agreement or arrangement with an individual officer, director, employee or consultant, and which provide for minimum annual payment or payments (not including commissions or any similar contingent incentive payments) in excess of $100,000. The Company has provided to Parent a true and complete copy of each of the foregoing.

    Section 3.13 CERTAIN LIABILITIES. Except as set forth in Section 3.13 of the Company Letter or as disclosed in the combined consolidated balance sheet of the Company as of March 31, 2002, and except for such indebtedness permitted to be incurred after the date hereof under the provisions of Section 4.1, the Company and its Subsidiaries have no liabilities, absolute or contingent, and whether or not required to be disclosed on the combined consolidated balance sheet of the Company in accordance with GAAP, except for any liabilities that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.13 of the Company Letter, neither the Company nor any of its Subsidiaries has engaged in any transaction that received off-balance sheet accounting treatment under Financial Accounting Standard No. 125 or No. 140.

                                      A-23
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    Section 3.14 INTELLECTUAL PROPERTY.

    (a) Section 3.14(a) of the Company Letter sets forth a true and complete list of all material patents, copyrights, trademarks (registered or unregistered), trade names and service marks and applications therefor (collectively, "Marks") owned, used, filed by or licensed to the Company or any of its Subsidiaries. With respect to registered trademarks, Section 3.14(a) of the Company Letter sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth in Section 3.14(a) of the Company Letter, the Company and its Subsidiaries own, and the Company and its Subsidiaries have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all Marks listed in Section 3.14(a) of the Company Letter and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights.

    (b) Except as set forth in Section 3.14(b) of the Company Letter, none of the Company or any of its Subsidiaries has granted any material options, licenses, sublicenses or agreements of any kind relating to any Mark or any other intellectual property and proprietary rights, whether or not subject to statutory registration or protection (collectively with the Marks, "Intellectual Property"). None of the Company or any of its Subsidiaries is bound by or a party to any material options, licenses, sublicenses or agreements of any kind relating to the Intellectual Property of any other person, except as set forth in Section 3.14(b) of the Company Letter and except for agreements relating to computer software licensed to the Company or its Subsidiaries in the ordinary course of business. Subject to the rights of third parties set forth in
Section 3.14(b) of the Company Letter, all Intellectual Property listed in
Section 3.14(b) of the Company Letter is free and clear of the claims of others and of all Liens. Except as disclosed in Section 3.14(b) of the Company Letter, to the Company's knowledge, the conduct of the business of the Company or its Subsidiaries as presently conducted and as proposed to be conducted does not and will not violate or infringe the Intellectual Property of any other person. Except as set forth in Section 3.14(b) of the Company Letter, no claims are pending, or to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property. To the knowledge of the Company, there is no actual or suspected unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company or any of its Subsidiaries or any third party Intellectual Property rights, to the extent licensed to the Company or any of its Subsidiaries by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

    (c) It is the policy of the Company that all officers of the Company or any of its Subsidiaries (other than the Chinese Joint Ventures (as defined in Section 8.3) with respect to their operations in the People's Republic of China) and all employees of the Company or any of such Subsidiaries who could reasonably be expected to create Intellectual Property execute and deliver to the Company or such Subsidiary prior to or promptly after the commencement of their employment an agreement providing for the assignment to the Company or such Subsidiary of any Intellectual Property arising from services performed for the Company or such Subsidiary by such persons. To the Company's knowledge, there is no Intellectual Property developed by an officer or employee of the Company or any of its Subsidiaries that is subject to a patent, copyright or trademark application of the Company or such Subsidiary that has not been transferred to, and all such Intellectual Property is owned free and clear of any Liens by, the Company or such Subsidiary.

    Section 3.15 PROPERTIES, TITLE AND RELATED MATTERS.

    (a) The Company and its Subsidiaries have sufficient title to all their tangible properties and assets to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

    (b) Except as described in Section 3.15(b) of the Company Letter, each parcel of real property owned or leased by the Company or any of its Subsidiaries (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Encumbrances"), other than (A) Encumbrances for current taxes and assessments and other governmental charges not yet past due or, if past due, which are being contested in good faith by appropriate proceedings and set forth in Section 3.15(b) of the Company Letter, (B) inchoate

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mechanics' and materialmen's Encumbrances for construction in progress,
(C) workmen's, repairmen's, warehousemen's and carriers' Encumbrances arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice, and (D) all matters of record, Encumbrances and other imperfections of title that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and
(ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Company's knowledge, has any such condemnation, expropriation or taking been proposed.

    (c) All leases of real and personal property for the use or benefit of the Company or any of its Subsidiaries to which the Company or any such Subsidiary is a party requiring rental payments in excess of $100,000 per year during the period of the lease and all amendments and modifications thereto are in full force and effect and have not been further modified or amended, and there exists no default under any such lease by the Company or any such Subsidiary nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any such Subsidiary except as would not, individually and in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.15(c) of the Company Letter, neither the Company nor any of its Subsidiaries has engaged in any sale/leaseback or similar financing transactions, whether or not accounted for as an operating or a capital lease, with respect to its real or personal property.

    Section 3.16 CUSTOMER WARRANTIES. Except as disclosed in Section 3.16 of the Company Letter, there are not pending nor are there, to the knowledge of the Company, threatened, any claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the date of this Agreement by the Company or any of its Subsidiaries that are not reflected in the Financial Statements, except for such claims that, if determined or resolved adversely to the Company or any Subsidiary of the Company in accordance with the claimant's or plaintiff's demands, individually would cost the Company and its Subsidiaries less than $500,000 for the related product or program. Since January 1, 2000, neither the Company nor any of its Subsidiaries has had any of its products involved in a recall (including any government-mandated recall, "silent" recall or OEM customer satisfaction campaign) with a cost to the Company or any such Subsidiary in excess of $500,000 in respect of any product or program. To the Company's knowledge, neither the Company nor any of its Subsidiaries has received any notice or claim regarding any such potential recall.

    Section 3.17 ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.17 of the Company Letter and except as, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect,
(i) neither the businesses of the Company and its Subsidiaries, nor the operation thereof, nor any condition or circumstance at any property, asset, improvement, fixture or equipment currently owned, operated or leased by the Company or any of its Subsidiaries violates in any material respect any applicable federal, state, local, regional or foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public or worker health and safety, the protection, management, regulation or clean-up of the indoor or outdoor environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum (whether crude oil or any refined or altered product), radon, urea formaldehyde, lead-based paint, mold and polychlorinated biphenyls (such laws, rules, regulations, orders, decrees, common law, judgments, permits and licenses, collectively, "Environmental Laws"); (ii) no condition, circumstance or event exists or has occurred which, with notice or the passage of time or both, would constitute such a violation of any Environmental Law or give rise to a liability under any Environmental Law for the Company or its Subsidiaries; (iii) the Company and each of its Subsidiaries is in possession of all Company Permits required under any applicable Environmental Law ("Environmental Permits") for its operations and the Company and each of its Subsidiaries has been and is in compliance in all material respects with all the requirements and limitations included in such Environmental Permits; (iv) none of the Company or any of its Subsidiaries has handled, buried, dumped, disposed of, released (actively or passively), spilled, transported, stored or used any materials, products, pollutants, contaminants, hazardous or toxic wastes, substances or other materials regulated by, defined in or subject to any Environmental Law (collectively, the "Hazardous Substances") on, at, beneath or adjacent to any of its property or any other property (including ground water) in any manner; (v) no person is violating, or has violated, any

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Environmental Law applicable to the business of the Company or any of its
Subsidiaries, or to any property, asset, improvement, fixture or equipment owned, leased or operated by the Company or any of its Subsidiaries, nor has any such other person failed to obtain any Environmental Permits respecting any property, asset, improvement, fixture or equipment necessary or useful to the Company or any of its Subsidiaries in the conduct of their respective operations; (vi) none of the Company or any of its Subsidiaries has received any notice, suit or claim from any authority or any private person or entity alleging that the Company or any of its Subsidiaries or the operation of any of their respective properties or their respective operations is or may be in violation of any Environmental Law or any Environmental Permit or that it is or may be responsible (or potentially responsible) for the presence, release or threatened release of any Hazardous Substances at, on or beneath any of the properties (including ground water) of the Company or any of its Subsidiaries, or at, on or beneath any land adjacent thereto (including ground water) or in connection with any other site; (vii) each of the Company and its Subsidiaries has timely filed all material reports required to be filed with respect to all of its property, assets, improvements, fixtures or equipment and has generated and maintained all material required data, documentation and records required under all applicable Environmental Laws; (viii) to the Company's knowledge there are no underground storage tanks, including any piping, landfills, surface improvements, lagoons or disposal areas, at, on or beneath any property owned, leased or operated by the Company or any Subsidiary for any purpose; (ix) there are no conditions, circumstances or events respecting any property, asset, improvement, fixture or equipment owned or operated by any person other than the Company or any Subsidiary that have given rise to or would reasonably be expected to give rise to a Company Material Adverse Effect under any Environmental Law; (x) to the Company's knowledge, none of the Company or any of its Subsidiaries or any of their properties are subject to any investigation, judicial or administrative proceeding, order, judgment, decree or settlement agreement respecting Environmental Law or Hazardous Substances; (xi) none of the Company or any of its Subsidiaries and none of the businesses of the Company or any of its Subsidiaries have manufactured, distributed or sold products containing asbestos; and (xii) none of the properties, assets, improvements, fixtures or equipment of the Company or any of its Subsidiaries contain asbestos that, individually or in the aggregate, has given rise to or would reasonably be expected to give rise to liability for the Company or its Subsidiaries. All the foregoing representations and warranties contained in clauses (ii) through (xii) concerning properties, assets, improvements, fixtures and equipment of the Company or any of its Subsidiaries shall be deemed to include all current and former properties, assets, improvements, fixtures and equipment owned, leased or operated by the Company or any of its Subsidiaries.

    Section 3.18 INSURANCE. Section 3.18 of the Company Letter sets forth descriptions of all insurance contracts or policies of the Company (the "Company Policies"), including those that relate to liability or excess liability insurance (collectively, the "Company Liability Policies"), including the name of the insurer, the types, dates and amounts of coverages, and any material coverage exclusions. Neither the Company nor any of its Subsidiaries has breached or otherwise failed to perform in any material respects its obligations under any of the Company Policies or the Company Liability Policies nor has the Company or any of its Subsidiaries received any adverse written notice or, to the knowledge of the Company, oral communication from any of the insurers party to the Company Policies or the Company Liability Policies with respect to any such alleged breach or failure in connection with any of the Company Policies or the Company Liability Policies. In the last five years, neither the Company nor any of its Subsidiaries has been denied coverage under any Company Policy or Company Liability Policy. Except as disclosed in Section 3.18 of the Company Letter, all Company Policies are sufficient for compliance with all laws and regulations of any Government Entity and all agreements to which the Company and its Subsidiaries are subject; are valid and outstanding, policies; and will not be affected by, or terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except to the extent that any such termination or lapse would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    Section 3.19 RELATED PARTY TRANSACTIONS. Except as set forth in
Section 3.19 of the Company Letter, neither any present or former officer, director or Principal Shareholder of the Company or any of its Subsidiaries, nor any affiliates of such officers, directors or Principal Shareholders, are currently a party to any transaction involving an amount in excess of $50,000 with the Company or any of its Subsidiaries, excluding employment agreements but including any agreement providing for the furnishing of services by, rental of assets from or to, or otherwise requiring payments to, any of such officers, directors, Principal Shareholders or affiliates.

    Section 3.20 PARACHUTE PAYMENTS TO DISQUALIFIED INDIVIDUALS. Except as set forth in Section 3.20 of the Company Letter, no payment or other benefit, and no acceleration of the vesting or payment of any options, payments or other benefits, will, as a direct or indirect result of the transactions contemplated by this Agreement, be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder) with respect to the Company or any of its Subsidiaries without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future. The approximate aggregate amount of excess "parachute payments" related to the matters set forth in such Section 3.20 of the Company Letter, assuming the Closing occurs on the date specified therein and termination of all listed individuals without cause on such date, is set forth in such
Section 3.20 of the Company Letter.

    Section 3.21 OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company have received the opinion of Salomon Smith Barney Inc. ("Salomon Smith Barney"), dated the date of this Agreement, to the effect that, as of such date, Exchange Ratio is fair from a financial point of view to the holders of Company Class A Common Stock (other than those holders and their respective affiliates that have executed the Shareholders' Agreement), a copy of the written opinion of which will be delivered to Parent promptly after receipt thereof by the Company.

    Section 3.22 STATE TAKEOVER STATUTES. The requirements of Section 780 of the MBCA do not apply to the Merger, this Agreement or any of the transactions contemplated hereby, pursuant to Section 783 of the MBCA. None of the Merger, this Agreement or any of the transactions contemplated hereby is subject to Chapter 7B of the MBCA. No takeover statute or similar statute or regulation in the State of Michigan or any other state or other jurisdiction, applies or purports to apply to the Merger or to this Agreement, or any of the transactions contemplated hereby.

    Section 3.23 REORGANIZATION. To the knowledge of the Company, neither it nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    Section 3.24 BROKERS. No broker, investment banker or other person, other than Salomon Smith Barney, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and correct copy of the engagement letter between the Company and Salomon Smith Barney.

    Section 3.25 VOTES REQUIRED. The affirmative vote by the holders of Company Common Stock entitled to vote not less than two-thirds of the total number of votes entitled to be cast by holders of Company Common Stock, with the holders of Company Class A Common Stock and Company Class B Common Stock voting together as a single class (the "Company Required Vote"), is the only vote of the holders of any class or series of the Company's voting securities that is necessary to approve the Merger, this Agreement and the transactions contemplated hereby.

    Section 3.26 DISCLOSURE. No representation or warranty by the Company in this Agreement, and no document furnished to Parent in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading. All facts that would reasonably be expected to be material to an investor making a decision to invest in equity securities of the Company have been disclosed to Parent.

    Section 3.27 ACCOUNTING CONTROLS. In all material respects, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances, to the extent required by Section 13(b)(2)(B) of the Exchange Act, that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    Section 3.28 ACCOUNTING MATTERS. The Company has not been advised by its independent accountants of any material accounting irregularities that would reasonably be expected to require the Company to restate the Financial Statements (other than as required by any change in accounting principles generally accepted in Canada or the United States). To the Company's knowledge, the Company is not subject to any material pending or threatened investigation by the SEC concerning the Financial Statements.

    Section 3.29 LABOR MATTERS. Except as provided in Section 3.29 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice, labor arbitration proceeding or other material labor dispute or claim pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their businesses. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit currently being made or threatened involving employees of the Company or any of its Subsidiaries. The Company has not received any written or, to the knowledge of the Company, oral claims that its Subsidiaries' European operations have employed any slave or prisoner-of-war labor.

    Section 3.30 OLD COMPANY STOCK OPTIONS. All the Company Stock Options have vested in accordance with their terms by reason of the change of control of the Company that occurred for purposes thereof upon the execution and delivery of the Shareholders' Agreement by the parties thereto. If the Old Company Stock Options are not duly exercised by the holders thereof prior to the Effective Time, such Old Company Stock Options would terminate and be of no further force or effect and would not give rise to any claim against the Surviving Corporation by such holders.

    Section 3.31 SUBSIDIARIES AND JOINT VENTURES. Section 3.31 of the Company Letter sets forth all agreements and all organizational documents (collectively, the "Subsidiary and Joint Venture Agreements") that are either (i) between any of the Hohe Holders (as hereinafter defined) or any of their affiliates and Hohe (as hereinafter defined) or (ii) with respect to any debt or equity investment by the Company or any of its Subsidiaries or by any third party in (a) any Subsidiary of the Company that is not a wholly owned Subsidiary (each, a "non-wholly owned Subsidiary"), including Donnelly Hohe GmbH & Co., KG ("Hohe"), and (b) any joint venture or equity investment of the Company that is not a Subsidiary of the Company (each, a "Joint Venture"); and the Company has furnished to Parent true and correct copies of each Subsidiary and Joint Venture Agreement. Each Subsidiary and Joint Venture Agreement is in full force and effect and the Company and the relevant non-wholly owned Subsidiary, as the case may be, and, to the knowledge of the Company, the relevant Joint Venture and any third party is not in violation of or in default under such Subsidiary and Joint Venture Agreement. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (with or without notice or lapse of time, or both) result in any violation of, or default or the loss of a material benefit under, or give to others a right of termination, cancellation or acceleration of any obligation under, any Subsidiary and Joint Venture Agreement. Donnelly Holding GmbH has the legal and enforceable right under applicable law under the Acquisition Agreement dated
May 25, 1995, as amended by the Agreement dated March 20, 1998, between, among other parties, Paul Hohe, Elisabeth Hohe, Peter Hohe, Dr. Maria Hohe-Schramm and Margarete Meyer (the "Hohe Holders") to acquire all the economic interest in Hohe not currently owned by Donnelly Holding GmbH for DM5 million plus a potential additional payment of up to DM500,000 upon notarized notice to the Hohe Holders prior to the exercise of such right and, following the exercise thereof, shall have the legal and enforceable right under applicable law under the Option Agreement dated May 24, 1995 between Donnelly Holding GmbH, Peter Hohe, Daniel Molhoek, Michael Sommer and Cornelius Weitbrecht to acquire all the shares of Hohe Verwaltungs-GmbH not currently owned by the Company from Peter Hohe for DM25,000 on written notice (such rights, collectively, the "Hohe Call Options").

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                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    Section 4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. During the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and key employees and, except as otherwise agreed upon by Parent, preserve its material relationships with customers, suppliers, licensors, lessors, creditors and others having business dealings with it, except where the failure to do so, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, and except as otherwise expressly required by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

    (a) adopt any amendment to its articles or certificate of incorporation or by-laws or other comparable organizational documents;

    (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Class A Common Stock or shares of common stock of Information Products, Inc. upon the exercise of employee stock options pursuant to the Company Stock Plans and the Information Products, Inc. stock option plan, respectively, outstanding on the date of this Agreement in accordance with their terms or the issuance of Company Class A Common Stock in exchange for Company Class B Common Stock;

    (c) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than dividends and other distributions by Subsidiaries to the Company or its Subsidiaries and other than the Company's regular quarterly cash dividends; PROVIDED that the record dates after June 2002 for such regular quarterly cash dividends shall be set on the record date established by Parent for dividends on Parent Common Stock), (ii) other than in the case of any wholly owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) except as contemplated by Section 4.4, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its non-wholly owned Subsidiaries or any other debt or equity securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (d) (A) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets or properties of or equity in (except as contemplated by clause (ii) below), or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof for a price in excess of $2 million or (ii) any assets or properties that are, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, other than purchases of equipment, tooling or raw materials that are in the ordinary course of business consistent with past practice or (B) make any capital contributions to, or other investments in, any person that is not a majority owned Subsidiary of the Company (other than additional capital contributions or investments not in excess of $500,000 in the aggregate that are in respect of investments of the Company held as of the date hereof);

    (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its assets, other than transactions (including the sale of inventory) that are in the ordinary course of business consistent with past practice or in connection with the liquidation of Schott Donnelly, LLC;

    (f) incur or assume any indebtedness for borrowed money, guarantee any such indebtedness in excess of existing credit facilities, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee or otherwise support any debt securities or make any loans or advances to any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than (i) indebtedness incurred in the financing of customer contracts and accounts receivable in the ordinary course of business consistent with past practice, (ii) indebtedness, loans, advances, guarantees, capital contributions and investments between the

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Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries, (iii) other indebtedness in a maximum aggregate principal amount not exceeding $5 million or (iv) in connection with refinancing existing indebtedness;

    (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any non-wholly owned Subsidiary;

    (h) except as required under Section 5.8 or as set forth in Section 4.1(h) of the Company Letter, enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, other than as required by law or by an existing contractual obligation of the Company disclosed in Section 4.1(h) of the Company Letter;

    (i) except as set forth in Section 4.1(i) of the Company Letter, and except to the extent required by written employment agreements existing on the date of this Agreement and set forth in Section 3.12(i) of the Company Letter, increase the compensation payable or to become payable to its officers or other employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of such other employees of the Company or any of its Subsidiaries;

    (j) grant or award, or amend or modify any previously granted or awarded, any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards;

    (k) change or modify the accounting methods, principles or practices used by it (other than changes or modifications required to be made by changes in accounting principles generally accepted in the United States);

    (l) except as set forth in Section 4.1(l) of the Company Letter, make or agree to make any capital expenditure, other than (i) in the ordinary course of business consistent with past practice to support the Company's production in respect of takeover work or other contracts awarded by an OEM after the date of the business plan of the Company previously delivered to Parent, (ii) as specified in such business plan or (iii) to the extent not specified in such business plan, in an amount not greater than $1 million individually or $5 million in the aggregate;

    (m) settle or compromise any suit, proceeding or claim or threatened suit, proceeding or claim in an amount not covered by insurance in excess of $1 million in the aggregate;

    (n) settle or compromise any liability under any federal, state, local or foreign tax law or under any Environmental Law, in each case, in excess of $1 million or that would impose a material restraint on the business of the Company or any Subsidiary;

    (o) make any material tax election not required by law;

    (p) except as set forth in Section 4.1(p) of the Company Letter, make any material amendment to, or waive any material provision of, any contract, arrangement or understanding requiring the lease or purchase of equipment, materials, supplies or services in excess of $1,000,000 individually or $5,000,000 in the aggregate, which is not cancelable without penalty on 90 or fewer days' notice;

    (q) knowingly violate or fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

    (r) make any payment of any nature whatsoever to Donnelly Export, other than to permit it to make its regular quarterly cash dividend in the ordinary course of business consistent with past practice;

    (s) take or agree to take any action that would reasonably be expected to cause any representation or warranty of the Company set forth in this Agreement not to be true and correct in any material respect or result in any of the conditions set forth in Article VI not being satisfied as contemplated by this Agreement (or fail to take any action required to (i) prevent any such representation or warranty from becoming not true and correct in any material respect or (ii) satisfy such conditions as contemplated hereby); or

    (t) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

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    Section 4.2 NO SOLICITATION; THIRD PARTY STANDSTILL AGREEMENTS.

    (a) From the date hereof until the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it authorize or permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor, representative or agent of, the Company or any of its Subsidiaries to,
(i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor, representative or agent of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal for a merger, sale of all or substantially all the assets of, or other business combination or recapitalization or similar transaction involving, the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in excess of 5% of the Company Common Stock or voting securities of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

    (b) The Company promptly (but in no event later than 48 hours after the event) shall advise Parent orally and in writing of (i) any Takeover Proposal or any inquiry or any communication with respect to or which could reasonably be expected to lead to any Takeover Proposal, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal) and (iii) the identity of the person or persons making any such Takeover Proposal, inquiry or communication. The Company will keep Parent promptly and fully informed of the status, changes in and details of any such Takeover Proposal, inquiry or communication.

    (c) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party (other than any to which Parent is a party). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including using all reasonable efforts to obtain injunctions to prevent any threatened or actual breach of such agreements and to enforce specifically the terms and any provision thereof in any court of the United States or any state thereof having jurisdiction.

    Section 4.3 REORGANIZATION. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    Section 4.4 REDEMPTION OF COMPANY 7 1/2% PREFERRED. Prior to the Effective Time, the Company shall duly call for redemption and, immediately prior to the Effective Time, shall duly redeem, all outstanding shares of the Company 7 1/2% Preferred, in accordance with the terms thereof.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    Section 5.1 SPECIAL MEETING OF SHAREHOLDERS. The Company shall duly call a Special Meeting of its shareholders for the purpose of voting upon this Agreement (insofar as it relates to the Merger), the Merger and related matters and use its best efforts duly to give notice of, convene and hold such Special Meeting as soon as practicable following the date hereof. The Company will, through its Board of Directors, recommend to its shareholders approval and adoption of this Agreement and approval of the Merger, unless the Company has received a Superior Proposal (as hereinafter defined) or unless Parent has delivered a Parent MAE Notice with respect to any Parent Material Adverse Effect or deemed Parent Material Adverse Effect pursuant to Section 6.2(d). Notwithstanding the foregoing or any other provision of this Agreement, the Company shall adjourn the Special Meeting at any time and from time to time, until the conditions set forth in Article VI (other

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than in Section 6.1(f) and other than those that this Agreement contemplates will be satisfied at or immediately prior to the Effective Time) have been satisfied or waived. "Superior Proposal" means any bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith after consultation with the Company's legal and financial advisors, and taking into account all the terms and conditions of the Takeover Proposal, including the likelihood of consummation of such proposal, is more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then fully committed or reasonably determined by the Board of Directors of the Company to be available.

    Section 5.2 FILINGS; OTHER ACTIONS.

    (a) The Company shall as soon as practicable after the date hereof prepare and file with the SEC the Proxy Statement/Prospectus and Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement/Prospectus to its shareholders (the date of such mailing to any of such shareholders being hereinafter called the "Mailing Date"). Each party shall furnish all information concerning itself and the holders of its capital stock as may reasonably be requested in connection with any such action, including information relating to the number of shares of Parent Common Stock required to be registered.

    (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from any Governmental Entity, and to promptly advise the other parties hereto of any proposed delivery of any of the foregoing to any Governmental Entity and provide such other parties with reasonable opportunity to comment thereon, in respect of the transactions contemplated hereby.

    (c) Each of the Company and Parent will promptly, and in any event within ten business days after execution and delivery of this Agreement with respect to the HSR Act, within seven calendar days after the execution and delivery of this Agreement, with respect to the EC Merger Regulation (unless a valid extension is obtained granting additional time with respect to the EC Merger Regulation, and then within such extended period of time) and within the time required by all other applicable laws, rules and regulations, make all filings or submissions as are required under the HSR Act or the EC Merger Regulation or any other applicable antitrust statute. Each of the Company and Parent will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submissions necessary under the HSR Act or the EC Merger Regulation or any other applicable antitrust statute. Each of the Company and Parent will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and, subject to the next sentence, will promptly (i) comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of the Company and Parent will keep the other apprised of the status of any such inquiry or request. The foregoing shall not require (i) Parent or the Company to make any divestiture or consent to any divestiture in order to fulfill any condition or obtain any consent, authorization or approval or to appeal an injunction or order, or to post a bond in respect of such appeal or (ii) Parent to comply with any request for additional information from any Governmental Entity, compliance with which would be, after Parent's good faith efforts to negotiate with such Governmental Entity the narrowing of the scope of such request, unduly burdensome or expensive (it being understood that a "second request" for information from any Governmental Entity in connection with filings made under the HSR Act would not necessarily be unduly burdensome or expensive).

    Section 5.3 COMFORT LETTERS.

    (a) The Company shall use all reasonable efforts to cause to be delivered to Parent "comfort" letters of PriceWaterhouseCoopers and BDO Seidman LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the respective Boards of Directors of Parent and the Company, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

    (b) Parent shall use all reasonable efforts to cause to be delivered to the Company "comfort" letters of Ernst & Young LLP, Parent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the respective Boards of Directors of the Company and Parent, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

    Section 5.4 ACCESS TO INFORMATION. Subject to the other terms and conditions of this Section 5.4, during normal business hours during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such reasonable inspections (including environmental and other sampling, subject to the execution of a reasonable environmental site access agreement) as they may reasonably require of, all their respective properties, books, Tax Returns, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each material report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws or otherwise filed by it during such period with any Governmental Entity and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding any provision of this Agreement, including this Section 5.4, the Company shall have no obligation to disclose or provide to Parent or any of its accountants, counsel, financial advisors or other representatives any information, documents or records that are competitively highly sensitive, including costing information on any particular product or program and information on any program or product to be bid to an automotive manufacturer, provided that no such sensitive, non-disclosed or non-provided information, documents or records involves any facts that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. No investigation pursuant to this Section 5.4(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section 5.4(a) shall be kept confidential in accordance with the letter agreement dated March 21, 2002 (the "Confidentiality Agreement") between Parent and the Company.

    Section 5.5 COMPLIANCE WITH THE SECURITIES ACT. The Company shall use all reasonable efforts to cause each person who is identified as an "affiliate" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates") to deliver to Parent on or prior to the Effective Time a written agreement in substantially the form of Exhibit 5.5 hereto, executed by such person.

    Section 5.6 STOCK EXCHANGE LISTINGS. Parent shall use its best efforts to list on the NYSE and the TSE, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger.

    Section 5.7 FEES AND EXPENSES.

    (a) Except as provided in paragraphs (b) and (c) of this Section 5.7, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; PROVIDED that all expenses incurred in connection with (i) the fees of Arnold & Porter incurred pursuant to any joint retainer agreement in connection with any filings made pursuant to the EC Merger Regulation and antitrust statutes of countries other than the United States and (ii) the printing of the Registration Statement and the Proxy Statement/Prospectus shall be divided equally between Parent and the Company.

    (b) The Company shall pay to Parent upon demand, in same day funds, a fee of $8 million (a "Termination Fee") if this Agreement is terminated by Parent pursuant to Section 7.1(c) or (d).

    (c) Parent shall pay to the Company upon demand, in same day funds, a Termination Fee of $8 million if this Agreement is terminated by the Company pursuant to Section 7.1(c) or (d).

    (d) The Company and Parent each acknowledge that the agreements contained in paragraphs (b) and (c) of this Section 5.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails promptly to pay any amount due pursuant to this Section 5.7 and, in order to obtain such payment, the Company, Parent or Sub, as the case may be, commences a suit that results in a judgment against such other party for any such amount, such other party shall pay to the commencing party its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the base prime rate of Citibank, N.A., from the date such payment was due under this Agreement.

    (e) Payment of the Termination Fee pursuant to this Section 5.7 shall be the sole and exclusive damages remedy to which Parent or the Company, as the case may be, shall be entitled against the other; PROVIDED, HOWEVER, that nothing in this Section 5.7 shall limit any remedy that any party hereto may have for specific performance of any provision of this Agreement.

    Section 5.8 REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, the EC Merger Regulation, any other applicable antitrust statute and state takeover statutes), (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the foregoing shall not require (i) Parent or the Company to make any divestiture or consent to any divestiture in order to fulfill any condition or obtain any consent, authorization or approval or to appeal an injunction or order, or to post a bond in respect of such appeal or
(ii) Parent to comply with any request for additional information from any Governmental Entity, compliance with which would be, after Parent's good faith efforts to negotiate with such Governmental Entity the narrowing of the scope of such request, unduly burdensome or expensive (it being understood that a "second request" for information from any Governmental Entity in connection with filings made under the HSR Act would not necessarily be unduly burdensome or expensive).

    Section 5.9 PUBLIC ANNOUNCEMENTS. Neither Parent nor the Company will issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without the prior consent of the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the TSE.

    Section 5.10 REAL ESTATE TRANSFER AND GAINS TAX. Parent and the Company agree that the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be agreed to between Parent and the Company. The shareholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.10 in the preparation of any return with respect to the Gains Taxes.

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    Section 5.11 STATE TAKEOVER LAWS. If any "fair price," "business combination" or "control share acquisition" statute or other takeover or tender offer statute or regulation shall become applicable to the transactions contemplated hereby, Parent, Sub and the Company and their respective Boards of Directors shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

    Section 5.12 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. For claims asserted, occurring or arising within six years from and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless all past and present officers and directors of the Company and of its Subsidiaries (the "Indemnified Parties") to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company Articles of Incorporation, the Company's Bylaws and any agreements and contracts set forth in Section 5.12 of the Company Letter between the Company or any of its Subsidiaries and any of their current officers and directors, as such agreements and contracts are amended prior to the Effective Time, for acts or omissions occurring at or prior to the date hereof, for acts or omissions occurring at or prior to the Effective Time. For a period of six (6) years after the Effective Time, the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company (PROVIDED that the Surviving Corporation may at its option substitute therefor policies that would cover the Indemnified Parties (i) with at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties or (ii) after July 1, 2003, that cover Parent's directors against similar liabilities, in amounts and coverages equal to those provided for Parent's directors; PROVIDED FURTHER that there shall be no period of time between the effectiveness of coverage of the Company's current policies and the effectiveness of coverage of any substitute policies) with respect to matters arising before the Effective Time. The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Sub, the Company and the Surviving Corporation. Without limiting the foregoing, from and after the Effective Time, Parent and Surviving Corporation shall, and Parent shall cause Surviving Corporation to, indemnify and hold harmless all current directors of the Company for all liability, damages, claims, charges, cost and expenses, including fees of one counsel for all such directors (it being understood that (i) Parent shall have the right to assume the defense of any claims or suits brought against any such directors, in which case Parent shall not be liable for any such fees subsequently incurred by any directors, and (ii) no director shall settle any such claim or suit without Parent's consent, which shall not be unreasonably withheld), arising from or related to any acts or omissions occurring in connection with this Agreement, the negotiation and approval of this Agreement, and the consummation of the transactions contemplated hereby. Parent also agrees to cause Surviving Corporation to fulfill all contractual indemnification obligations of the Company to its officers and directors referred to in this Section 5.12.

    Section 5.13 NOTIFICATION OF CERTAIN MATTERS. Parent shall use all reasonable efforts to give prompt notice to the Company, and the Company shall use all reasonable efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would reasonably be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be timely complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any material new litigation or claim instituted or asserted against the Company or any of its Subsidiaries or any material developments in any such existing litigation or claim or (iv) any event, change or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, as the case may be; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this
Section 5.13 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    Section 5.14 SHAREHOLDER LITIGATION. Each of Parent and the Company shall use all reasonable efforts to settle, and the Company shall give Parent the opportunity to direct the defense of, any shareholder litigation against the Company or its directors relating to the transactions contemplated by this Agreement; PROVIDED,

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HOWEVER, that no such settlement shall be agreed to without Parent's consent, which shall not be unreasonably withheld; PROVIDED FURTHER, HOWEVER, that no such settlement the result of which would be to prevent the consummation of the Merger shall be agreed to without the Company's consent, which shall not be unreasonably withheld, and no such settlement shall be agreed to without the consent of the Company or any director of the Company unless such settlement contains a release of, and no admission of fault or wrongdoing with respect to, the Company or such director, as the case may be.

    Section 5.15 COMPANY DEBT AGREEMENTS. The Company will, if required by Parent, (a) promptly seek agreement, on terms reasonably acceptable to Parent, of the banks party to the credit agreements of the Company or any of its Subsidiaries and the holders of debt instruments of the Company or any of its Subsidiaries (collectively, the "Company Debt") to amend such agreements and instruments to permit the consummation of the Merger, and to provide that such actions do not constitute an event permitting the banks or lenders that are parties thereto to accelerate the amounts outstanding under such agreements and instruments and (b) in the event that such acceleration occurs prior to the Merger, reasonably cooperate with Parent and Sub in arranging financing on terms reasonably acceptable to Parent and Sub to finance any required repurchase or prepayment of Company Debt.

    Section 5.16 COMPANY STOCK OPTIONS. The Company shall use all reasonable efforts to cause the holders of New Company Stock Options to exercise all such New Company Stock Options immediately prior to the Effective Time.

    Section 5.17 DONNELLY EXPORT. The Company shall terminate, effective prior to the Effective Time, all contracts, agreements or arrangements between the Company or any of its Subsidiaries and Donnelly Export.

    Section 5.18 BENEFIT PLANS.

    (a) With respect to any employee benefit plans of Parent in which the employees of the Company or any of its wholly owned Subsidiaries participate subsequent to the Effective Time, Parent shall, or shall cause the Surviving Corporation to: (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees under any such employee benefit plan that is a welfare plan, as defined in Section 3(1) of ERISA, in which such employees may be eligible to participate, to the same extent that such limitations are or would be waived or satisfied with respect to any particular employee under a comparable Company Plan as in effect immediately prior to the Effective Time, and (ii) recognize all service of the employees of the Company and its wholly owned Subsidiaries with the Company and its wholly owned Subsidiaries for all purposes (excluding benefit accrual under any defined benefit pension plan, deferred profit sharing plan and eligibility for benefits under any post-retirement medical plans) in any employee benefit plan of Parent in which such employees are eligible to participate, to the same extent that such service is or would be recognized under a comparable Company Plan as in effect immediately prior to the Effective Time.

    (b) The Surviving Corporation shall not and Parent shall cause the Surviving Corporation not to make any changes, amendments or revisions to the Company's
(i) Pension Plan for Outside Directors, (ii) Deferred Director Fee Plan,
(iii) Deferred Compensation Plan or (iv) Supplemental Retirement Plan, that would adversely affect the amounts or the payment terms with respect to benefits accrued as of the Effective Time and to be paid to the participants therein as of the Effective Time. Notwithstanding the foregoing, the Surviving Corporation may make any other changes, amendments or revisions to the foregoing plans as permitted by the terms of such plans and applicable law.

    (c) The Surviving Corporation shall terminate, as of the Effective Time, the Company's 2002 management bonus plan and each participant in such plan as of the Effective Time shall be entitled to such participant's benefits thereunder as disclosed in Section 5.18(c) of the Company Letter (prorated as appropriate).

    (d) The Surviving Corporation will, and Parent will cause the Surviving Corporation to, provide retiree medical benefits after the Effective Time as follows:

        (i) With respect to each current retiree at the Effective Time who receives medical benefits that are fully paid for by the Company or one of its wholly owned Subsidiaries, the Surviving Corporation will

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    continue after the Effective Time to provide Medical Benefits (as hereinafter defined) to such retiree (at no cost or expense to the retiree).

        (ii) With respect to each current retiree at the Effective Time who receives medical benefits that are partially paid for by the Company or one of its wholly owned Subsidiaries and partially paid for by the retiree, the Surviving Corporation will continue after the Effective Time to provide Medical Benefits to and pay a percentage of the cost of Medical Benefits for such retiree that is equal to the percentage of the cost of medical benefits, subject to existing maximum Company contribution amounts, for such retiree that is paid by the Company or one of its wholly owned Subsidiaries immediately prior to the Effective Time.

       (iii) With respect to each current employee of the Company or one of its wholly owned Subsidiaries at the Effective Time who (A) commenced employment with the Company or one of its wholly owned Subsidiaries on or before July 1, 1998, and (B) retires after the Effective Time with both ten
    (10) or more years of service to the Company or one of its wholly owned Subsidiaries or successors and at an age of fifty-five (55) years or older, the Surviving Corporation will provide Medical Benefits to and pay a percentage of the cost of Medical Benefits for such person that is equal to the percentage of the cost of medical benefits, subject to existing maximum Company contribution amounts, that would have been required to be paid by the Company or one of its wholly owned Subsidiaries upon such retirement pursuant to the schedule used to determine the percentage of such cost that is paid by the Company or one of its wholly owned Subsidiaries immediately prior to the Effective Time with respect to the retirees referenced in
    Section 5.18(d)(ii) above. For purposes of determining a person's years of service under the foregoing sentence, the Surviving Corporation shall only be required to take account of the greater of years of service to the Company or one of its wholly owned Subsidiaries prior to the Effective Time or ten (10) years.

        (iv) With respect to each current employee of the Company or one of its wholly owned Subsidiaries at the Effective Time who (A) commenced employment with the Company or one of its wholly owned Subsidiaries after July 1, 1998, and (B) retires after the Effective Time, such person shall be entitled to participate in such retiree medical programs and receive such medical benefits as may be offered by the Surviving Corporation from time to time to its employees in accordance with the terms of such programs. For purposes of determining an employee's eligibility under such retiree medical programs, the Surviving Corporation shall take account of the combined service of such employee with the Company or one of its wholly owned Subsidiaries and the Surviving Corporation.

        (v) "Medical Benefits" shall mean medical benefits that are substantially similar to the medical benefits that the Surviving Corporation provides from time to time to its employees.

    Except as otherwise provided in Section 5.18(d) above, the Surviving Corporation shall have such rights to modify, amend or terminate such Medical Benefits as are currently afforded the Company pursuant to the Company's Participant Benefit Plan--Summary Plan Description, revised January 1, 2000.

    Section 5.19 EXERCISE OF HOHE CALL OPTIONS. The Company shall use all reasonable efforts, including negotiations with the Hohe Holders, to exercise the Hohe Call Options such that the closings of the share and economic interest transfers contemplated thereby (the "Hohe Call Option Closings") shall occur immediately prior to the Effective Time, but shall be conditioned on the satisfaction or waiver of all conditions to the Merger set forth in Article VI hereof. If the Company is unable to exercise the Hohe Call Options on such a conditional basis, then upon Parent's request to the Company, delivered at least 10 business days prior to the date of the Effective Time (the "Parent Hohe Request"), the Company shall exercise the Hohe Call Options pursuant to their terms on a date specified by Parent. If Parent has made the Parent Hohe Request, then, at the Hohe Call Option Closings, Parent shall loan or cause to be loaned to the Company all amounts necessary to permit such exercise and such closings, as specified in Section 3.31. Such loan shall (i) be evidenced by a promissory note in customary form, (ii) be made in Euros, (iii) not bear interest and
(iv) be repayable in Euros on the fifth anniversary of the making of such loan; PROVIDED that, in the event that this Agreement is terminated by Parent pursuant to Section 7.1(c) or (d), the Company shall repay such loan on the business day immediately following the date of such termination.

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                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE MERGER

    Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by such party) at or prior to the Effective Time of the following conditions:

    (a) STOCK EXCHANGE LISTINGS. The shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE and on the TSE, subject to official notice of issuance.

    (b) HSR WAITING PERIOD; OTHER ANTITRUST STATUTES. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any required approval of the Merger shall have been obtained pursuant to any other applicable antitrust statute.

    (c) EC MERGER REGULATION. The proposed merger of Sub into the Company:

        (i) shall have been cleared by the European Commission, or

        (ii) shall be deemed to have been cleared by the European Commission due to expiry of the time limit pursuant to Article 10 par. 6 of the EC Merger Regulation, or

       (iii) may be consummated due to a derogation from the suspension obligation granted by the European Commission in accordance with Art. 7 par. 4 of the EC Merger Regulation.

    (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC and not been dismissed. All necessary state securities or blue sky authorizations shall have been received.

    (e) NO ORDER. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall (after the date of this Agreement) have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

    (f) PROXY STATEMENT/PROSPECTUS; COMPANY REQUIRED VOTE. At least 30 days shall have elapsed between the Mailing Date and the date of the Special Meeting, and the Company Required Vote approving the Merger and this Agreement shall have been duly obtained at the Special Meeting.

    Section 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following additional conditions:

    (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date), each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as otherwise contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by its Chief Financial Officer and its President or any Executive Vice-President (the "Parent Closing Certificate") to such effect; PROVIDED, HOWEVER, that this condition shall be deemed (i) not to have been satisfied if the cumulative effect of all inaccuracies in such representations and warranties (without regard to any qualification in any particular representation or warranty as to materiality or Parent Material Adverse Effect (other than the proviso to the last sentence of Section 2.1)) has had or would reasonably be

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expected to have a Parent Material Adverse Effect and (ii) to have been satisfied (with respect only to the representations and warranties of Parent and Sub) if the cumulative effect of all inaccuracies in such representations and warranties (without regard to any qualification in any particular representation or warranty as to materiality or Parent Material Adverse Effect (other than as aforesaid)) has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

    (b) COMFORT LETTERS. The Company shall have received the "comfort letter" described in Section 5.3(b), in form and substance reasonably satisfactory to the Company.

    (c) TAX OPINION. The Company shall have received an opinion of Varnum, Riddering, Schmidt and Howlett LLP, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Varnum, Riddering, Schmidt and Howlett LLP may rely as to matters of fact upon the representations contained herein and may receive and rely upon customary representations from Parent and the Company (which representations, in the case of Parent, shall be reasonably satisfactory to Parent).

    (d) PARENT MATERIAL ADVERSE EFFECT. From the commencement of the 20 consecutive NYSE trading day period used in determining the Parent Stock Price pursuant to Section 1.5(c) through the Closing, there shall not have occurred a Parent Material Adverse Effect or any event or occurrence that would reasonably be expected to result in a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by its Chief Financial Officer and its President or any Executive Vice-President to such effect; PROVIDED, HOWEVER, that if there shall have occurred such a Parent Material Adverse Effect or event or occurrence, then this condition shall nevertheless be deemed satisfied if Parent gives notice to the Company (a "Parent MAE Notice") that the Effective Time and the Closing shall occur on the 22nd NYSE trading day after the date on which Parent publicly announces such Parent Material Adverse Effect (including any deemed Parent Material Adverse Effect as contemplated by
Section 6.2(e)), in which case the Effective Time and the Closing shall occur on such date (subject to the satisfaction or waiver of all other conditions to the respective obligations of the parties to effect the Merger), it being understood that the timing of such public announcement shall be at the discretion of Parent, subject to applicable law, regulation and stock exchange rules.

    (e) PARENT ACCOUNTING MATTERS. Parent (i) shall not have been advised by its independent accountants of any material accounting irregularities that would reasonably be expected to require Parent to restate its consolidated financial statements included in the Parent SEC Documents (other than as required by any change in accounting principles generally accepted in Canada or the United States) and (ii) to Parent's knowledge, shall not be subject to any material pending or threatened investigation by the SEC concerning such consolidated financial statements, and the Parent Closing Certificate shall be to such effect; PROVIDED, HOWEVER, that Parent may elect to deem any failure to satisfy this condition to be a Parent Material Adverse Effect for purposes of the proviso to Section 6.2(d), in which case this condition shall be deemed satisfied.

    Section 6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment (or waiver by Parent) at or prior to the Effective Time of the following additional conditions:

    (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date), each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer (the "Company Closing Certificate") to such effect; PROVIDED, HOWEVER, that this condition shall be deemed (i) not to have been satisfied if

                                      A-39
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the cumulative effect of all inaccuracies in such representations and warranties
(without regard to any qualification in any particular representation or warranty as to materiality or Company Material Adverse Effect (other than the two provisos to the last sentence of Section 3.1(a))) has had or would reasonably be expected to have a Company Material Adverse Effect and (ii) to have been satisfied (with respect only to the representations and warranties of the Company) if the cumulative effect of all inaccuracies in such representations and warranties (without regard to any qualification in any particular representation or warranty as to materiality or Company Material Adverse Effect (other than as aforesaid)) has not had and would not reasonably be expected to have a Company Material Adverse Effect.

    (b) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval is set forth in Section 6.3(b) of the Company Letter.

    (c) APPROVALS. All authorizations, consents, orders, declarations or approvals of, or registrations, declarations or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity set forth in
Section 6.3(c) of the Company Letter shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect.

    (d) COMFORT LETTERS. Parent shall have received the "comfort letter" described in Section 5.3(a), in form and substance reasonably satisfactory to Parent.

    (e) COMPANY MATERIAL ADVERSE EFFECT. Except as specifically disclosed in the Company Letter, since the date of this Agreement, there shall have been no Company Material Adverse Effect and no event or occurrence that would reasonably be expected to result in a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

    (f) COMPANY ACCOUNTING MATTERS. The Company (i) shall not have been advised by its independent accountants of any material accounting irregularities that would reasonably be expected to require the Company to restate the Financial Statements (other than as required by any change in accounting principles generally accepted in Canada or the United States) and (ii) to the Company's knowledge, shall not be subject to any material pending or threatened investigation by the SEC concerning the Financial Statements, and the Company Closing Certificate shall be to such effect.

    (g) RECEIPT OF AGREEMENTS TO EXERCISE NEW COMPANY STOCK OPTIONS. The Company shall have received from each holder of a New Company Stock Option a binding, unconditional agreement, on terms reasonably satisfactory to Parent, obligating such holder to exercise, not later than immediately prior to the Effective Time, all such New Company Stock Options held by such holder, and the Company shall have delivered to Parent true and correct copies thereof prior to August 1, 2002.

    (h) HOHE CALL OPTION CLOSINGS. If Parent has made the Parent Hohe Request pursuant to Section 5.19, then the Hohe Call Option Closings shall have occurred as contemplated by such Section.

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                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented at the Special Meeting in connection with the Merger:

    (a) by mutual written consent of Parent and the Company;

    (b) by either Parent or the Company if the required approval of the Merger by the shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such shareholders or at any adjournment thereof;

    (c) by either Parent or the Company if the other of them shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply, if curable, has not been cured within 20 business days following receipt by such other of them of written notice of such failure to comply;

    (d) by either Parent or the Company if there has been a breach (which breach, if curable, has not been cured within 20 business days following receipt by the breaching party of written notice of the breach) by the other of them (in the case of Parent, including any material breach by Sub) of any representation or warranty that would make the condition set forth in Section 6.3(a) or 6.2(a), respectively, not satisfied if the Effective Time occurred on such 20th business day;

    (e) by either Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on December 31, 2002 (as such date may be extended by mutual agreement); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(e)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the proximate cause of the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and non-appealable;

    (f) by Parent if Parent or Sub shall have received (i) notice under the HSR Act that the Federal Trade Commission or the Antitrust Division of the Department of Justice has extended the applicable waiting period under the HSR Act by requesting additional information concerning the Merger, any related transaction, or Parent or Sub, (ii) notice that the European Commission finds that the Merger raises serious doubts as to its compatibility with the common market and has initiated the proceedings pursuant to Art. 6 par. 1 (c) of the EC Merger Regulation or (iii) any request for additional information from any Governmental Entity in connection with the EC Merger Regulation, compliance with which would be, after Parent's good faith efforts to negotiate with such Governmental Entity the narrowing of the scope of such request, unduly burdensome or expensive (it being understood that a "second request" for information from any Governmental Entity in connection with filings made under the HSR Act would not necessarily be unduly burdensome or expensive);

    (g) by the Company if the Parent Stock Price is less than $52.28; PROVIDED, HOWEVER, that such termination pursuant to this Section 7.1(g) shall not be effective (and this Agreement shall continue in full force and effect) unless both (i) the Company shall have (x) provided written notice to Parent prior to the date of the Special Meeting of its intention to terminate this Agreement pursuant to this Section 7.1(g) and (y) duly called, given notice of and convened the Special Meeting and immediately thereafter duly adjourned the Special Meeting to the date that is five business days thereafter (the "Special Meeting Resumption Date") and (ii) Parent shall have not, on or prior to 5:00 p.m., Holland, Michigan time, on the business day next preceding the Special Meeting Resumption Date, given written notice to the Company (the "Merger Consideration Increase Notice") that the Exchange Ratio shall be increased to equal the quotient of $24.00 divided by the Parent Stock Price; PROVIDED FURTHER that, in the event of any adjustment of the Exchange Ratio pursuant to Section 1.10, all such dollar amounts shall be commensurately adjusted, as mutually agreed by Parent and the Company, each acting reasonably and in good faith; and PROVIDED FURTHER that Parent shall have no obligation to deliver the Merger Consideration Increase Notice; or

                                      A-41
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    (h) by the Company if both (i) Parent has given a Parent MAE Notice to the
Company pursuant to Section 6.2(d) and (ii) after giving effect to
Section 6.2(d), either (x) the Parent Stock Price or (y) the average of the Average Prices for the three consecutive NYSE trading days immediately prior to the date of the Effective Time, is less than $61.00.

    The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors or representatives, whether prior to or after the execution of this Agreement.

    Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.4 and the entirety of Sections 2.9, 3.24 and 5.7, this Section 7.2 and Article VIII, which shall survive the termination); PROVIDED, HOWEVER, that nothing contained in this Agreement shall relieve any party hereto from any liability for any breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

    Section 7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.

    Section 7.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                      A-42
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                                  ARTICLE VIII
                               GENERAL PROVISIONS

    Section 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for any claim arising as a result of any breach of a representation or warranty prior to the termination of this Agreement as contemplated by Section 7.2, the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time or (ii) the termination of this Agreement.

    Section 8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Sub, to

           Magna Mirrors Acquisition Corporation
           In care of Magna International Inc.
           337 Magna Drive
           Aurora, Ontario L4G 7K1 Canada
           Attention: President (with a separate copy to Corporate Secretary) Facsimile Nos.:

       with copies to:

           Scott M. Freeman
           Sidley Austin Brown & Wood LLP
           (on or prior to July 4, 2002)
           875 Third Avenue
           New York, New York 10022
           Facsimile No.: (212) 906-2021
           (after July 4, 2002)
           787 Seventh Avenue
           New York, New York 10019
           Facsimile No.: (212) 839-5599

    (b) if to the Company, to

           Donnelly Corporation
           49 West Third Street
           Holland, Michigan 49432-2813
           Attention: Chief Executive Officer
           Facsimile No.: (616) 786-6232

       with a copy to:

           Varnum, Riddering, Schmidt & Howlett LLP
           Bridgewater Place
           333 Bridgewater Street, N.W.
           Post Office Box 352
           Grand Rapids, Michigan 49501-0352
           Attention: Daniel C. Molhoek
           Facsimile No.: (616) 336-7000

    Section 8.3 INTERPRETATION. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "to the

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knowledge of the Company" and similar phrases, when used in this Agreement, refer to the knowledge, after reasonable investigation, of the officers of the Company as of the date of determination. All references in this Agreement to "$" shall be references to United States dollars. For all purposes of this Agreement, "affiliate" shall have the meaning specified in Rule 405 under the Securities Act. For all purposes of this Agreement, except as hereinafter provided, "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust company or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture, trust company or other legal entity, (ii) is a general partner, trustee, manager or other entity or person performing similar functions or (iii) has control (as defined in Rule 405 under the Securities Act). For all purposes of this Agreement, (x) a "wholly owned Subsidiary" of the Company shall be deemed to include those entities which, for regulatory or other local law purposes, have issued nominal ownership interests to persons other than the Company or any of its Subsidiaries and (y) Shunde Donnelly Zhen Hua Automotive Systems Co. Ltd. and Shanghai Donnelly Ganxiang Automotive Systems Co. Ltd. (the "Chinese Joint Ventures") and Donnelly Export shall be deemed to be Subsidiaries of the Company; PROVIDED that any representation or warranty of the Company with respect to any Chinese Joint Venture, Shanghai Donnelly Fu Hua Window System Company Limited, Donnelly Yantai Electronics Corporation Limited, Varitronix (Malaysia) sdn.bhd or Schott Donnelly, LLC (collectively, the "Non-Controlled Subsidiaries") set forth in Article III or in any certificate furnished in connection with this Agreement shall be deemed qualified as though made only to the knowledge of the Company, without investigation, and any covenant or agreement of the Company in this Agreement to cause any Non-Controlled Subsidiary to take or refrain from taking any action shall be deemed to require the Company only to use all reasonable efforts to cause such Non-Controlled Subsidiary to take or refrain from taking, as the case may be, such action. Any obligation of Parent under any Section of this Agreement to cause the Surviving Corporation to take any action or refrain from any action shall be deemed to be absolute and unconditional and without regard to the financial ability of the Surviving Corporation to take or refrain from such action and, in the case of any obligation of the Surviving Corporation to make any payment, shall require Parent to make or cause to be made such payment when due in the event that the Surviving Corporation failed to make such payment for any reason.

    Section 8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. Except for the Confidentiality Agreement, this Agreement together with all other agreements executed by the parties hereto on the date hereof constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.12, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    Section 8.6 GOVERNING LAW. Except to the extent that the laws of the State of Michigan are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under the applicable principles of conflicts of laws thereof.

    Section 8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

    Section 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination

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that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

    Section 8.9 ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          MAGNA INTERNATIONAL INC.

                                          By: /s/ BELINDA STRONACH______________
                                             Name: Belinda Stronach

                                             Title: President and CEO

                                          By: /s/ VINCE GALIFI__________________
                                             Name: Vince Galifi

                                             Title: Executive Vice-President and
                                          CFO

                                          MAGNA MIRRORS ACQUISITION CORP.

                                          By: /s/ WILLIAM J. BIGGAR_____________
                                             Name: William J. Biggar

                                             Title: Executive Vice-President,
                                          Office of the CEO

                                          By: /s/ JEFF PALMER___________________
                                             Name: Jeff Palmer

                                             Title: Executive Vice-President

                                          DONNELLY CORPORATION

                                          By: /s/ J. DWANE BAUMGARDNER__________
                                             Name: J. Dwane Baumgardner

                                             Title: CEO, Chairman & President

                                                                     EXHIBIT 5.5

             FORM OF AFFILIATE LETTER FOR AFFILIATES OF THE COMPANY

                                     [Date]

Magna International Inc.

337 Magna Drive

Aurora, Ontario L4G 7K1 Canada

Ladies and Gentlemen:

    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Donnelly Corporation, a Michigan corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of June 25, 2002 (the "Merger Agreement"), among Magna International Inc., an Ontario corporation ("Parent"), Magna Mirrors Acquisition Corp., a Michigan corporation ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

    As a result of the Merger, I may receive Class A Subordinate Voting Shares, without par value, of Parent (the "Parent Shares") in exchange for shares of common stock of the Company (the "Company Shares") owned by me or purchasable upon exercise of stock options.

    1. I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:

        A. I shall not make any sale, transfer or other disposition of any Parent Shares in violation of the Act or the Rules and Regulations.

        B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

        C. I have been advised that the issuance of the Parent Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form F-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the shareholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the sale, transfer or other distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Merger unless
    (i) such sale, transfer or other disposition is made in conformity with the volume limitations and other conditions of Rule 145 promulgated by the Commission under the Act (PROVIDED that I deliver to Parent customary letters of representation from myself and my broker), (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of any Parent Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

        E. I also understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 MAY APPLY. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ______, ______ BETWEEN THE REGISTERED HOLDER HEREOF AND MAGNA INTERNATIONAL INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MAGNA INTERNATIONAL INC."

        F. I also understand that unless a sale, transfer or other disposition is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT
       OF 1933."

        G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

    2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

        A. For so long as and to the extent necessary to permit me to sell Parent Shares pursuant to Rules 144 and 145 under the Act, to the extent applicable, Parent shall (a) use all reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of Parent Shares by me under Rule 145, and (b) otherwise use all reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

        B. It is understood and agreed that certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned,
    (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                          Very truly yours,

                                          ______________________________________

                                             Name:

Agreed and accepted this ____

day of ____________ , 2002, by

Magna International Inc.

By: ____________________________

   Name:

   Title:

                                                                         ANNEX B

                            SHAREHOLDERS' AGREEMENT

    SHAREHOLDERS' AGREEMENT (this "AGREEMENT") dated as of June 25, 2002, among MAGNA INTERNATIONAL INC., an Ontario corporation ("PARENT"), MAGNA MIRRORS ACQUISITION CORP., a Michigan corporation and a wholly owned subsidiary of Parent ("SUB"), DONNELLY EXPORT CORPORATION, a Michigan corporation ("EXPORT"), and the persons listed on SCHEDULE A hereto (such persons are collectively referred to herein as the "SHAREHOLDERS" and individually referred to herein as a "SHAREHOLDER").

    WHEREAS Parent, Sub and DONNELLY CORPORATION, a Michigan corporation (the "COMPANY"), propose to enter into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the "MERGER AGREEMENT"), providing for the merger of Sub with and into the Company (the "MERGER"), pursuant to which each issued and outstanding share of Class A Common Stock, par value $.10 per share, of the Company (the "COMPANY CLASS A COMMON STOCK") and each issued and outstanding share of Class B Common Stock, par value $.10 per share, of the Company (the "COMPANY CLASS B COMMON STOCK" and, together with the Company Class A Common Stock, the "COMPANY COMMON STOCK") will be converted into the right to receive a fraction of a Class A Subordinate Voting Share, without par value, of Parent (the "PARENT SHARES");

    WHEREAS the Shareholders own in the aggregate 1,841,449 shares of Company Class B Common Stock and 665,692 shares of Company Class A Common Stock (including any shares of Company Common Stock acquired by any Shareholder after the date hereof, the "OWNED SHARES") and otherwise control, through valid and binding powers of attorney or proxies or otherwise, 1,408,200 shares of Company Class B Common Stock and 637,730 shares of Company Class A Common Stock (including any shares of Company Common Stock so controlled by any Shareholder after the date hereof, the "CONTROLLED SHARES" and, together with the Owned Shares, the "OWNED OR CONTROLLED SHARES");

    WHEREAS the Shareholders own or otherwise control, in the aggregate,
(i) 79.62% of the outstanding shares of Company Class B Common Stock and
(ii) 19.33% of the outstanding shares of Company Class A Common Stock, in each case as of June 7, 2002, representing in the aggregate approximately 72% of votes entitled to be cast by holders of Company Class B Common Stock and Company Class A Common Stock, voting together as a class, at any duly held meeting of the Company's shareholders with respect to the approval of the Merger;

    WHEREAS the holders of Company Class B Common Stock own all the outstanding shares of capital stock of Export, and the parties desire that all contracts, agreements and arrangements between Export and the Company or any of its subsidiaries be terminated prior to the Merger without any liability on the part of the Company or any such subsidiary; and

    WHEREAS as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Shareholders and Export enter into this Agreement.

    NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

    1. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder hereby represents and warrants to Parent and Sub as follows:

        (a) AUTHORITY. Such Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Shareholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Shareholder. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, partnership agreement, loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument, permit, concession, franchise, judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to such Shareholder or to any of its property or assets (including the Owned Shares), or any provision of the Second Restated and Amended Articles of Incorporation, as amended, or Bylaws of the Company. Except for consents, approvals, authorizations and filings as may be required under (i) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or
    (ii) the provisions, rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), no filing or registration with, or consent or approval of, any domestic (federal or state), foreign or supranational court, governmental body, regulatory agency, authority, commission, tribunal or securities exchange is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

        (b) THE OWNED OR CONTROLLED SHARES. Such Shareholder beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) and has good and valid title to, or otherwise controls the voting of (with respect to the matters referred to herein), the number and kind of Owned Shares and Controlled Shares, as the case may be, set forth opposite such Shareholder's name on SCHEDULE A, free and clear of any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, charges or other encumbrances whatsoever ("LIENS"). Except for this Agreement, no proxies or powers of attorney have been granted by such Shareholder or any other person with respect to the Owned or Controlled Shares that will remain in effect after the execution of this Agreement and that would conflict or be inconsistent with this Agreement. Except for this Agreement, no voting arrangement with respect to the matters referred to herein (including voting agreement or voting trust) affecting the Owned or Controlled Shares of such Shareholder shall remain in effect after the execution of this Agreement.

        (c) THE COMPANY'S REPRESENTATIONS. To the knowledge of such Shareholder, the representations and warranties of the Company set forth in
    Article III of the Merger Agreement are true and correct. This representation and warranty shall not survive the Effective Time of the Merger. The sole remedy of Parent and Sub against any Shareholder or Export for any breach of this representation and warranty shall be a right to terminate this Agreement prior to the Effective Time of the Merger, and Export shall have no remedy for any such breach.

    2. REPRESENTATIONS AND WARRANTIES OF EXPORT. Export hereby represents and warrants to Parent and Sub as follows:

        (a) AUTHORITY. Export has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Export, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Export. This Agreement has been duly executed and delivered by Export and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a valid and binding obligation of Export enforceable against Export in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument, permit, concession, franchise, judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to Export or to any of its property or assets, or any provision of the Articles of Incorporation or Bylaws of Export. No filing or registration with, or consent or approval of, any domestic (federal or state), foreign or supranational court, governmental body, regulatory agency, authority, commission, tribunal or securities exchange is required by or with respect to Export in connection with the execution and delivery of this Agreement or the consummation by Export of the transactions contemplated hereby.

        (b) ASSETS; AGREEMENTS. Export has no assets and the shares of the capital stock of Export have a fair market value not greater than $100,000. All contracts, agreements or arrangements between Export and the Company or any of its Subsidiaries (as defined in the Merger Agreement) may be terminated prior to the Effective Time (as defined in the Merger Agreement) without any liability on the part of the Company or its Subsidiaries.

    3. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub hereby represent and warrant to the Shareholders as follows:

        (a) AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by each of the Shareholders and Export, constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument, permit, concession, franchise, judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Sub or to any of the property or assets of Parent or Sub, or any provision of the charter or bylaws of Parent or Sub, other than conflicts, violations or defaults that, individually or in the aggregate, will not have a material adverse effect on Parent's and Sub's ability to consummate the transactions contemplated by this Agreement or the enforceability of this Agreement. Except for consents, approvals, authorizations and filings as may be required under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the EC Merger Regulation (as defined in the Merger Agreement) and other antitrust related statutes in various jurisdictions, the Exchange Act or the Securities Act of 1933, as amended, or (ii) the provisions, rules and regulations under or of any state or Canadian provincial securities statute or the NASD, the New York Stock Exchange, Inc. or The Toronto Stock Exchange, no filing or registration with, or authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, governmental body, regulatory agency, authority, commission, tribunal or securities exchange is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby.

    4.  COVENANTS OF THE SHAREHOLDERS; IRREVOCABLE PROXY.  Until the earlier of
(i) the Effective Time or (ii) the termination of this Agreement as specified in
Section 8, each Shareholder agrees as follows:

        (a) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, such Shareholder shall vote (or cause to be voted) all shares of Company Common Stock that it owns or has voting control over in favor of the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

        (b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholders' vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) all shares of Company Common Stock that it owns or has voting control over against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal (as defined below),

    (ii) unless otherwise directed by Parent, any amendment of the Company's Second Restated and Amended Articles of Incorporation, as amended, or Bylaws or other proposal or transaction involving the Company or any of its Subsidiaries, other than as contemplated by Section 4(a), or (iii) any action or agreement which would result in a breach of any representation, warranty or covenant of the Company set forth in the Merger Agreement.

        (c) Such Shareholder agrees not to (i) Transfer or Otherwise Dispose of (as defined below), or enter into any arrangement with respect thereto, any of its Owned or Controlled Shares to any person other than Sub or Sub's designee or (ii) except for this Agreement, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to its Owned or Controlled Shares. For purposes of this Agreement, "TRANSFER OR OTHERWISE DISPOSE OF" means any sale, exchange, conversion (including any conversion of Company Class B Common Stock into Company Class A Common Stock), redemption, assignment, gift, grant of a security interest, pledge or other encumbrance, or the establishment of any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interests in the Company Common Stock, the creation of any other claim thereto or any other transfer or disposition whatsoever (including involuntary sales, exchanges, transfers or other dispositions as a result of a Takeover Proposal or otherwise, and whether or not for cash or other consideration) affecting the right, title, interest or possession in, to or of the Company Common Stock.

        (d) Such Shareholder shall not, nor shall it authorize (and shall use all reasonable efforts not to permit) any of its financial advisors, attorneys or other advisers, representatives or agents to, (i) solicit, initiate or actively encourage the submission of any Takeover Proposal,
    (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. For purposes of this Agreement, "TAKEOVER PROPOSAL" means any proposal for a merger, sale or other disposition of all or a substantial portion of the assets of, or other business combination or recapitalization or similar transaction involving, the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in excess of 5% of the Company Common Stock or voting securities of the Company or any of its Subsidiaries, other than the transactions contemplated by the Merger Agreement.

        (e) Such Shareholder promptly (but in no event later than 48 hours after the event) shall advise Parent orally and in writing of (i) any Takeover Proposal or any inquiry or communication with respect to or which could reasonably be expected to lead to any Takeover Proposal which such Shareholder shall have been approached or solicited by any person with respect to, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal that is available to such Shareholder) and
    (iii) the identity of the person or persons making any such Takeover Proposal, inquiry or communication.

        (f) Such Shareholder hereby irrevocably appoints Parent as the attorney and proxy of such Shareholder, with full power of substitution, to vote all Owned or Controlled Shares that such Shareholder is entitled to vote at any meeting of shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), only with respect to the matters set forth in, and in accordance with the terms of, Sections 4(a) and 4(b); PROVIDED that in any such vote pursuant to such proxy, Parent shall not have the right (and such proxy shall not confer the right) to vote to modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any shareholders of the Company under the Merger Agreement or to reduce the obligations of Parent thereunder. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Such Shareholder hereby revokes, effective upon the execution and delivery of this Agreement, all other proxies and powers of attorney with respect to Owned or Controlled Shares that such Shareholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of such Shareholder's obligations under Section 4(a)) shall be given or written consent executed (and if given or executed, shall not be effective) by such Shareholder with respect thereto so long as this Agreement remains in effect. Such Shareholder shall forward to Parent and Sub any proxy cards that such Shareholder receives with respect to the Merger.

        (g) Each Shareholder agrees not to, without the prior written consent of Parent, sell, transfer, convey, pledge, gift or otherwise dispose (collectively, "DISPOSE") of any Parent Shares after the Closing Date (as defined in the Merger Agreement) except in accordance with this
    Section 4(g) or as permitted by Section 4(h). Each Shareholder may at any time and from time to time after the Closing Date Dispose of not more than that number of Parent Shares which, together with all other Parent Shares Disposed of by such Shareholder after the Closing Date, equals the product of (x) the number of weeks that have then elapsed since the Closing Date (with any fraction of a week deemed to be a whole week) times (y) 25,000 Parent Shares. This Section 4(g) shall terminate and be of no further force or effect automatically upon the Company having the right to terminate the Merger Agreement pursuant to Section 7.1(h) thereof (regardless of whether such right is exercised).

        (h) Each Shareholder may Dispose of all or any portion of the Parent Shares owned by it:

            (i) to an "affiliate" of such Shareholder (as defined in Rule 405 promulgated under the Securities Act), and any such affiliate may thereafter Dispose of such Parent Shares back to such Shareholder;

            (ii) for estate or tax planning purposes, (A) to members of such
                 Shareholder's Family or trusts or other entities controlled solely by such Shareholder and members of such Shareholder's Family or (B) to any person meeting the requirements of
                 Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

           (iii) to Parent or any of its Subsidiaries (as defined in the Merger Agreement) or any other person approved by Parent; or

            (iv) as a result of the death of such Shareholder;

    PROVIDED, HOWEVER, that, prior to a Shareholder Disposing of any Parent Shares to any transferee permitted by clauses (i), (ii) or (iv) of this
    Section 4(h), such permitted transferee agrees in writing to be bound by this Agreement as if he, she or it were such Shareholder.

    5. COVENANTS OF EXPORT. Export agrees that it shall cause each contract, agreement or arrangement between Export and the Company or any of its Subsidiaries to terminate, effective no later than immediately prior to the Effective Time, without any liability on the part of the Company or any such Subsidiary. Export further agrees that it shall execute such instruments to effectuate the foregoing and a general release of the Company and its Subsidiaries as counsel for Parent shall reasonably request.

    6. FURTHER ASSURANCES. Each party will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments, including proxies, as any other party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

    7. ASSIGNMENT. Neither this Agreement nor any of the rights or interests hereunder shall be assigned by any of the parties, nor shall any obligation hereunder be assumed by any other person, without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights and interests hereunder to, and Sub's obligations hereunder may be assumed by, Parent or any wholly owned Subsidiary (as defined in the Merger Agreement) of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of any Shareholder that is an individual, the heirs, executors, administrators and other legal representatives of such Shareholder.

    8. TERMINATION. This Agreement shall terminate only upon a valid termination of the Merger Agreement pursuant to the terms of Section 7.1 thereof.

    9. SHAREHOLDERS' CAPACITY. The parties hereto agree and acknowledge that each Shareholder does not make any agreement or understanding in his capacity as a director or officer of the Company or of Export. Each Shareholder has entered into this Agreement solely in his capacity as the record holder and/or beneficial owner of the Owned or Controlled Shares and nothing herein shall expand, limit or affect any actions taken by each Shareholder in his capacity as an officer or director of the Company or of Export.

    10.  GENERAL PROVISIONS.

    (a) SURVIVAL OF REPRESENTATIONS. No representation or warranty made by any party to this Agreement shall survive the Merger. The covenants made in Sections 4(g), 4(h) and 5 of this Agreement and the other agreements made by the parties to this Agreement shall survive the Merger and any termination of this Agreement notwithstanding any investigation at any time made by or on behalf of any party hereto.

    (b) SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court within the United States, this being in addition to any other remedy to which they are entitled at law or in equity.

    (c) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

    (d) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

    (e) NOTICE. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by fax when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

    (i) if to Parent or Sub to it:

       In care of Magna International Inc.
       337 Magna Drive
       Aurora, Ontario L4G 7K1 Canada
       Attention: President (with a separate copy to Corporate Secretary) Facsimile Nos.:

        with a copy to:

       Scott M. Freeman
       Sidley Austin Brown & Wood LLP
       (on or prior to July 4, 2002)
       875 Third Avenue
       New York, New York 10022
       Facsimile No.: (212) 906-2021
       (after July 4, 2002)
       787 Seventh Avenue
       New York, New York 10019
       Facsimile No.: (212) 839-5599

    (ii) if to Export or the Shareholders, to:

       Dwane Baumgardner
       Donnelly Export Corporation
       49 W.Third Street
       Holland, MI 49423
       and
       Gerald T. McNieve
       3222 Planthuest Road
       Webster Grove, MO 63119
       with a copy to:

       Varnum, Riddering, Schmidt & Howlett LLP
       Bridgewater Place
       333 Bridgewater Street, N.W.
       Post Office Box 352
       Grand Rapids, Michigan 49501-0352
       Attention: Daniel C. Molhoek
       Facsimile No.: (616) 336-7000

    or to such other address as such party may indicate by a notice delivered to the other parties hereto.

    (f) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

    (h) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.  This Agreement
(i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law.

    (j) WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by such party or an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

    IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          MAGNA INTERNATIONAL INC.

                                          By: /s/ BELINDA STRONACH
    ----------------------------------------------------------------------------

                                              Name: Belinda Stronach
                                            Title: President and CEO

                                          By: /s/ VINCE GALIFI
    ----------------------------------------------------------------------------

                                              Name: Vince Galifi
                                            Title: Executive Vice-President and
                                              CFO

                                          MAGNA MIRRORS ACQUISITION CORP.

                                          By: /s/ WILLIAM J. BIGGAR
    ----------------------------------------------------------------------------

                                              Name: William J. Biggar
                                            Title: Executive Vice-President,
                                              Office of the CEO

                                          By: /s/ JEFF PALMER
    ----------------------------------------------------------------------------

                                              Name: Jeff Palmer
                                            Title: Executive Vice-President

                                          DONNELLY EXPORT CORPORATION

                                          By: /s/ KEVIN L. BROWN
    ----------------------------------------------------------------------------

                                              Name: Kevin L. Brown
                                            Title: President

                                          LOUISE HOHMANN MCNEIVE AND GERALD T.
                                          MCNEIVE, JR., Trustees of the Louise
                                          Hohmann McNeive Living Trust U/A DTD
                                          7/3/91

                                          By: /s/ GERALD T. MCNEIVE, JR.
    ----------------------------------------------------------------------------

                                              Name: Gerald T. McNeive, Jr.
                                            Title: Co-trustee

                                                  Louise Hohmann McNeive

                                                  Living Trust U/A DTD 7/3/91

                                          By: /s/ LOUISE HOHMANN MCNEIVE
    ----------------------------------------------------------------------------

                                              Name: Louise Hohmann McNeive
                                            Title: Co-trustee

                                                  Louise Hohmann McNeive

                                                  Living Trust U/A DTD 7/3/91

                                          By: /s/ LOUISE HOHMANN MCNEIVE
    ----------------------------------------------------------------------------

                                              Name: Louise Hohmann McNeive
                                            Title: Custodian for

                                                  Gerald T. McNeive, III

                                                  Michael Louis McNeive

                                          JANE H. KRAHMER AND CHARLES A.
                                          KRAHMER, Trustees of the Jane H.
                                          Krahmer 1999 Revocable Trust U/A DTD
                                          3/31/99

                                          By: /s/ JANE H. KRAHMER /s/ CHARLES A.
                                              KRAHMER
                                            ------------------------------------

                                              Name: Jane H. Krahmer, Charles A.
                                              Krahmer
                                            Title: Trustees of the Jane H.
                                              Krahmer

                                                  1999 Revocable Trust U/A DTD
                                              3/31/99

                                          By: /s/ JANE H. KRAHMER /s/ CHARLES A.
                                              KRAHMER
                                            ------------------------------------

                                              Name: Jane H. Krahmer, Charles A.
                                              Krahmer
                                            Title: Trustees of the Charles A.
                                              Krahmer

                                                  1999 Revocable Trust U/A DTD
                                              3/31/99,

                                                  Pursuant to Power of Attorney
                                              and Proxy

                                                  dated June 18, 2002

                                          ANNE H. COPPS, Trustee of the Anne H.
                                          Copps Trust U/A DTD 4/9/92

                                          By: /s/ ANNE H. COPPS
    ----------------------------------------------------------------------------

                                              Name: Anne H. Copps
                                            Title: Trustee of the Anne H. Copps

                                                  Trust U/A DTD 4/9/92

                                          B. PATRICK DONNELLY, III

                                          By: /s/ B. PATRICK DONNELLY, III
    ----------------------------------------------------------------------------

                                              Name: B. Patrick Donnelly, III
                                            Title:

                                          HUNTINGTON BANK, or Trustee of the
                                          Virginia N. Donnelly Trust
                                          UAD 3/19/87

                                          By: /S/ CYNTHIA B. ALLEN
    ----------------------------------------------------------------------------

                                              Name: Cynthia B. Allen
                                            Title: V.P. Huntington Bank

                                                  Trustee of the Virginia N.
                                              Donnelly

                                                  Trust UAD 3/19/87

                                          HUNTINGTON BANK, Successor Trustee of
                                          the Bernard P. Donnelly Trust U/A DTD
                                          1/24/75

                                          By: /S/ CYNTHIA B. ALLEN
    ----------------------------------------------------------------------------

                                              Name: Cynthia B. Allen
                                            Title: V.P. Huntington Bank

                                                  Trustee of the Bernard P.
                                              Donnelly

                                                  Trust UAD 1/24/75, as amended

                                                  and restated

                                          HUNTINGTON BANK, Successor Trustee of
                                          the Bernard P. Donnelly and Virginia
                                          N. Donnelly Trust
                                          U/A DTD 11/16/93

                                          By: /S/ CYNTHIA B. ALLEN
    ----------------------------------------------------------------------------

                                              Name: Cynthia B. Allen
                                            Title: V.P. Huntington Bank

                                                  Trustee of Bernand and
                                              Virginia

                                                  Donnelly Unitrust UAD 11/16/93

                                          KATHERINE S. DONNELLY, Trustee of the
                                          Katherine S. Donnelly Trust U/A DTD
                                          12/16/81

                                          By: /S/ KATHERINE S. DONNELLY
    ----------------------------------------------------------------------------

                                              Name: Katherine S. Donnelly,
                                              Trustee
                                            Title: Katherine S. Donnelly Trust

                                                  U/A DTD 12/16/81

                                          JOHN DONNELLY, JR.

                                          By: /s/ JOHN DONNELLY
    ----------------------------------------------------------------------------

                                              Name: John Donnelly
                                            Title:

                                          M. SUSAN DONNELLY

                                          By: /s/ M. SUSAN DONNELLY
    ----------------------------------------------------------------------------

                                              Name: M. Susan Donnelly
                                            Title:

                                          THOMAS LEONARD

                                          By: /s/ THOMAS E. LEONARD
    ----------------------------------------------------------------------------

                                              Name: Thomas E. Leonard
                                            Title: Director

                                          FERNANDE PRUDEN

                                          By: /s/ FERNANDE M. PRUDEN
    ----------------------------------------------------------------------------

                                              Name: Fernande M. Pruden
                                            Title:

                                          JACQUELINE KING DONNELLY

                                          By: /s/ JACQUELINE KING DONNELLY
    ----------------------------------------------------------------------------

                                              Name: Jacqueline King Donnelly
                                            Title:

                                   SCHEDULE A
                      NUMBER OF OWNED OR CONTROLLED SHARES

                                                 OWNED        CONTROLLED       OWNED        CONTROLLED
                                                CLASS B        CLASS B        CLASS A        CLASS A
NAME OF SHAREHOLDER                           COMMON STOCK   COMMON STOCK   COMMON STOCK   COMMON STOCK
-------------------                           ------------   ------------   ------------   ------------
Louise Hohmann McNeive and Gerald T.
  McNeive, Jr., Trustees of the Louise
  Hohmann McNeive Living Trust U/A DTD
  7/3/91....................................     273,815              0        33,603              0
Jane H. Krahmer and Charles A. Krahmer,
  Trustees of the Jane H. Krahmer 1999
  Revocable Trust U/A DTD 3/31/99...........     218,353        145,000        65,492         33,413
Anne H. Copps, Trustee of the Anne H. Copps
  Trust U/A DTD 4/9/92......................     217,962        120,211        12,920         32,916
B. Patrick Donnelly, III....................      77,147        460,570        29,422         76,883
Huntington Bank, Successor Trustee of the
  Virginia N. Donnelly Trust U/A DTD
  1/12/79...................................      76,517              0            62              0
Huntington Bank, Successor Trustee of the
  Bernard P. Donnelly Trust U/A DTD
  1/24/75...................................     218,329              0         9,585              0
Huntington Bank, Successor Trustee of the
  Bernard P. Donnelly and Virginia N.
  Donnelly Trust U/A DTD 11/16/93...........           0              0         1,000              0
Katherine S. Donnelly, Trustee of the
  Katherine S. Donnelly Trust U/A DTD
  12/16/81..................................     197,301        519,082       140,928        377,979
John Donnelly, Jr...........................     107,739              0        91,012              0
M. Susan Donnelly...........................      90,149              0        63,098              0
Thomas Leonard..............................      81,590              0        16,750              0
Fernande Pruden.............................     282,547        163,337       201,820        116,539
                                               ---------      ---------       -------        -------
TOTAL:......................................   1,841,449      1,408,200       665,692        637,730
                                               =========      =========       =======        =======

                                                                         ANNEX C

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

June 24, 2002

The Board of Directors
Donnelly Corporation
49 West Third Street
Holland, Michigan 49423

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A Common Stock, par value $0.10 per share ("Donnelly Class A Common Stock"), of Donnelly Corporation ("Donnelly"), other than holders who have executed a shareholders' agreement in connection with the Merger and their respective affiliates, of the Exchange Ratio (defined below) provided for in an Agreement and Plan of Merger (the "Merger Agreement") to be entered into among Magna International Inc. ("Magna"), Magna Mirrors Acquisition Corp., a wholly owned subsidiary of Magna ("Merger Sub"), and Donnelly. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Donnelly (the "Merger") and (ii) each outstanding share of Donnelly
Class A Common Stock and Class B Common Stock, par value $0.10 per share, of Donnelly ("Donnelly Class B Common Stock") will be converted into the right to receive a fraction of a share (the "Exchange Ratio"), subject to certain adjustments described below, of Class A Subordinate Voting Shares, without par value, of Magna ("Magna Class A Common Stock") equal to the quotient of
(x) $28.00 divided by (y) the average price of the daily average of the high and low prices per share of Magna Class A Common Stock for 20 consecutive New York Stock Exchange trading days ending on the second trading day immediately preceding the effective date of the Merger (the "Magna Stock Price"). The Merger Agreement provides that (a) subject to certain exceptions, in no event will the Exchange Ratio be less than an amount equal to the quotient of $28.00 divided by $80.00 or greater than an amount equal to the quotient of $28.00 divided by $61.00 and (b) under certain circumstances more fully described in the Merger Agreement, the Exchange Ratio will be adjusted in the event the Magna Stock Price is less than $52.28 such that each outstanding share of Donnelly Class A Common Stock will be converted into the right to receive that number of shares, or fraction of a share, of Magna Class A Common Stock equal to the quotient of $24.00 divided by the Magna Stock Price.

In arriving at our opinion, we reviewed a draft dated June 24, 2002 of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Donnelly and certain senior officers and other representatives of Magna concerning the businesses, operations and prospects of Donnelly and Magna. We examined certain publicly available business and financial information relating to Donnelly and Magna as well as certain financial forecasts and other information and data relating to Donnelly and certain publicly available financial forecasts relating to Magna, which were provided to or otherwise discussed with us by the managements of Donnelly and Magna. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Donnelly Class A Common Stock and Magna Class A Common Stock; the financial condition and historical and projected earnings and other operating data of Donnelly and Magna; and the capitalization of Donnelly and Magna. We considered, to the extent publicly available, the financial terms of other transactions effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Donnelly and Magna. We also evaluated the potential pro forma financial impact of the Merger on Magna. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise

The Board of Directors
Donnelly Corporation
June 24, 2002
Page 2

reviewed by or discussed with us. With respect to the publicly available financial forecasts relating to Magna reviewed by or discussed with us, we have been advised by the management of Magna that such forecasts reflect reasonable estimates and judgments as to the future financial performance of Magna. With respect to the financial forecasts and other information and data relating to Donnelly provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Donnelly that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Donnelly as to the future financial performance of Donnelly. We have assumed, with your consent, that any consummation of the Merger will be effected in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals and consents for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Donnelly, Magna or the contemplated benefits of the Merger. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. In addition, representatives of Donnelly have advised us, and we therefore further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. Our opinion, as set forth herein, relates to the relative values of Donnelly and Magna. We are not expressing any opinion as to what the value of the Magna Class A Common Stock actually will be when issued in the Merger or the prices at which the Magna Class A Common Stock will trade or otherwise be transferable at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Donnelly or Magna nor have we made any physical inspection of the properties or assets of Donnelly or Magna. In connection with our engagement, we were requested to solicit, and we held discussions with, selected third parties regarding the possible acquisition of all or a part of Donnelly. We express no view as to, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Donnelly or the effect of any other transaction in which Donnelly might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Salomon Smith Barney Inc. has acted as financial advisor to Donnelly in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. As you are aware, one of our affiliates currently has lending arrangements with Magna for which such affiliate has received, and will receive, customary fees. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Donnelly and Magna for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Donnelly, Magna and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Donnelly in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Donnelly Class A Common Stock (other than holders who have executed a shareholders' agreement in connection with the Merger and their respective affiliates).

Very truly yours,

/s/ SALOMON SMITH BARNEY INC.

SALOMON SMITH BARNEY INC.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 136 of the Business Corporations Act (Ontario), as amended, provides as follows:

        (1) Indemnification of directors. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if,

       (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

       (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

        (2) Idem. A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or the body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfills the conditions set out in clauses (1) (a) and (b).

        (3) Idem. Despite anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity,

       (a) was substantially successful on the merits in his or her defence of the action or proceeding; and

       (b) fulfills the conditions set out in clauses (1) (a) and (b).

        (4) Liability insurance. A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person,

       (a) in his or her capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

       (b) in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

        (5) Application to court. A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

        (6) Idem. Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

    Section 5 of By-law No. 1B-92 of Magna provides as follows:

    PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

    5.1 LIMITATION OF LIABILITY. No director, officer or employee shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error in judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or employment or in relation thereto, unless the same are occasioned by his own negligence or willful default; provided that nothing herein shall relieve any director, officer or employee from the duty to act in accordance with the Act or from liability for any breach thereof.

    5.2 INDEMNIFICATION. The Corporation shall indemnify a director, officer, former director, former officer or a person who acts or acted at the Corporation's request as a director or officer or other similar executive for another body corporate or other organization of which the Corporation is or was a shareholder (or other type of equity-holder) or creditor, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, officer or other similar executive of such body corporate or other organization, to the full extent permitted by law. The Corporation is authorized to enter into agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law and may purchase and maintain insurance against the risk of its liability to indemnify pursuant to this provision. Magna carries liability insurance which provides for coverage for officers and directors of Magna and its subsidiaries, subject to a deductible for executive indemnification. The policy does not provide coverage for losses arising from the breach of fiduciary responsibilities under statutory or common law or from violations of, or the enforcement of, pollutant laws and regulations.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Magna pursuant to the foregoing provisions, Magna has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

    The merger agreement provides that Magna will cause the surviving company in the merger to indemnify the directors and officers of Donnelly for a period of six years to the same extent such persons are indemnified under Donnelly's articles of incorporation and by-laws and certain existing indemnity agreements including against claims arising from or related to acts or omissions occurring in connection with the merger agreement, negotiations and approval of the merger agreement, and consummation of the merger.

    For a period of six years after the effective time of the merger, Magna will maintain the current or substantially similar policies of directors' and officers' liability insurance held by Donnelly with respect to claims arising from or related to facts or events which occurred at or before the effective time.

ITEM 21. EXHIBITS


 2.1                     Agreement and Plan of Merger dated as of June 25, 2002,
                         among Magna International Inc., the merger subsidiary and
                         Donnelly (included as Annex A to the prospectus/proxy
                         statement forming a part of this registration statement and incorporated herein by reference).

 5.1                     Opinion of J. Brian Colburn, Executive Vice-President,
                         Special Projects and Secretary of Magna, as to the legality of the securities being registered.*

 8.1 Opinion of Varnum, Riddering, Schmidt & Howlett LLP as to the United States federal income tax consequences of the merger.

 9.1                     Shareholders' Agreement dated as of June 25, 2002, among
                         Magna, the merger subsidiary, the several shareholders of
                         Donnelly that are parties thereto and Donnelly Export
                         Corporation (included as Annex B to the prospectus/proxy
                         statement forming a part of this registration statement and incorporated herein by reference).

 23.1                    Consent of Ernst & Young LLP.

 23.2                    Consent of BDO Seidman, LLP.

 23.3                    Consent of Varnum, Riddering, Schmidt & Howlett LLP
                         (included in Exhibit 8.1 to this Registration Statement).

 23.4                    Consent of J. Brian Colburn, Executive Vice-President,
                         Special Projects and Secretary of Magna (included in
                         Exhibit 5.1 to this registration statement).

 24.1                    Powers of Attorney.*

 99.1 Form of proxy card to be mailed to holders of Donnelly common stock.

 99.2                    Consent of Salomon Smith Barney Inc.*


------------


*  Previously filed.


ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (2) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The information in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Aurora, Province of Ontario, Canada, on August 29, 2002.



    Date: August 29, 2002


                                                       Magna International Inc.

                                                       By:  /s/ J. BRIAN COLBURN
                                                            ----------------------------------------------
                                                            J. Brian Colburn
                                                            Executive Vice-President,
                                                            Special Projects and
                                                            Secretary

                                                       By:  /s/ VINCENT J. GALIFI
                                                            ----------------------------------------------
                                                            Vincent J. Galifi
                                                            Executive Vice-President,
                                                            Finance and Chief
                                                            Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                       TITLE                                  DATE
                     ---------                                       -----                                  ----
                         *
     ----------------------------------------        Chairman of the Board
                  Frank Stronach                                                                                August 29, 2002

                         *
     ----------------------------------------        President and Chief Executive Officer,
                 Belinda Stronach                    Director (Principal Executive Officer)                     August 29, 2002

                         *                           Executive Vice-President, Finance and
     ----------------------------------------        Chief Financial Officer (Principal
                 Vincent J. Galifi                   Financial Officer)                                         August 29, 2002

                         *
     ----------------------------------------        Controller (Principal Accounting
                    Pat McCann                       Officer)                                                   August 29, 2002

     ----------------------------------------        Director
                 William G. Davis                                                                               August 29, 2002

                         *
     ----------------------------------------        Director
                  William H. Fike                                                                               August 29, 2002

                         *
     ----------------------------------------        Director
                   Manfred Gingl                                                                                August 29, 2002

                         *
     ----------------------------------------        Director
                 Edward C. Lumley                                                                               August 29, 2002

                         *
     ----------------------------------------        Director
                  Karlheinz Muhr                                                                                August 29, 2002

                         *
     ----------------------------------------        Director
                   Gerhard Randa                                                                                August 29, 2002

                         *
     ----------------------------------------        Director
                  Donald Resnick                                                                                August 29, 2002

                         *
     ----------------------------------------        Director
               Royden R. Richardson                                                                             August 29, 2002

     ----------------------------------------        Director
                  Franz Vranitzky                                                                               August 29, 2002

                         *
     ----------------------------------------        Director
                  Siegfried Wolf                                                                                August 29, 2002



*By:                 /s/ J. BRIAN COLBURN
              -----------------------------------
                       J. Brian Colburn
                      AS ATTORNEY-IN-FACT

    Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Magna International Inc. in the United States, in the Town of Aurora, Province of Ontario, Country of Canada, on the 29th day of August, 2002.


                                                       MAGNA INTERNATIONAL OF AMERICA, INC.
                                                       (Authorized Representative)

                                                       By:  /s/ J. BRIAN COLBURN
                                                            ----------------------------------------------
                                                            J. Brian Colburn
                                                            Executive Vice-President,
                                                            Special Projects and Secretary

                                                       By:  /s/ VINCENT J. GALIFI
                                                            ----------------------------------------------
                                                            Vincent J. Galifi
                                                            Executive Vice-President,
                                                            Finance and Chief
                                                            Financial Officer

                                 EXHIBITS INDEX


EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
 2.1                     Agreement and Plan of Merger dated as of June 25, 2002,
                         among Magna International Inc., the merger subsidiary and
                         Donnelly (included as Annex A to the prospectus/proxy
                         statement forming a part of this registration statement and incorporated herein by reference).

 5.1                     Opinion of J. Brian Colburn, Executive Vice-President,
                         Special Projects and Secretary of Magna, as to the legality of the securities being registered.*

 8.1 Opinion of Varnum, Riddering, Schmidt & Howlett LLP as to the United States federal income tax consequences of the merger.

 9.1                     Shareholders' Agreement dated as of June 25, 2002, among
                         Magna, the merger subsidiary, the several shareholders of
                         Donnelly that are parties thereto and Donnelly Export
                         Corporation (included as Annex B to the prospectus/proxy
                         statement forming a part of this registration statement and incorporated herein by reference).

 23.1                    Consent of Ernst & Young LLP.

 23.2                    Consent of BDO Seidman, LLP.

 23.3                    Consent of Varnum, Riddering, Schmidt & Howlett LLP
                         (included in Exhibit 8.1 to this Registration Statement).

 23.4                    Consent of J. Brian Colburn, Executive Vice-President,
                         Special Projects and Secretary of Magna (included in
                         Exhibit 5.1 to this Registration Statement).

 24.1                    Powers of Attorney.*

 99.1 Form of proxy card to be mailed to holders of Donnelly common stock.

 99.2                    Consent of Salomon Smith Barney Inc.*


------------


*  Previously filed.